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                                                                    EXHIBIT 10.4



                              AMENDED AND RESTATED

                       LOAN, SECURITY AND AGENCY AGREEMENT

                                   (TRANCHE A)

                                      among

                            SILVERLEAF RESORTS, INC.

                                  (as Borrower)

               THE PARTIES WHICH HEREAFTER EXECUTE THIS AGREEMENT

                                  (as Lenders)

                                       and

                          TEXTRON FINANCIAL CORPORATION

                  (as Lender and Facility and Collateral Agent)



                              As of April 30, 2002





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                              AMENDED AND RESTATED
                       LOAN, SECURITY AND AGENCY AGREEMENT
                                   (TRANCHE A)

THIS AMENDED AND RESTATED LOAN, SECURITY AND AGENCY AGREEMENT (TRANCHE A), dated as of April 30, 2002, entered into by and among SILVERLEAF RESORTS, INC. (as "Borrower"), the parties, including TEXTRON FINANCIAL CORPORATION ("TFC"), a Delaware corporation, which execute and deliver this Agreement, in their respective capacities as lenders hereunder (collectively, the "Lenders" and each individually, a "Lender") and TEXTRON FINANCIAL CORPORATION as facility agent and collateral agent ("Agent").

                                   WITNESSETH:

         WHEREAS, Borrower was formerly known as ASCENSION CAPITAL CORPORATION (the "GUARANTOR"), the successor to ASCENSION RESORTS, LTD., a Texas limited partnership (the "ORIGINAL BORROWER"), by merger of EQUAL INVESTMENT COMPANY, a Texas corporation, ASCENSION RESORTS, LTD. and ASCENSION CAPITAL CORPORATION;

         WHEREAS, TFC, Original Borrower and Guarantor were parties to that certain Loan and Security Agreement dated as of August 15, 1995 (the "ORIGINAL AGREEMENT"), pursuant to which the Original Borrower executed its Secured Promissory Note in favor of Lender in the amount of $5,000,000.00, as amended to date (the "ORIGINAL NOTE");

         WHEREAS, on December 28, 1995 Ascension Resorts, Ltd. was merged into the Guarantor and Guarantor was thereafter renamed Silverleaf Vacation Club, Inc.;

         WHEREAS, on December 28, 1995, TFC, Borrower and Guarantor amended the Original Agreement pursuant to a First Amendment to Loan and Security Agreement dated as of December 28, 1995 (the "FIRST AMENDMENT") to, among other things, evidence TFC's approval of the merger of Ascension Resorts, Ltd. into Ascension Capital Corporation and to reflect the above-mentioned merger and name change;

         WHEREAS, on October 31, 1996, TFC and Borrower further amended the Original Agreement pursuant to a Second Amendment to Loan and Security Agreement dated as of October 31, 1996 (the "SECOND AMENDMENT") to, among other things, increase the amount of the Loan, decrease the interest rate, and extend the maturity date of the Loan;

         WHEREAS, pursuant to a commitment letter dated January 26, 1999, TFC and Borrower agreed to further modify the terms of the Original Agreement to, among other things, increase the amount of the Loan, decrease the interest rate, extend the maturity date of the Loan and to reflect the change in Borrower's name to Silverleaf Resorts, Inc.;



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         WHEREAS, TFC and Borrower further amended the Original Agreement pursuant to a Third Amendment to Loan and Security Agreement dated as of March 31, 1999 (the "THIRD AMENDMENT") to amend the Agreement as provided in the January 26, 1999 commitment letter;

         WHEREAS, TFC and Borrower further amended the Original Agreement pursuant to a Fourth Amendment to Loan and Security Agreement dated as of December 16, 1999 (the "FOURTH AMENDMENT") to, among other things, modify the definitions of Borrowing Base and Eligible Notes Receivable;

         WHEREAS, TFC and Borrower, as a result of certain Events of Default under the Original Agreement, entered into that certain Forbearance Agreement dated as of April 6, 2001 (the "FORBEARANCE AGREEMENT");

         WHEREAS, TFC and Borrower further amended the Original Agreement pursuant to a Fifth Amendment to Loan and Security Agreement dated as of April 17, 2001 (the "FIFTH AMENDMENT") to, among other things, extend the Revolving Credit Period and to incorporate the terms of the Forbearance Agreement;

         WHEREAS, TFC and Borrower have agreed to enter into this Agreement, as such term is hereafter defined, to restructure and modify the Loan, including separating the Loan into two separate components - the Revolving Loan Component in the amount of up to $56,894,400.00 and the Term Loan Component in the amount of up to $15,105,600.00;

         WHEREAS, pursuant to this Agreement, the Commitment, as such term is hereinafter defined, shall be reduced to $63,920,000.00 less the outstanding principal balance of the Term Loan Component from time to time and the aggregate Commitment hereunder, under the Additional Credit Facility and the Tranche C Facility, as such terms are hereinafter defined, shall be reduced to $136,000,000.00 less the outstanding principal balance of the Term Loan Component and the aggregate term loan component of the Additional Credit Facility and the Tranche C Facility from time to time;

         WHEREAS, pursuant to this Agreement, the Original Note will be replaced by: (i) an Amended and Restated Secured Promissory Note or Notes in the aggregate original principal amount of $56,894,400.00 in favor of Agent, as agent for each of the Lenders (singly and collectively the "REVOLVING LOAN COMPONENT NOTE") and (ii) a Secured Promissory Note or Notes in the aggregate original principal amount of $15,105,600.00 in favor of Agent, as agent for each of the Lenders (singly and collectively the "TERM LOAN COMPONENT NOTE", and together with the Revolving Loan Component Note, sometimes referred to herein singly and collectively as the "NOTE");

         WHEREAS, in connection with the Loans to be made by Lenders pursuant to this Agreement, Textron Financial Corporation has agreed to act as facility agent and collateral agent




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for the other Lenders and to perform such duties with respect to the Loans as are expressly set forth herein;

         WHEREAS, the Lenders and Borrower have agreed to enter into this Agreement to amend and restate the Original Agreement; and

         WHEREAS, Borrower acknowledges, agrees and confirms that if Borrower fails to satisfy any of the conditions set forth in Section 4 hereof, as determined by TFC, in its sole and absolute discretion, on or before May 31, 2002, then this Agreement, and the obligations of TFC and each Lender hereunder, shall be null and void in all respects AB INITIO. In such event, the terms and conditions of the Original Loan Agreement, as modified by the Forbearance Agreement, shall continue to control with respect to the Loan; Borrower further acknowledges, confirms and agrees that until such time as Borrower has satisfied all of the conditions set forth in Section 4 hereof, as determined by TFC, in its sole and absolute discretion, the Loan shall continue to be governed by the terms and provisions set forth in the Original Loan Agreement, as modified by the Forbearance Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

                        SECTION 1 -- DEFINITION OF TERMS

         1.1 Capitalized terms used in this Agreement are defined in this
Section 1.1. The definitions include the singular and plural forms of the terms defined.

         (a) ADDITIONAL CREDIT FACILITY. The term "Additional Credit Facility" shall mean that certain $71,000,000.00 credit facility (also known as the "TRANCHE B CREDIT FACILITY") provided by TFC and certain other Persons to Borrower pursuant to that certain Amended and Restated Loan, Security and Agency Agreement (Tranche B) dated of even date herewith by and among Borrower, TFC and each Person which executes such agreement as a lender, as it may be amended from time to time (the "ADDITIONAL CREDIT FACILITY LOAN AGREEMENT").

         (b) ADDITIONAL ELIGIBLE RESORTS or ADDITIONAL ELIGIBLE RESORT. The terms "Additional Eligible Resorts" and "Additional Eligible Resort" shall have the meanings ascribed to such terms in Section 3.7 hereof.



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         (c) ADDITIONAL RESORT COLLATERAL. The term "Additional Resort
Collateral" shall mean singly and collectively, the development rights, real property, fixtures and other personal property, including all management agreements for the Resorts, now owned or hereafter acquired by Borrower and described on Schedule 1.1(c) attached hereto. "Additional Resort Collateral" shall not include the promissory notes and other property of Silverleaf Finance I, Inc., that constitute "Pledged Assets" under the DZ Documents.

         (d) ADDITIONAL RESORT COLLATERAL MORTGAGES. A properly recorded, first priority mortgage, deed of trust, deed to secure debt or other security instrument, as applicable, executed and delivered by Borrower to Agent, as agent on behalf of each Lender, encumbering all of the right, title and interest of Borrower in that portion of the Additional Resort Collateral constituting real property.

         (e) ADDITIONAL RESORT COLLATERAL ASSIGNMENTS. The term "Additional Resort Collateral Assignments" shall mean singly and collectively: (i) a first priority security agreement executed and delivered by Borrower to Agent, on behalf of each Lender, granting to Agent, on behalf of each Lender, a first priority security interest in that portion of the Additional Resort Collateral constituting personal property, and (ii) a first priority security agreement executed and delivered by Borrower to Agent, on behalf of each Lender, granting to Agent, on behalf of each Lender, a first priority security interest in that portion of the Additional Resort Collateral constituting development rights.

         (f) ADVANCE. A portion of the proceeds of the Loans advanced from time to time by Lenders to Borrower in accordance with the terms of this Agreement.

         (g) AFFILIATE. Any party controlled by, controlling, or under common control with, Borrower.

         (h) AGREEMENT. This Amended and Restated Loan, Security and Agency Agreement by and among Borrower, Agent and each Lender which executes this Agreement (including the Exhibits and Schedules to it), as it may be amended from time to time.

         (i) ASSIGNMENT OF MANAGEMENT AGREEMENTS. The term "Assignment of Management Agreements" shall mean the assignment, in the form attached hereto as Exhibit A, by Borrower to Agent, of all of Borrower's rights under each management agreement for the Resorts.

         (j) ASSIGNMENT OF NOTES RECEIVABLE AND MORTGAGES. The term "Assignment of Notes Receivable and Mortgages" shall mean a recordable Collateral Assignment of Notes Receivable and Mortgages, in the form attached hereto as Exhibit A, made by Borrower in favor of Agent, as collateral agent for each Lender, evidencing the assignment to Agent, as collateral agent for each Lender, of all of the Pledged Notes Receivable and Mortgages. Each such assignment shall, from and after the date hereof, indicate by notation on the first page thereof that it is either a "Tranche A-

Revolving Loan Component" assignment or a "Tranche A-Term Loan Component" assignment.

         (k) BOND HOLDER EXCHANGE TRANSACTION. The term "Bond Holder Exchange Transaction" shall mean that certain senior subordinate note holder exchange transaction on the terms and conditions outlined in that certain term sheet dated October 19, 2001 (the "BOND HOLDER EXCHANGE TRANSACTION LETTER"), a copy of which is attached hereto as Exhibit E, and which is to be consummated pursuant to the documents listed on Schedule 1.1(k) hereto (the "BOND HOLDER EXCHANGE DOCUMENTS").

         (l) BORROWING BASE. With respect to each Eligible Note Receivable pledged to Agent hereunder in connection with each Advance under the Revolving Loan Component from and after the date hereof, an amount equal to seventy-five percent (75%) of the remaining principal balance of each such Eligible Note Receivable. Notwithstanding anything herein to the contrary, the total aggregate outstanding principal balance of the Revolving Loan Component and the Term Loan Component divided by the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Agent shall not exceed the Maximum Effective Advance Rate, as such term is defined herein.

         (m) BUSINESS PLAN. The term "Business Plan" shall mean the five (5) year "Stand Alone" business plan prepared by Borrower and attached hereto as Exhibit F. The Business Plan includes the "Impact on Lenders Worksheet" setting forth the amounts to be advanced by each of the Lenders, Heller and Sovereign pursuant to their respective credit facilities (the "SENIOR LENDER ADVANCE SCHEDULE").

         (n) CASH AND CASH EQUIVALENTS. Unrestricted (i) cash; (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Rating Group or P-1 (or better) by Moody's Investor Service, Inc. provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

         (o) CODE. The Uniform Commercial Code in force in the State of Rhode Island as amended from time to time.

         (p) COLLATERAL. Collectively, all now owned or hereafter acquired right, title and interest of Borrower, in all of the following:

                  (i) Pledged Notes Receivable (including all Notes Receivable comprising the Ineligible Note Portfolio) and all proceeds of or from them;



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                  (ii) Mortgages and all proceeds of or from them (including the
         Mortgages securing the Notes Receivable comprising the Ineligible Note Portfolio);

                  (iii) Documents, instruments, accounts, chattel paper, and general intangibles relating to the Pledged Notes Receivable (including any relating to the Ineligible Note Portfolio) and the related Mortgages;

                  (iv) the Land;

                  (v) the Additional Resort Collateral;

                  (vi) the Silverleaf Finance I, Inc. Stock;

                  (vii) Intentionally Omitted;

                  (viii) the Standby Servicing Agreement;

                  (ix) the Standby Management Agreement;

                  (x) All collateral under the Additional Credit Facility, the Heller Facility, the Sovereign Facility, the Tranche C Facility and the Inventory Loan, as each such term is herein defined;

                  (xi) Intentionally Omitted;

                  (xii) All books, records, reports, computer tapes, disks and software relating to the Collateral; and

                  (xiii) Extensions, additions, improvements, betterments, renewals, substitutions and replacements of, for or to any of the Collateral, wherever located, together with the products, proceeds, issues, rents and profits thereof, and any replacements, additions or accessions thereto or substitutions thereof.

         (q) COMMITMENT. The term "Commitment" shall refer singly to the obligation of each Lender to make a Loan or Loans under the Revolving Loan Component to Borrower in an aggregate amount not to exceed the Pro Rata Percentage for each Lender of each Advance and collectively to all Loans to be made by all Lenders under the Revolving Loan Component as provided herein. The maximum aggregate Commitment of the Lenders hereunder shall not exceed (i) $63,920,000.00 minus (ii) the outstanding principal balance of the Term Loan Component from time to time. The Commitment and the Maximum Available Amount shall be subject to reduction as provided in Section 2.1(a). The maximum aggregate Commitment under this Agreement, the Additional Credit Facility and the Tranche C Facility shall be $136,000,000.00 less the outstanding principal balance of the Term Loan Component and the aggregate term loan component of the Additional Credit

Facility and the Tranche C Facility from time to time, which maximum aggregate Commitment shall be reduced as provided in Section 2.1(a).

         (r) COMMON ELEMENTS. All common elements, including but not limited to any limited common elements, as each such common element is defined or provided for in the Declaration or other Timeshare Documents.

         (s) DEBTOR RELIEF LAWS. Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law, proceeding or device providing for the relief of debtors from time to time in effect and generally affecting the rights of creditors.

         (t) DECLARATION OR DECLARATIONS. With respect to each Resort, the applicable Declaration or Declarations described on Schedule 1.1(t) attached hereto.

         (u) DEFAULT. An event or condition the occurrence of which immediately is or, with a lapse of time or the giving or notice or both, becomes an Event of Default.

         (v) DEFAULT RATE. The term "Default Rate" shall have the meaning given to such term in the Note.

         (w) DZ FACILITY. The term "DZ Facility" shall mean that certain note purchase facility to be provided by DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as agent for Autobahn Funding Company, LLC ("DZ") to Borrower, on the terms outlined in the DZ Letter Agreement, dated December 12, 2001, as supplemented by that certain letter agreement by and between Borrower and DZ dated February 7, 2002, and attached hereto as Exhibit G (collectively, the "DZ LETTER AGREEMENT") and evidenced by the documents listed on Schedule 1.1(w) hereto (the "DZ DOCUMENTS").

         (x) DIVISION OR COMMISSION. The governmental authority of each state in which a Resort is located, having jurisdiction over the establishment and operation of the Resort in question and the sale of Intervals at such Resort.

         (y) EBITDA. The term EBITDA means, with respect to any Person for any period: (a) the sum of (i) net income (but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business), (ii) interest expense, (iii) depreciation and amortization and other non-cash items properly deducted in determining net income, and (iv) federal, state and local income taxes, in each case for such Person for such period, computed and calculated in accordance with GAAP minus
(b) non-cash items properly added in determining net income, in each case for the corresponding period.

         (z) EFFECTIVE ADVANCE RATE. The term "Effective Advance Rate" shall mean the




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aggregate outstanding principal balance of the Revolving Loan Component and the
Term Loan Component divided by the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Agent hereunder. The Effective Advance Rate shall at no time exceed 95% (the "Maximum Effective Advance Rate"). In addition, the Effective Advance Rate determined with respect to the aggregate of the Loan, the Additional Credit Facility and the Tranche C Facility (collectively "TFC's Facilities") shall at no time exceed 95% of the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to TFC, as agent or lender as applicable, under TFC's Facilities.

         (aa) EFFECTIVE DATE. The term "Effective Date" shall have the meaning given in Section 14.1 hereof.

         (bb) ELIGIBLE NOTES RECEIVABLE. Those Pledged Notes Receivable which satisfy each of the following criteria:

                  (i) Borrower shall be the sole payee;

                  (ii) it arises from a bona fide sale by Borrower of one or more Intervals;

                  (iii) the Interval sale from which it arises shall not have been cancelled by Purchaser, and any statutory or other applicable cancellation or rescission period shall have expired and the Interval sale is otherwise in compliance with this Agreement;

                  (iv) it is secured by a Mortgage on the purchased Interval;

                  (v) principal and interest payments on it are payable to Borrower in legal tender of the United States;

                  (vi) payments of principal and interest on it are payable in equal monthly installments;

                  (vii) it shall have an original term of no more than one hundred twenty (120) months;

                  (viii) a cash down payment has been received from Purchaser or the maker in an amount equal to at least ten percent (10%) of the actual purchase price of each Interval, and Purchaser shall have received no cash or other rebates of any kind;

                  (ix) the average number of monthly payments made by all Purchasers pursuant to all Eligible Notes Receivable pledged hereunder shall at all times be at least seven (7) monthly payments;

                  (x) no monthly installment is more than thirty (30) days contractually past due at the time of an Advance in respect of such Eligible Note Receivable, or more than sixty (60) days contractually past due at any time;

                  (xi) the rate of interest payable on the unpaid balance is at least the rate required so that when the Advance is made in respect of such Eligible Note Receivable the average interest rate on all Eligible Notes Receivable in respect of which Advances are outstanding shall not be less than twelve and one-half percent (12.5%) per annum at any time;

                  (xii) Purchaser of the related Interval has immediate access, for the timeshare "unit week" related to such purchase, to the Interval described in the Mortgage securing such Eligible Note Receivable, which Interval has been completed, developed, and furnished in accordance with the specifications provided in the Purchaser's purchase contract, public offering statement and other Timeshare Documents; and Purchaser has, subject to the terms of the Declaration, purchase contract, public offering statement and other Timeshare Documents, complete and unrestricted access to the related Interval and the Resort;

                  (xiii) neither Purchaser of the related Interval or any other maker of the Note is an Affiliate of, or related to, or employed by Borrower;

                  (xiv) Purchaser or other maker has no claim against Borrower and no defense, set-off or counterclaim with respect to the Note Receivable;

                  (xv) the maximum remaining principal balance of any such Note Receivable shall not exceed $25,000 and the total maximum remaining principal balance of the Notes Receivable executed by any one Purchaser or other maker shall not exceed $25,000 in the aggregate (or such greater amount as may be approved in writing in advance by Agent);

                  (xvi) it is executed by a U.S. or Canadian resident; provided, however, that no more than ten percent (10%) of the outstanding principal balance of all Eligible Notes Receivable shall at any time be comprised of Notes Receivable executed by Canadian residents, and, to the extent such outstanding principal balance of such Notes exceeds ten percent (10%), they shall not be considered Eligible Notes Receivable;

                  (xvii) the original of such Note Receivable has been endorsed to Agent and delivered to Agent as provided in this Agreement, and the terms thereof and all instruments related thereto shall comply in all respects with all applicable federal and state laws and the regulations promulgated thereunder; and

                  (xviii) the Unit in which the timeshare Interval being financed or evidenced by such Note Receivable is located, shall not be subject to any Lien which is not previously consented to in writing by Agent.

                  (xix) If the loan is a newly originated Eligible Note Receivable which is replacing an existing Eligible Note Receivable pledged as Collateral under the Agreement and the proceeds have been used to finance the purchase of an Interval which is being upgraded by the Purchaser to a more expensive
                  Interval:

                                    (1) the principal balance of the existing
                  Eligible Note Receivable which is being upgraded may still be included for purposes of calculating the Borrowing Base for a period of time expiring on the earlier to occur of (i) the 31st day after the consumer documents effecting the upgrade have been executed or (ii) the date on which any payment on such Eligible Note Receivable becomes thirty (30) or more days past due;

                                    (2) on or before the second business day
                  after the expiration of the statutory rescission period in connection with any consumer documents executed effecting any upgrade involving an Eligible Note Receivable and in any event within ten (10) days of such upgrade, the Borrower shall deliver to the Agent or its designee the original of the new promissory note, comparable instrument or installment sale contract executed in connection with such upgrade duly endorsed in blank by the Borrower and the Borrower will cause all payments made with respect to such new promissory note, comparable instrument or installment sale contract to be forwarded to the lockbox; and

                                    (3) any new upgraded Note Receivable
                  involving a prior Eligible Note Receivable shall only be included as part of the Borrowing Base if the prior Eligible Note Receivable has been removed from the Borrowing Base and the new upgraded Note Receivable satisfies all conditions for an Eligible Note Receivable.

         Notwithstanding anything herein to the contrary, Lenders shall be under no obligation to make Advances in respect of:

                  (i) Crown Resorts Notes Receivable (i.e. Notes Receivable relating to intervals at the Crown Resorts listed on Schedule 4.5(c)(iii)) if Advances have already been made under this Loan, the Additional Credit Facility and/or the Tranche C Facility, in total, in respect of 681 Crown Resorts Notes Receivable, exclusive of [x] Notes Receivable relating to intervals at the Quail Hollow Resort and [z] any other Crown Resort Notes Receivable for which Borrower shall have delivered to Agent an acceptable Mortgagee Title Insurance Policy insuring the Mortgage securing such Crown Resort Note Receivable; and

                  (ii) Notes Receivable from Oak N' Spruce Resort if any such Advance, together with any prior Advances made in respect of Notes Receivable from Oak N' Spruce Resort under this Loan Agreement, the Additional Credit Facility, the Tranche C Facility and/or the Inventory Loan would exceed, in the aggregate, $32,000,000.00.

         (cc) ENCUMBERED INTERVALS. The Intervals subject to the Mortgages.

         (dd) ENVIRONMENTAL LAWS. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic Substances Control Act, the federal Hazardous Materials Transportation Act, the federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, all state and local environmental laws, rules and regulations of each state in which a Resort or any of the Land is located, as all of the foregoing legislation may be amended from time to time, and any regulations promulgated pursuant to the foregoing; together with any similar local, state or federal laws, rules, ordinances or regulations either in existence as of the date hereof, or enacted or promulgated after the date of this Agreement, that concern the management, control, storage, discharge, treatment, containment, removal and/or transport of Hazardous Materials or other substances that are or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances which are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict liability or other tortious conduct, or any other federal, state or local statute, regulation, rule, policy, or determination pertaining to health, hygiene, the environment or environmental conditions.

         (ee) ENVIRONMENTAL INDEMNIFICATION AGREEMENT. The term "Environmental Indemnification Agreement" shall mean the Environmental Indemnification Agreement, in the form attached as Exhibit A, to be made by Borrower to Lenders pursuant to this Agreement, as the same may be amended from time to time.

         (ff) EURODOLLAR BUSINESS DAY. Eurodollar Business Day shall mean any day on which commercial banks are open for international business (including dealings in dollar deposits) in London, England.

         (gg) EXCHANGE COMPANY. Resort Condominiums International, Inc. ("RCI").

         (hh) EVENT OF DEFAULT. Defined in Section 8.1 of this Agreement.

         (ii) FACILITY FEE. The term "Facility Fee" shall mean the facility fee set forth in the Fee

Letter, which shall be payable in accordance with Section 2.7.

         (jj) FEE LETTER. The term "Fee Letter" shall mean that certain fee letter dated March 28, 2001, describing the Facility Fee.

         (kk) FINAL MATURITY DATE. The term "Final Maturity Date" shall mean, with respect to the Revolving Loan Component Note the earlier of (a) March 31, 2007 or (b) the weighted average maturity date of the Pledged Notes Receivable pledged as Collateral as of the end of the Revolving Loan Term, as determined by the Agent in its reasonable discretion, and with respect to the Term Loan Component Note, March 31, 2007.

         (ll) FINANCIAL STATEMENTS. The tax returns and balance sheets and statements of income and expense of Borrower, and the related notes and schedules delivered by Borrower to Lenders prior to the date of this Agreement (the "CLOSING DATE") and provided for in Section 4.5(c) of this Agreement; and the monthly, quarterly and annual financial statements and reports required to be provided to Lenders pursuant to Section 7.1(h) (i), (ii) and (iii).

         (mm) FORBEARANCE AGREEMENT. The term "Forbearance Agreement" shall mean that certain Forbearance Agreement dated April 6, 2001, by and among Borrower and Agent, as amended from time to time.

         (nn) FORBEARANCE TERMINATION EVENT. The term "Forbearance Termination Event" shall have the same meaning as the term "Termination Event" described in the Forbearance Agreement.

         (oo) GAAP. Generally accepted accounting principles, applied on a consistent basis, as described in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question.

         (pp) HAZARDOUS MATERIALS. "Hazardous substances," "hazardous waste" or "hazardous constituents," "toxic substances", or "solid waste", as defined in the Environmental Laws, and any other contaminant or any material, waste or substance which is petroleum or petroleum based, asbestos, polychlorinated biphenyls, flammable explosives, or radioactive materials.

         (qq) HELLER FACILITY. The term "Heller Facility" shall mean, singly and collectively, those certain credit facilities provided by Heller Financial Corporation ("HELLER") to Borrower pursuant to the documents listed on Schedule
1.1 (qq) hereto (the "HELLER DOCUMENTS").

         (rr) INELIGIBLE NOTE PORTFOLIO. The term "Ineligible Note Portfolio" shall mean certain of Borrower's Notes Receivable and Mortgages which are not currently pledged to any other Person, which are listed in Exhibit K attached hereto and which shall be held by Borrower, as agent for and on behalf of each Lender, unless and until an Event of Default shall occur, in which case the Ineligible Note Portfolio shall be delivered to Agent in accordance with Section 3.2 hereof.

         (ss) INTEREST RATE. The Interest Rate on the Revolving Loan Component Note shall be a variable rate, adjusted as of each LIBOR Determination Date, equal to the sum of LIBOR, determined as of each LIBOR Determination Date, plus three percent (3%) per annum, provided, however, that at no time shall the Interest Rate on the Revolving Loan Component Note be less than six percent (6%) per annum. The Interest Rate with respect to the Term Loan Component Note shall be a fixed rate of interest equal to eight percent (8%) per annum.

         (tt) INTERVAL. With respect to each Resort the undivided fractional fee interval ownership interest as a tenant-in-common (sometime referred to in the Timeshare Documents as a condoshare interest or condoshare week) in a Unit sold to a Purchaser by delivery of a deed for a time-share period per calendar year (or, in the case of a biennial use period, per alternate calendar year) of one week (as defined in the Declaration), together with all appurtenant rights and interests, including, without limitation, appurtenant rights in and to Common Elements, and easement, license, access and use rights in and to all Resort facilities and amenities (as described in the Declaration), all as more particularly described in the Declaration or other Timeshare Documents. Notwithstanding the foregoing, the term "Interval" shall also include, with respect to the Oak N' Spruce Resort only, the beneficial interest in the entity which owns each of the Units at the Oak N' Spruce Resort, as evidenced by the delivery to the Purchaser of any such beneficial interest of a certificate of beneficial interest for a timeshare period per calendar year (or, in the case of biennial use period, per alternate calendar year) of one week (as defined in the Oak N' Spruce Resort Declaration), together with all pertinent rights and interests, including, without limitation, a pertinent right in and to Common Elements, and easements, license, access and use rights in and to all Oak N' Spruce Resort facilities and amenities, all as more particularly described in the Declaration or other Timeshare Documents for the Oak N' Spruce Resort.

         (uu) INVENTORY LOAN. The term "Inventory Loan" shall mean that certain $10,000,000 time share interval inventory loan provided by TFC to Borrower pursuant to that certain Loan and Security Agreement dated December 16, 1999 by and between TFC and Borrower, as amended by the First Amendment to Loan and Security Agreement dated April 17, 2001 and as further amended by the Second Amendment to Loan and Security Agreement dated of even date herewith (the "INVENTORY LOAN AGREEMENT").

         (vv) LAND. The term "Land" shall mean the real property described in
Schedule 1.1(vv) hereof.

         (ww) LAND MORTGAGE OR LAND MORTGAGES. The term "Land Mortgage" or "Land Mortgages" shall mean singly and collectively, a properly recorded, first priority mortgage, deed of trust, deed to secure debt, assignment of beneficial interest or other security instrument encumbering all of the right, title and interest of Borrower in the Land and securing the Loan, as modified and amended by mortgage modifications, in the form attached hereto as Exhibit A.

         (xx) LIEN. Any interest in property securing an obligation owed to, or claim by, a Person other than the owner of such property, whether such interest arises in equity or is based on the common law, statute, or contract.

         (yy) LIBOR shall mean, with respect to any LIBOR Rate Period, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) reported at 11:00 a.m. London time on the first day of each LIBOR Rate Period (or if such date is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day) (such date, the "LIBOR DETERMINATION DATE"), on Dow Jones Telerate Service Page 3750 (British Bankers Association Settlement Rate) as the non-reserve adjusted London Interbank Offered Rate for U.S. dollar deposits having a ninety (90) day term (or on such other page as may replace said Page 3750 on that service or such other service or services as may be nominated by the British Bankers Association for the purpose of displaying such rate, all as determined by Agent in its sole but good faith discretion). In the event that (i) more than one such LIBOR is provided, the average of such rates shall apply, or (ii) no such LIBOR is published, then LIBOR shall be determined from such comparable financial reporting company as Agent in its sole but good faith discretion shall determine. LIBOR for any LIBOR Rate Period shall be adjusted from time to time by increasing the rate thereof to compensate Agent and any Lender for any aggregate reserve requirements (including, without limitation, all basic, supplemental, marginal and other reserve requirements and taking into account any transitional adjustments or other scheduled changes in reserve requirements during any LIBOR Rate Period) which are required to be maintained by Agent or any Lender with respect to "Eurocurrency Liabilities" (as presently defined in Regulation D of the Board of Governors of the Federal Reserve System) of the same term under Regulation D, or any other regulations of a Governmental Authority having jurisdiction over Agent or any Lender of similar effect.

         (zz) LIBOR RATE PERIOD shall mean each successive ninety (90) day period during the Term. The initial LIBOR Rate Period shall commence on the date of the first Advance hereunder (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day) and shall terminate on a date which is ninety days thereafter (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day). Each LIBOR Rate Period after the initial LIBOR Rate Period shall commence on the first Eurodollar Business Day immediately following the expiration of the immediately preceding LIBOR Rate Period and shall terminate ninety days thereafter (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business
Day).

         (aaa) LOAN OR LOANS. The terms "Loan" and "Loans" mean, as the context requires, singly each loan and collectively all loans made by TFC to Borrower prior to the date hereof pursuant to the Original Loan Agreement. The term "Loan" shall also mean, as the context requires, collectively all Loans made by all Lenders to Borrower hereunder. From and after the Effective

Date, the Loan shall consist of the Revolving Loan Component in the maximum amount of $56,894,400.00 and the Term Loan Component in the maximum amount of $15,105,600.00, which amounts shall be repaid as provided in Section 2.4 hereof. Notwithstanding the foregoing, in the event that TFC shall elect to fund any portion of the Loan without additional Lenders, the terms "Loan" and "Loans" mean singly each loan and collectively all loans previously made pursuant to the Original Loan Agreement and to be made by TFC to Borrower pursuant to this Agreement, subject to the limitations set forth in Section 2.9 hereof.

         (bbb) LOAN DOCUMENTS. Collectively, this Agreement and the following documents and instruments listed below as such agreements, documents, instruments or certificates may be amended, renewed, extended, restated or supplemented from time to time.

                  (i) THIS AGREEMENT;

                  (ii) THE ORIGINAL LOAN AGREEMENT;

                  (iii) THE REVOLVING LOAN COMPONENT NOTE;

                  (iv) THE TERM LOAN COMPONENT NOTE;

                  (v) THE ENVIRONMENTAL INDEMNIFICATION AGREEMENT;

                  (vi) THE ASSIGNMENT OF NOTES RECEIVABLE AND MORTGAGES;

                  (vii) BORROWER'S CERTIFICATE AND REQUEST FOR ADVANCE;

                  (viii) THE LOCKBOX AGREEMENT;

                  (ix) THE LAND MORTGAGE;

                  (x) THE ADDITIONAL RESORT COLLATERAL MORTGAGES;

                  (xi) THE ADDITIONAL RESORT COLLATERAL ASSIGNMENT;

                  (xii) THE STOCK PLEDGE AGREEMENT;

                  (xiii) ASSIGNMENT OF MANAGEMENT AGREEMENTS;

                  (xiv) THE STANDBY MANAGEMENT AGREEMENT ASSIGNMENT;

                  (xv) THE STANDBY SERVICING AGREEMENT ASSIGNMENT;

                  (xvi) THE ASSIGNMENT OF MORTGAGES;

                  (xvii) FINANCING STATEMENTS; UCC financing statements covering the Collateral, to be filed with the Texas Secretary of State and the Secretary of State and/or such other office where UCC financing statements are required to be filed pursuant to the Code; and

                  (xviii) OTHER ITEMS; Such other agreements, documents, instruments, certificates and materials as Agent may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Agent, as agent for Lenders, contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, as such agreements, documents, instruments or certificates may be hereafter amended, renewed, extended, restated or supplemented from time to time.

         (ccc) LOAN YEAR. The period from the date that TFC determines in its sole discretion that all conditions set forth in Section 4 hereof have been satisfied, which date shall not be later than May 31, 2002, through March 31, 2003 and each twelve (12) calendar month period thereafter.

         (ddd) LOCKBOX AGENT. The JP Morgan Chase Bank, a New York banking association having a place of business at 2200 Ross Avenue, Dallas, Texas 75201, or such other financial institution as may be approved by Agent in writing from time to time.

         (eee) LOCKBOX AGREEMENT. The Amended and Restated Lockbox and Servicing Agreement, dated as of July 18, 2001, by and among Borrower, Lenders, Agent, Servicing Agent and Lockbox Agent, pursuant to which the Lockbox Agent is to provide lockbox, reporting and related services and is to provide for the receipt of payments on the Notes Receivable and the disbursement of such payments to Agent.

         (fff) MARKETING AND SALES EXPENSES. Shall mean all promotion, lead generation, sales commissions and all other marketing expenses incurred or paid by Borrower pursuant to any marketing agreements or otherwise.

         (ggg) MANDATORY PREPAYMENT. Any prepayment required by Sections 2.4(a), 2.4(c), 2.4(d), 2.4(e) and 2.5(b) of this Agreement.

         (hhh) MORTGAGE. A properly recorded, first priority mortgage, deed of trust, deed to secure debt, assignment of beneficial interest or other security instrument, as applicable, executed and delivered by each Purchaser to Borrower, securing a Pledged Note Receivable and encumbering all of the right, title and interest of such Purchaser in the related Encumbered Interval and Common Elements, and related or appurtenant easement, access and use rights and benefits.

         (iii) NET SECURITIZATION CASH FLOW. All right, title and interest of Silverleaf Finance I,

Inc., a wholly owned subsidiary of Borrower, in any excess cash flow derived from the Notes Receivable sold by Silverleaf Finance I, Inc. to DZ pursuant to the DZ Documents.

         (jjj) NOTE. Singly and collectively, the Revolving Loan Component Note and the Term Loan Component Note.

         (kkk) NOTE RECEIVABLE. A promissory note executed in favor of Borrower in connection with a Purchaser's acquisition of an Interval.

         (lll) OBLIGATIONS. All amounts due or becoming due to each Lender in respect of the Loan or Loans under any of the Loan Documents, the Tranche C Facility, the Additional Credit Facility and the Inventory Loan, including principal, interest, prepayment premiums, contributions, taxes, insurance, loan charges, custodial fees, attorneys' and paralegals' fees and expenses and other fees or expenses incurred by a Lender or advanced to or on behalf of Borrower by a Lender pursuant to any of the Loan Documents, and the prompt and complete payment and performance by Borrower of all obligations, indebtedness and liabilities pursuant to this Agreement or any of the Loan Documents or otherwise.

         (mmm) OPERATING CONTRACT OR OPERATING CONTRACTS. As defined in Section 6.20.

         (nnn) OPERATING EXPENSES. Shall mean the total of all expenditures, computed in accordance with Generally Accepted Accounting Principles, of whatever kind relating to the ownership, operation, maintenance and management of the Resorts that are incurred on a regular monthly or other periodic basis, including, without limitation, utilities, ordinary and capital repairs and maintenance, insurance premiums, license fees, property taxes and assessments, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Agent, and other similar costs.

         (ooo) PARTICIPANT. Participant shall mean, singly and collectively, any bank or other entity, which is indirectly or directly funding any Lender with respect to the Loan, in whole or in part, including, without limitation, any direct or indirect assignee of, or participant in, the Loan.

         (ppp) PAYMENT AUTHORIZATION AGREEMENT. Pre-authorized electronic debit agreement by Purchaser for payment of a Note Receivable.

         (qqq) PERSON. An individual, partnership, corporation, limited liability company, trust, unincorporated organization, other entity, or a government or agency or political subdivision thereof.

         (rrr) PLEDGED NOTES RECEIVABLE. Any Note Receivable which at any time has been pledged to Agent on behalf of Lenders by Borrower pursuant to this Agreement or any of the Loan Documents, including an Ineligible Note Receivable.

         (sss) PROPERTY OR PROPERTIES. Any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         (ttt) PRIME RATE. The highest prime rate of interest from time to time announced or published in the Money Rates column of the Wall Street Journal (Eastern Edition) (the "WSJ"). In the event that the prime rate announced or published in the WSJ shall no longer be available, due to the nonexistence of the WSJ or the WSJ's failure to publish or announce a prime rate, then the Prime Rate shall be the highest prime rate published by a major money center bank selected by Agent.

         (uuu) PRO RATA PERCENTAGE. The applicable percentage of the Loan that each Lender has agreed to make to Borrower pursuant to this Agreement.

         (vvv) PURCHASE PRICE. The total purchase price of a timeshare Interval, as set forth in the Timeshare Documents and Note Receivable relating to the purchase of such Interval.

         (www) PURCHASER. Any Person who purchases one or more Intervals.

         (xxx) RESORT OR RESORTS (ALSO "ELIGIBLE RESORT" OR "ELIGIBLE RESORTS"). Individually and collectively, as applicable, each or all of the interval ownership and time-share projects consisting of: (i) (A) Holly Lake Ranch, Hawkins, Texas; (B) Piney Shores Resort, Conroe, Texas; (C) Lake O' The Woods, Flint, Texas; (D) Hill Country Resort, Canyon Lake, Texas; (E) Ozark Mountain Resort, Kimberling City, Missouri; (F) Holiday Hills Resort, Branson, Missouri;
(G) Fox River Resort, LaSalle County, Illinois; (H) Timber Creek Resort, Jefferson County, Missouri (I) Oak N' Spruce Resort, South Lee, Massachusetts;
(J) Apple Mountain Resort, Habersham County, Georgia; (K) The Villages, Flint, Texas; (L) Silverleaf's Seaside Resort, Galveston County, Texas; (M) Tansi Resort-Hiawatha Manor, Cumberland County, Tennessee; (N) Tansi Resort-Hiawatha Manor I, Cumberland County, Tennessee and (O) Tansi Resort-Hiawatha Manor West, Cumberland County, Tennessee (also sometimes individually and collectively referred to herein as the "Existing Resorts") and (ii) subject to Agent's prior written approval and satisfaction by Borrower of the conditions precedent set forth in Sections 3.7 and 4.5 hereof, the Additional Eligible Resorts. The term "Resort" or "Resorts" includes, among other things, the undivided annual or (biennial) timeshare ownership interests (Intervals) in the respective Resorts, and the appurtenant exclusive rights to use Units in one or more buildings or phases and all appurtenant or related properties, amenities, facilities, equipment, appliances, fixtures, easements, licenses, rights and interests, including without limitation, the Common Elements, as established by and more fully defined and described in the respective Declarations, and the other Timeshare Documents.

         (yyy) REVENUES. Shall mean all proceeds from the sale of Intervals, regardless of whether such proceeds are in the form of cash or Notes Receivable.

         (zzz) REVOLVING LOAN COMPONENT. Shall mean that portion of the Loan in the amount of

$56,894,400.00 on the terms and conditions described in Sections 2.1, 2.3, 2.4 and 2.5 hereof, which amount shall be repaid as provided in Section 2.4 and
Section 2.5(b) hereof.

         (aaaa) REVOLVING LOAN COMPONENT NOTE. Shall mean that certain Amended and Restated Note or Notes, in the form attached hereto as Exhibit A, dated the date hereof, and executed and delivered by Borrower to Agent, as agent on behalf of each Lender (subject to Section 2.1(d) hereof) evidencing the Revolving Loan Component.

         (bbbb) REVOLVING LOAN TERM. Shall mean the period commencing on the Effective Date and ending on March 31, 2004.

         (cccc) SECURITY. Shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         (dddd) SERVICING AGENT. Agent's exclusive agent, which shall be such Person or Persons designated by Borrower and approved by Agent in its sole discretion, for the purposes of billing and collecting amounts due on account of the Pledged Notes Receivable, providing reports pursuant to the Lockbox Agreement and performing other servicing functions not performed by the Lockbox Agent. Borrower shall be the Servicing Agent until: (i) an Event of Default shall have occurred and Agent replaces Borrower as Servicing Agent as provided in Section 9.1(i) or (ii) Agent elects to appoint the Standby Servicer in accordance with Section 10.14 hereof.

         (eeee) SILVERLEAF CLUB. Shall mean Silverleaf Club, a Texas non-profit corporation.

         (ffff) STOCK PLEDGE AGREEMENT. Shall mean the agreement in the form attached hereto as Exhibit A, pursuant to which all issued and outstanding shares of Silverleaf Finance I, Inc.'s capital stock and all right, title and interest in such shares, all certificates, instruments or other documents evidencing or representing the same and all dividends and distributions therefrom, including dividends and distributions paid in stock (the "SILVERLEAF FINANCE I, INC. STOCK") are pledged to Agent, as agent for each Lender, as security for the Loan.

         (gggg) SOVEREIGN FACILITY. The term "Sovereign Facility" shall mean that certain credit facility provided by Sovereign Bank ("SOVEREIGN") to Borrower pursuant to the documents listed on Schedule 1.1(gggg) hereto (the "SOVEREIGN DOCUMENTS").

         (hhhh) STANDBY MANAGER. Shall mean the Person selected by Borrower, and acceptable to Agent, in its sole discretion, to act as standby manager of Borrower's Resorts in accordance with this Agreement. Subject to the review and approval of the Standby Management Agreement by Agent, in its sole discretion, Agent hereby approves J & J Limited, Inc. as the initial Standby Manager.

         (iiii) STANDBY MANAGEMENT AGREEMENT. Shall mean the agreement to be entered into between the Standby Manager and Borrower providing for the management of Borrower's Resorts on the occurrence of an Event of Default hereunder.

         (jjjj) INTENTIONALLY OMITTED.

         (kkkk) INTENTIONALLY OMITTED.

         (llll) STANDBY MANAGEMENT AGREEMENT ASSIGNMENT. Shall mean the assignment, in the form attached hereto as Exhibit A, by Borrower to Agent, as agent for each Lender, of all of Borrower's rights under the Standby Management Agreement.

         (mmmm) STANDBY SERVICER. Shall mean the Person selected by Agent to act as standby servicer in accordance with this Agreement. The current Standby Servicer is Concord Servicing Corporation.

         (nnnn) STANDBY SERVICING AGREEMENT. Shall mean the agreement pursuant to which the Standby Servicer shall provide servicing functions with respect to the Pledged Notes Receivable upon the occurrence of an Event of Default hereunder in accordance with Sections 9.1(i) and 10.14 hereof.

         (oooo) STANDBY SERVICING AGREEMENT ASSIGNMENT. Shall mean the assignment, in the form attached hereto as Exhibit A, pursuant to which Borrower assigns to Agent, as agent for each Lender, all of Borrower's rights under the Standby Servicing Agreement.

         (pppp) SURVEY. A plat or survey of the Resort, the Land and that portion of the Additional Resort Collateral constituting real property, prepared by a licensed surveyor acceptable to Agent and in a form acceptable to Agent.

         (qqqq) TERM. With respect to the Revolving Loan Component, a period beginning on the Effective Date and ending on the Final Maturity Date. With respect to the Term Loan Component, a period of five (5) years from the Effective Date.

         (rrrr) TERM LOAN COMPONENT. Shall mean that portion of the Loan in the amount of $15,105,600.00 on the terms and conditions set forth in Sections 2.2, 2.3, 2.4 and 2.5 hereof, which amount shall be repaid as provided in Section 2.4 and Section 2.5(b) hereof.

         (ssss) TERM LOAN COMPONENT NOTE. Shall mean that Secured Promissory Note or Notes, in the form attached hereto as Exhibit A, dated the date hereof, and executed and delivered by Borrower to Agent, as agent on behalf of each Lender (subject to Section 2.2 hereof) evidencing the Term Loan Component.

         (tttt) INTENTIONALLY OMITTED.

         (uuuu) TIMESHARE ACT. Any statute, act, regulation, ordinance, rule or law applicable to the establishment and operation of the Resorts and the sales of the Intervals.

         (vvvv) TIMESHARE DOCUMENTS. Any registration statement required under any Timeshare Act approving the establishment and operation of the Resorts and the sales of Intervals.

         (wwww) TIMESHARE OWNERS' ASSOCIATION. With respect to each Resort, the applicable not-for-profit corporations described on Schedule 1.1(wwww).

         (xxxx) TANGIBLE NET WORTH. Tangible Net Worth means, with respect to any Person, the amount calculated in accordance with GAAP as: (i) the consolidated net worth of such Person and its consolidated subsidiaries, plus
(ii) to the extent not otherwise included in such consolidated net worth, unsecured subordinated debt of such Person and its consolidated subsidiaries, the terms and conditions of which are reasonably satisfactory to Agent, minus
(iii) the consolidated intangibles of such Person and its consolidated subsidiaries, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent allocations, licenses and rights in any of the foregoing and other items treated as intangible in accordance with GAAP. Notwithstanding the foregoing, if subsequent to the Effective Date deferred sales are no longer considered an asset under GAAP, Agent agrees, at the request of Borrower, to determine, in its reasonable discretion, whether deferred sales should continue to be considered an asset for purposes of determining Borrower's Tangible Net Worth.

         (yyyy) TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by Borrower and its subsidiaries during such period on all indebtedness of Borrower and its subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capitalized lease, or any synthetic lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

         (zzzz) INTENTIONALLY OMITTED.

         (aaaaa) TRANCHE C FACILITY. The term "Tranche C Facility" shall mean that certain $10,200,000 credit facility provided by TFC to Borrower pursuant to that certain Loan And Security Agreement dated April 17, 2001 (the "TRANCHE C LOAN AGREEMENT") by and between Borrower and TFC, as amended by a First Amendment to Loan and Security Agreement of even date herewith.

         (bbbbb) TRANSFER ACCOUNT. The account established by Agent, as described in Schedule B hereto, to which all Loans by Lenders will be made.

         (ccccc) TAX REFUND. The term "Tax Refund" means that certain corporate tax refund of

Borrower for the 1998 and 1999 tax years in the estimated amount of $5,000,000.00.

         (ddddd) INTENTIONALLY OMITTED.

         (eeeee) UCC FINANCING STATEMENTS. The UCC-1 Financing Statements, naming Borrower as debtor and Agent as secured party on behalf of Lenders, heretofore or hereafter filed in connection with the Loans and all amendments thereto.

         (fffff) UNIT. With respect to each Resort, one living unit in a building incorporated into the Resort pursuant to the Declaration, together with all related or appurtenant Common Elements and related or appurtenant interests in services, easements and other rights or benefits, as described and provided for in the Declaration, including but not limited to the right to use the Resort amenities and facilities in accordance with the Timeshare Documents.

         (ggggg) VOLUNTARY PREPAYMENT. Any voluntary prepayment of the Loan permitted to be made by Borrower under the terms of this Agreement.

                              SECTION 2 -- THE LOAN

         2.1 REVOLVING LOAN COMPONENT AND LENDING LIMITS.

         (a) REVOLVING LOAN COMPONENT. Upon the terms and subject to the conditions set forth in this Agreement, each Lender agrees severally, at any time and from time to time during the Revolving Loan Term, to make a loan or loans to Borrower, and Borrower may borrow, repay and reborrow during the Revolving Loan Term, with respect to the Revolving Loan Component only, in an aggregate amount not to exceed at any time the lesser of: (i) each Lender's Pro Rata Percentage of the amount of the Borrowing Base or (ii) the lending limits set forth in section 2.1(b) hereof. Notwithstanding anything herein to the contrary, the aggregate balance of all Advances shall not exceed $63,920,000.00 less the aggregate outstanding principal balance of the Term Loan Component from time to time (the "MAXIMUM AVAILABLE AMOUNT"). Borrower's right to receive Advances hereunder shall also be subject to the terms and conditions set forth in that certain Intercreditor Agreement between Lender, Borrower, Heller and Sovereign dated of even date herewith. Borrower acknowledges, confirms and agrees that TFC shall have the right to allocate any request for an Advance hereunder to this Loan, the Additional Credit Facility and/or the Tranche C Facility in such manner as TFC may elect in its sole and absolute discretion. Notwithstanding anything herein to the contrary, Borrower acknowledges, confirms and agrees that it shall not be entitled to receive, nor shall any Lender be required to make, any Advance if and to the extent that: (i) Borrower has failed to substantially adhere to the Business Plan, including the Senior Lender Advance Schedule, as determined by Agent in its sole and absolute discretion; or
(ii) the most recent weekly flash report delivered in accordance with Section 7.1(h)(xii) hereof (a "WEEKLY FLASH REPORT"), indicates that Borrower has in excess of five million dollars ($5,000,000) in available unrestricted cash.

         Borrower acknowledges, agrees and confirms that as provided in the Business Plan, the Commitment and the Maximum Available Amount shall be reduced to the following amounts: (i) on and after March 31, 2004 - approximately $49,350,000.00, less the outstanding principal balance of the Term Loan Component from time to time; (ii) on and after March 31, 2005 - approximately $35,250,000.00, less the outstanding principal balance of the Term Loan Component from time to time; and (iii) on and after March 31, 2006 - approximately $32,900,000.00, less the outstanding principal balance of the Term Loan Component from time to time.

         On or after the Effective Date, the aggregate amount of the Commitment provided hereunder, under the Additional Credit Facility and the Tranche C Facility shall be equal to $136,000,000.00 less the aggregate principal balance of the Term Loan Components hereunder, under the Additional Credit Facility and under the Tranche C Facility. Borrower further acknowledges, confirms and agrees that the aggregate Commitment under this Agreement, the Additional Credit Facility and the Tranche C Facility shall be reduced to the following amounts:
(i) after March 31, 2004 - $105,000,000.00, less the aggregate outstanding principal balance of the Term Loan Component of each such facility from time to time; (ii) after March 31, 2005 - $75,000,000.00, less the aggregate outstanding principal balance of the Term Loan Component of each such facility from time to time; and (iii) after March 31, 2006 - $70,000,000.00, less the aggregate outstanding principal balance of the Term Loan Component of each such facility from time to time.

         (b) LENDING LIMITS. Borrower acknowledges, agrees and confirms that the obligations of all Lenders, including TFC, to make Loans under this Agreement to Borrower is limited to the lesser of: (i) the Borrowing Base or (ii) the Maximum Available Amount. Borrower further acknowledges, agrees and confirms that the obligation of each Lender, including TFC, to make loans hereunder to Borrower is limited to: (i) with respect to each Advance hereunder, each Lender's Pro Rata Percentage of any such Advance hereunder and (ii) with respect to all Advances made hereunder, such Lender's obligation hereunder shall be limited to its Pro Rata Percentage of the Maximum Available Amount. Notwithstanding anything heretofore to the contrary, Borrower acknowledges, agrees and confirms that Lenders shall have no obligation to make any Advance, nor shall Borrower be entitled to receive any Advance, if at any time, (x) the aggregate outstanding principal balance of the Revolving Loan Component and the Term Loan Component divided by the aggregate unpaid principal balance of all Eligible Notes Receivable pledged to Agent hereunder is, or would be as a result of any Advance, be in excess of the Maximum Effective Advance Rate, (y) Borrower has failed to substantially adhere to the Business Plan, including the Senior Lender Advance Schedule, as determined by Agent in its sole and absolute discretion; or
(z) the most recent Weekly Flash Report indicates that Borrower has in excess of five million dollars ($5,000,000) in available unrestricted cash. Borrower acknowledges, agrees and confirms that Lenders' obligation to Borrower and Borrower's right to borrow under this Agreement is subject to the satisfaction of the conditions set forth in Section 4 hereof on or before May 31, 2002. Until such time as Agent determines that the conditions set forth in Section 4 hereof have been satisfied, all of Borrower's rights with respect to Advances shall be governed by and construed in accordance with the terms and conditions of the Original Loan Agreement, as modified by the Forbearance Agreement and the letter agreement dated April 15, 2002 (the "Extension Letter"). If the conditions set forth in Section 4 are not satisfied on or before May 31, 2002, then this Agreement, and the respective rights and obligations of the parties hereto, shall be null and void AB INITIO and of no further force and effect and the respective rights and obligations of Borrower, TFC and the other Lenders shall be governed by the terms and conditions of the Original Loan Agreement, as modified by the Forbearance Agreement. Anything contained in this Section 2.1(b) to the contrary notwithstanding, the Maximum Available Amount may also be reduced in accordance with Section 13.11 hereof.

         (c) MAKING OF LOANS. Each Loan under the Revolving Loan Component by a Lender shall be made ratably in accordance with each Lender's respective Pro Rata Percentage, provided, however, that the failure of any Lender to make any required Loan shall not in itself relieve any other Lender of its obligation to make any required Loan hereunder. Likewise, no Lender, including TFC, shall be responsible or liable for the failure of any other Lender to make any Loan required to be made by such other Lender, nor shall any Lender, including TFC, be obligated to make any Loan or Loans in excess of its respective Pro Rata Percentage, but not in excess of its Commitment, in the event that any other Lender fails or refuses to make a Loan or Loans as provided hereunder. As and when additional Lenders, other than TFC, execute and deliver this Agreement, then (A) such additional Lenders shall be deemed to have simultaneously purchased from each of the other Lenders which has previously executed and delivered this Agreement, a share in such other Lenders' Loans so that the amount of the Loans of all Lenders shall be pro rata as otherwise set forth above and (B) such other adjustments shall be made from time to time as shall be equitable to insure that the Advances to Borrower are made ratably by each Lender in accordance with its respective Pro Rata Percentage.

         (d) NOTE EVIDENCING BORROWER'S OBLIGATIONS. Borrower acknowledges, agrees and confirms that as of the date hereof the outstanding principal balance of the Revolving Loan Component is $56,894,400.00, which amount shall be repaid as provided in Section 2.4 hereof. Borrower's obligations to pay the principal of and interest on the Loan or Loans made by each Lender under the Revolving Loan Component shall be evidenced by a Revolving Loan Component Note to Agent, as agent for each Lender, which Note shall be dated as of the date hereof and be in the stated principal amount of the Revolving Loan Component. The Note will mature on the Final Maturity Date, bear interest as provided in Section 2.3 hereof and be otherwise entitled to the benefits of this Agreement. Notwithstanding the stated principal amount of the Note, the aggregate outstanding principal amount of the Loan at any time shall be the aggregate principal amount owing on the Note at such time. Agent shall and is hereby authorized to record on the grid attached to the Note (or, alternatively, in its internal books and records) the date and amount of each Advance made by Lenders, the interest rate and interest period applicable thereto and each repayment thereof; and such grid or other books and records shall, as between Borrower and each Lender, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. Failure by Agent to so record any Advance made by Lenders (or any error in such recordation) or any payment thereon shall not affect the Obligations of Borrower under this Agreement or under the Note and shall not adversely affect Lender's rights under this Agreement with respect to the repayment thereof. At the election of any Lender, Borrower shall execute and deliver to such Lender, a Revolving Loan Component Note in a stated principal amount equal to such Lender's Pro Rata Percentage of the Loan, which such Note or Notes shall be on the same terms and conditions as provided above and which Note or Notes shall be included within the definition of "Revolving Loan Component Note" as such term is used herein.

         (e) NOTICE OF ADVANCES.

                  (i) Upon receipt by Agent from Borrower of a written request for Advance in accordance with Section 5 hereof and Borrower's satisfaction of the requirements set forth in Section 5 hereof, Agent shall give a written notice (a "NOTICE OF BORROWING") to each Lender, (which Notice of Borrowing shall be given to each Lender not less than two (2) business days prior to the date of the proposed Advance) in the form attached hereto as Exhibit B, setting forth: (i) the total amount of the Advance requested by Borrower; (ii) the aggregate amount of all Loans previously made by each respective Lender; (iii) the outstanding principal balance of the Revolving Loan Component; (iv) the outstanding principal balance of the Term Loan Component; (v) the current Interest Rate as determined in accordance with Section 2.3 hereof; (vi) each such Lender's Pro Rata Percentage of the requested Advance and (vii) the date on which such Advance is to be made;

or, at the option of the Agent:

                  (ii) Agent shall provide to each Lender: (A) each month by the close of business on the fifth (5th) business day following receipt by Agent from Borrower, but in no event later than the 30th day of the month: (i) an updated borrowing base report (a "Borrowing Base Report") in the form attached as Exhibit L; and (ii) an updated trial balance and aging report for the Pledged Notes Receivable (a "Collateral Data Report"); and (B) by the close of business on the tenth (10th) business day following receipt by Agent from Borrower of the documents described in Section 2.1(e)(ii)(A) above: (i) a summary of all Advances made by Agent during the immediately preceding month (a "Summary of Weekly Advances"); and (ii) a summary report of Advances and repayments or collections for the immediately preceding month and a calculation of the net Lender's Advance required of such Lender with respect to all Advances made during the immediately preceding month (a "Lender Advance Report").

         (f) DISBURSEMENT OF FUNDS.

                  (i) If notice of Advances is provided in accordance with
Section 2.1(e)(i) above, then after receiving a Notice of Borrowing from Agent, each Lender shall, not later than 11:00 a.m., Eastern Standard Time, on the date specified in such Notice of Borrowing on which the proposed Advance is to be made, wire transfer to Agent at the Transfer Account, in immediately available funds, an amount equal to each such Lender's Pro Rata Percentage of the proposed Advance as set forth in the Notice of Borrowing. Upon Agent's receipt of funds from each Lender equal to the amount of the requested Advance, and subject to Borrower's compliance with the terms and conditions of this Agreement, Agent shall disburse the Advance to Borrower by wire transfer of funds as directed in writing by Borrower. If Agent shall not receive funds from any Lender as set forth above, then the amount of the Advance in question shall be automatically reduced by an amount equal to the missing Lender's Pro Rata Percentage of the Advance in question, and Agent shall, subject to Borrower's compliance with the terms and conditions of this Agreement, disburse the Advance in the reduced amount to Borrower by wire transfer of funds as directed in writing by Borrower. Agent, in its sole and absolute discretion, may (but shall not be obligated to) make the full amount of the requested Advance available to Borrower prior to the receipt by Agent from one or more Lenders of funds representing such Lender's or Lenders' Pro Rata Percentage of the Advance in question. If the funds representing such Lender's or Lenders' Pro Rata Percentage of the Advance in question are not received by Agent within two business days of the date of such Advance, Borrower shall immediately, upon demand of Agent, repay such amount to Agent. Nothing herein shall be deemed to relieve any Lender from its obligations hereunder or to prejudice any rights Agent may have against any Lender as a result of any Lender's failure to make any Loan or Loans as provided herein; or

                  (ii) If notice of Advances is provided in accordance with
Section 2.1(e)(ii) above, then by the close of business on the third (3rd) business day following such Lender's receipt of the Lender Advance Report, such Lender shall wire transfer to Agent at the Transfer Account, in immediately available funds, the net amount due from such Lender as set forth in the Lender Advance Report. If the funds representing such Lender's amount of the Advance or Advances in question are not received by Agent within five (5) business days of the date of such Lender's receipt of the Lender Advance Report, Borrower shall immediately, upon demand of Agent, repay such amount to Agent. Nothing herein shall be deemed to relieve any Lender from its obligations hereunder or to prejudice any rights Agent may have against any Lender as a result of any Lender's failure to make any Loan or Loans as provided herein.

         (g) HELLER AND SOVEREIGN OBLIGATION TO FUND. Notwithstanding anything herein to the contrary, the obligation of each Lender to make any Advance under this Agreement shall be subject to and conditioned upon both Heller and Sovereign each making advances to Borrower substantially in accordance with the Business Plan, including the Senior Lender Advance Schedule, which Agent agrees will be determined on a quarterly basis commencing April 1, 2002. Lenders shall have no obligation to make any Advance hereunder in the event that either Sovereign or Heller terminates its respective facility or fails to make advances as provided in the Business Plan, including the Senior Lender Advance Schedule, which Agent agrees will be determined on a quarterly basis commencing April 1, 2002.

         2.2 TERM LOAN COMPONENT. Borrower acknowledges, agrees and confirms that as of the date hereof the outstanding principal balance of the Term Loan Component is $15,105,600.00, which amount shall be repaid as provided in Section
2.4. Borrower further acknowledges, agrees and confirms that Borrower shall have no right to re-borrow or borrow, nor shall Lenders have any obligation to make any additional loan or loans to Borrower with respect to the Term Loan Component. Borrower's obligation to repay the principal of and interest on the Loan or Loans comprising the Term Loan Component shall be evidenced by a Term Loan Component Note to Agent, as agent for each Lender, which Note shall be dated as of the date hereof and be in the stated principal amount of the Term Loan Component, increased by the Facility Fee. The Term Loan Component Note will mature on the Final Maturity Date, bear interest as provided in Section 2.3 and be otherwise entitled to the benefits of this Agreement. At the election of any Lender, Borrower shall execute and deliver to such Lender a Term Loan Component
Note in a stated principal amount equal to such Lender's Pro Rata Percentage of the Loan, which Note or Notes shall be on the same terms and conditions as provided above and which Note or Notes shall be included within the definition of "Term Loan Component Note" as such term is used herein.

         2.3 INTEREST RATE. From and after the Effective Date, with respect to the Revolving Loan Component, including each Loan hereafter made pursuant to
Section 2.1(a) hereof, the Revolving Loan Component shall bear interest at the Interest Rate applicable to the Revolving Loan Component as of the date funds are received by Agent as provided in Section 2.1(f) through each Lender's receipt of repayment of the Revolving Loan Component in accordance with Section
2.4 (if received by a Lender later than 1:00 p.m., Eastern Standard Time, then interest accrual shall be through the next Business Day following such receipt). From and after the Effective Date, the Term Loan Component shall bear interest at the Interest Rate applicable to the Term Loan Component through each Lender's receipt of payment of the Term Loan Component as provided in Section 2.4. Immediately upon the occurrence of an Event of Default and after the Final Maturity Date (if the Loan is not paid in full on the Final Maturity Date), at Agent's election, in its sole discretion, the entire Loan will bear interest at the Default Rate. Prior to the Effective Date, the Loan shall bear interest as provided in the Original Agreement.

         2.4 PAYMENTS. From and after the Effective Date, Borrower agrees punctually to pay or cause to be paid to Agent, as agent for each Lender, all principal and interest due under each Note in respect of the Loans. Borrower shall make the following payments on the Loan:

         (a) INITIAL LOAN PAYDOWN. On or before May 31, 2002, Borrower shall make, from the proceeds of the DZ Facility, a payment on the Revolving Loan Component in the amount of approximately $12,449,000.

         (b) MONTHLY PAYMENTS. (1) Revolving Loan Component. Borrower shall direct or otherwise cause all makers of all Pledged Notes Receivable to pay all monies due thereunder to the lockbox established pursuant to the Lockbox Agreement, or as otherwise required by Agent. One hundred percent (100%) of the cleared funds collected from the Pledged Notes Receivable each week will be paid to Agent by the Lockbox Agent pursuant to the Lockbox Agreement, and will be applied by Agent first to the payment of costs or expenses incurred by Agent pursuant to this Agreement in creating, maintaining, protecting or enforcing the Liens in and to the Collateral and in collecting any amounts due to any Lender in connection with the Loan ("COLLECTION COSTS") and the balance to each Lender in accordance with the applicable percentage of the outstanding principal balance of the Loan that each Lender has made (the "Pro Rata Payment Percentage") as provided in Section 2.8 hereof. Each Lender shall apply each such payment in the following order: (i) to any interest accrued at the applicable Default Rate on the Revolving Loan Component; (ii) then to interest at the applicable Interest Rate on the Revolving Loan Component; and
(iii) then to principal on the Revolving Loan Component. In the event that the cleared funds received by Agent are insufficient to pay the amounts described in aforementioned clauses (i)-(ii), then Borrower shall pay the difference to Agent on or before the fifth (5th) day of the following month. In the event Borrower receives any payments on any of the Pledged Notes Receivable directly from or on behalf of the maker or makers thereof, Borrower shall receive all such payments in trust for the sole and exclusive benefit of Lenders; and Borrower shall deliver to the Lockbox Agent all such payments (in the form so received by Borrower) as and when received by Borrower, unless Agent shall have notified Borrower to deliver directly to Agent all payments in respect of the Pledged Notes Receivable which may be received by Borrower, in which event all such payments (in the form received) shall be endorsed by Borrower to Agent as agent for Lenders and delivered to Agent promptly upon Borrower's receipt thereof. (2) Term Loan Component. Borrower shall pay to Agent on or before the tenth day of each month an amount equal to: (i) all interest accrued at the applicable Default Rate on the Term Loan Component; plus (ii) all interest due and payable as of the last day of the immediately preceding month; plus (iii) a principal payment sufficient to amortize the Term Loan Component in full on the basis of a twenty (20) year amortization schedule. In the event that Borrower fails to make the payment in question, Agent may, at its option, on or before the tenth day of each month, make an Advance with respect to the Revolving Loan Component and apply such Advance to the payment of amounts due in respect of the Term Loan Component as provided immediately above.

         (c) MANDATORY TERM LOAN COMPONENT FUND UP PREPAYMENT. If and to the extent that: (i) at the end of each calendar quarter during the first two (2) years of the Term following the Effective Date, commencing the calendar quarter ending June 30, 2002 (x) the outstanding principal balance of all Loans made with respect to the Revolving Loan Component is less than seventy percent (70%) of the then outstanding principal balance of the Eligible Notes Receivable pledged to Agent with respect to such Loans (such difference being hereinafter referred to as an "AVAILABLE FUND-UP AMOUNT") and (y) provided Borrower has available unrestricted cash of five million dollars ($5,000,000.00) or more as indicated in the most recent Weekly Flash Report or (ii) at the end of each calendar quarter commencing the calendar quarter ending June 30, 2004 (x) the outstanding principal balance of all Loans made with respect to the Revolving Loan Component is less than seventy-five percent (75%) of the then outstanding principal balance of the Eligible Notes Receivable pledged to Agent with respect to such Loans (such difference also being referred to as an "AVAILABLE FUND-UP AMOUNT") and (y) provided Borrower has available unrestricted cash of five million dollars ($5,000,000.00) or more as indicated in the most recent Weekly Flash Report, then Borrower agrees that Agent may, on the last Business Day of each such calendar quarter, make an Advance with respect to the Revolving Loan Component in an amount equal to such Available Fund Up Amount and apply such Advance to the repayment of the Term Loan Component as follows: (i) first to interest at the applicable Default Rate; (ii) then to interest at the applicable Interest Rate and (iii) then to reduction of principal of the Term Loan Component until such time as the Term Loan Component is paid in full.

         (d) FURTHER QUARTERLY PAYMENTS. If, at the end of any calendar quarter commencing April 1, 2002, Borrower has available unrestricted cash exceeding five million dollars ($5,000,000.00), as indicated on the most recent Weekly Flash Report (the "ADDITIONAL AVAILABLE AMOUNT"), then Borrower agrees to repay the Loan in an amount equal to such Additional Available Amount and such amount will be applied as follows: (i) first to interest at the applicable Default Rate; (ii) then to interest at the applicable Interest Rate; (iii) then to the reduction of principal of the Term Loan Component until such time as the Term Loan Component is paid in full and (iv) then to the repayment of the Revolving Loan Component as provided in Section 2.4(b) above.

         (e) LOAN BALANCE REDUCTION. Notwithstanding anything hereto to the contrary, Borrower agrees that on and after March 31, 2004, the outstanding principal balance of the Loan shall be reduced in substantial accordance with the Business Plan.

         (f) FINAL PAYMENT. The entire outstanding principal amount of the Loan, together with all other Obligations hereunder, shall be due and payable on the Final Maturity Date.

         (g) PAYMENTS TO LENDER. Promptly upon receipt by Agent of any payment from Borrower in accordance with this Section 2.4, and after payment of any Collection Costs, Agent shall promptly wire transfer to each Lender as described in Schedule C hereto, in immediately available funds, each such Lender's Pro Rata Percentage of the payment in question.

         Prior to the Effective Date, Borrower shall make payments as provided in the Original Loan Agreement.

         2.5 PREPAYMENTS.

         (a) VOLUNTARY PREPAYMENTS. Borrower may repay the Loan, either in whole or in part, at any time, provided that any such prepayment shall be in increments of not less than $100,000.00.

         (b) MANDATORY PREPAYMENTS. If at any time and for any reason: (i) the outstanding unpaid principal balance of the Revolving Loan Component shall exceed the Maximum Available Amount as reduced in accordance with Section 2.1(a); (ii) the outstanding unpaid principal balance of the Revolving Loan Component divided by the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Agent hereunder shall exceed the Borrowing Base; or (iii) the outstanding unpaid principal balance of both the Revolving Loan Component and the Term Loan Component divided by the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Agent hereunder shall exceed the Maximum Effective Advance Rate (each an "EXCESS FUNDING") then, within five (5) Business Days following Borrower's receipt of telecopied notice from Agent of the occurrence of such excess or, absent such telecopied notice, within fifteen (15) days after the end of the calendar month in which such excess occurred: (x) In the case of an Excess Funding described in (i) above, Borrower shall promptly repay the principal balance of the Revolving Loan Component in an amount equal to such Excess Funding or (y) in the case of an Excess Funding described in (ii) and (iii) above, Borrower shall prepay the principal balance of the Term Loan Component (and if necessary the Revolving Loan Component) in an amount equal to such Excess Funding. If Agent has determined that Notes Receivable have been delivered to Agent and were included in the Borrowing Base, which Notes Receivable did not or no longer qualify as Eligible Notes Receivable ("INELIGIBLE NOTES RECEIVABLE"), provided that an Excess Funding exists, Borrower shall substitute Eligible Notes Receivable for such Ineligible Notes Receivable and thereby increase the aggregate principal amount of Eligible Notes Receivable pledged to Agent as agent for Lenders so that Excess Funding is eliminated. The pledge and delivery to Agent as agent for Lenders of additional Eligible Notes Receivable shall comply with the document delivery and recordation requirements set forth in Section 5.1 of this Agreement and shall be accompanied by a written certification of Borrower to the effect that such additional Pledged Notes Receivable are Eligible Notes Receivable, and that, giving effect to the pledge to Agent as agent for Lenders of such Eligible Note
Receivable: (i) the outstanding unpaid principal balance of the Revolving Loan Component divided by the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Agent hereunder is equal to or less than the Borrowing Base and (ii) the outstanding unpaid principal balance of both the Revolving Loan Component and the Term Loan Component divided by the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Agent hereunder is equal to or less than the Maximum Effective Advance Rate. If Borrower elects to prepay the excess principal balance of the Loan pursuant to this Section 2.5(b), no prepayment premium shall be payable in connection with such prepayment.

         (c) PREMIUMS. Subject to Section 2.6 hereof, no prepayment premium shall be required in connection with any prepayment of the principal balance of the Loan hereunder.

         2.6 PAYMENT OF FUNDING LOSSES AND OTHER AMOUNTS RELATING TO LIBOR CONTRACT, ETC.

         (a) FUNDING LOSSES: BREAKING OF LIBOR CONTRACT, CHANGE IN LAW, ETC. Borrower hereby agrees to pay to Agent on behalf of each Lender any amount necessary to compensate any Lender for any losses or costs (including, without limitation, the costs of breaking any "LIBOR" contract, if applicable, or funding losses determined on the basis of Lender's reinvestment rate and the interest rate thereon) (collectively, "FUNDING LOSSES") sustained by any Lender:
(i) if the Loan,
or any portion hereof, is prepaid for any reason whatsoever on any date other than the Final Maturity Date (including, without limitation, from condemnation or insurance proceeds); (ii) upon the conversion of the interest rate on the Loan to an interest rate based on the Prime Rate in accordance with Section 2.6(b) hereof; (iii) as a consequence of the reduction of any amounts received or receivable from Borrower, in either case, due to the introduction of, or any change in, law or applicable regulation or treaty (including the administration or interpretation thereof), whether or not having the force of law, or due to the compliance by any Lender with any directive, whether or not having the force of law, or request from any central bank or domestic or foreign governmental authority, agency or instrumentality having jurisdiction; (iv) as a consequence of the breaking of any LIBOR contract and/or (v) any other set of circumstances not attributable to any Lender's acts. Payment of Funding Losses hereunder shall be in addition to any obligation to pay any other amounts due and owing under this Agreement or any other Loan Documents.

         (b) CONVERSION TO INTEREST RATE BASED ON PRIME RATE. If Agent determines (which determination shall be conclusive and binding upon Borrower, absent manifest error) (i) that dollar deposits in an amount approximately equal to the then outstanding principal balance of the Loan are not generally available at such time in the London Interbank Market for deposits in Eurodollars, (ii) that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to Lenders of maintaining the Interest Rate based on LIBOR, or of funding the same in such market for such Interest Accrual Period, due to circumstances affecting the London Interbank Market generally, (iii) that reasonable means do not exist for ascertaining LIBOR, (iv) that the Interest Rate based on LIBOR would be in excess of the maximum interest rate which Borrower may by law pay, then, in any such event, or
(v) any LIBOR contract is broken as a result of the sale, pledge, refinancing or securitization in bulk of Eligible Notes Receivable relating to the Resorts by Borrower, Agent shall so notify Borrower and, as of the date of such notification with respect to an event described in clauses (ii), (iv) or (v) above, or as of the expiration of the applicable LIBOR Rate Period with respect to an event described in clause (i) or (iii) above, interest shall accrue at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus three percent (3.0%) per annum (but in no event less than six percent (6.0%) per annum), which new rate shall apply until such time as the situations described above are no longer in effect, or as otherwise provided herein; provided, however, if the situation described in clause (ii) above occurs, (x) Borrower shall have the option, to be exercised by written notice to Agent, to pay to Agent on behalf of Lenders (in the manner reasonably required by Agent) for such increased cost of maintaining the Interest Rate based on LIBOR, and (y) if the same only affects a portion of the Loan, then only such portion shall have interest accrue at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus three percent (3.0%) per annum (but in no event less than six percent (6.0%) per annum), and interest shall continue to accrue on the remaining portion at the Interest Rate based on LIBOR.

         (c) BACK-UP INTEREST RATE BASED ON PRIME RATE. If the introduction of, or any change in, any law, regulation or treaty, or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof, shall make it unlawful for any Lender to maintain the Interest Rate based on LIBOR with respect to the Loan, or any portion thereof, or to fund the Loan, or any portion thereof, in Eurodollars in the London Interbank Market, then, (i) the Loan (or such portion of the Loan) shall, with respect to such Lender, thereafter bear interest at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus three percent (3.0%) per annum (but in no event less than six percent (6.0%) per annum), (unless the Default Rate shall be applicable), and (ii) Borrower shall pay to Agent on behalf of any such Lender the amount of Funding Losses (if any) incurred in connection with such conversion. Interest shall accrue at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus three percent (3.0%) per annum (but in no event less than six percent (6.0%) per annum), which new rate shall continue until such date, if any, as the situation described in this Section 2.6(c) is no longer in effect.

         (d) CAPITAL ADEQUACY EVENTS, ETC. If Agent shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption of any other law, rule, regulation or guideline (including, but not limited to, any United States law, rule, regulation or guideline) regarding capital adequacy, or any change becoming effective in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any domestic or foreign governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by any Lender, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of any Lender or any Lender's holding company, as the case may be, to a level below that which any Lender or its holding company, as the case may be, could have achieved but for such applicability, adoption, change or compliance (taking into consideration each Lender's or its holding company's, as the case may be, policies with respect to capital adequacy) (the foregoing being hereinafter referred to as "CAPITAL ADEQUACY EVENTS"), then, upon demand by Agent, Borrower shall pay to Agent on behalf of any such Lender, from time to time, such additional amount or amounts as will compensate any such Lender for any such reduction suffered.

         (e) PAYMENT OF AMOUNTS DUE UNDER SECTION 2.6. Any amount payable by Borrower under Section 2.6(a) or 2.6(d) hereof shall be paid to Agent on behalf of Lenders within five (5) days of receipt by Borrower of a certificate signed by an officer of Agent setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower, absent manifest error. Failure on the part of Agent to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Agent's or any Lender's right to demand payment of such amount for any subsequent or prior period. Agent shall use reasonable efforts to deliver to Borrower prompt notice of any event described in Sections 2.6(a) or 2.6(d) hereof and of the amount to be paid under this Section 2.6(e) as a result thereof; provided, however, any failure by Agent to so notify Borrower shall not affect Borrower's obligation to make the payments to be made under this Section 2.6(e) as a result thereof. All amounts which may become due and payable by Borrower in accordance with the provisions of this Section 2.6(e) shall constitute additional interest hereunder and shall be secured by this Agreement and the other Loan Documents.

         2.7 FACILITY FEE. Borrower acknowledges and agrees that a Facility Fee in the amount set forth in the Fee Letter is due and payable exclusively to Lenders. Borrower acknowledges, agrees and confirms that each Lender has earned its respective Pro Rata Percentage of the Facility Fee notwithstanding whether the Loan or any portion is funded and further agrees that the Facility Fee shall be paid at closing from the proceeds of the Term Loan Component and is included in the current outstanding principal balance of the Term Loan Component and shall be repaid by Borrower to Lenders as part of the Term Loan Component Note.

         2.8 PRO RATA TREATMENT. Each repayment of principal and interest on the Revolving Loan Component and Term Loan Component shall be allocated among Lenders in accordance with their respective Pro Rata Payment Percentage. Each Lender agrees that in computing such Lender's portion of any Advance to be made hereunder, Agent may, in its discretion, round each Lender's such Advance to the next higher or lower whole dollar amount. If any Lender shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Loans which results in its receiving more than its Pro Rata Payment Percentage of any payments described above, then (A) such Lender shall be deemed to have simultaneously purchased from each of the other Lenders a share in such other Lender's Loans so that the amount of the Loans of all Lenders shall be pro rata as otherwise set forth above, (B) such Lender shall immediately pay to the other Lenders their Pro Rata Payment Percentage of the payments otherwise received as consideration for such purchase and (C) such other adjustments shall be made from time to time as shall be equitable to insure that all Lenders share such payments ratably. If all or any portion of any such excess payment is thereafter recovered from Lender which received the same, the purchase provided in this Section 2.8 shall be deemed to have been rescinded to the extent of such recovery, without interest. Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of another Lender's loans may exercise all rights of payment (including all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         2.9 MAXIMUM OBLIGATION OF TEXTRON FINANCIAL CORPORATION UNDER THE LOAN, THE ADDITIONAL CREDIT FACILITY, THE TRANCHE C FACILITY AND THE INVENTORY LOAN. Borrower acknowledges, agrees and confirms that notwithstanding anything to the contrary herein, in any other Loan Document or in any document evidencing or securing the Additional Credit Facility or the Tranche C Facility, TFC, as a Lender, shall not be obligated to fund any Advance hereunder, which when taken together with the loans or advances made by TFC to Borrower under this Agreement, the Additional Credit Facility and the Tranche C Facility, would cause the aggregate amount of such loans and advances by TFC to Borrower to exceed a maximum aggregate amount of $50,200,000.00 prior to the Effective Date and: (i) after the Effective Date and prior to March 31, 2004, $44,567,000.00; (ii) after March 31, 2004 and prior to March 31, 2005,
$34,409,000.00; (iii) after March 31, 2005 and prior to March 31, 2006,
$24,577,000.00; and (iv) after March 31, 2006, $22,939,000.00. TFC's maximum obligation under the Inventory Loan shall be $10,000,000.00 throughout the term of the Inventory Loan.

         2.10 SUSPENSION OF ADVANCES.

         (a) SUSPENSION OF SALES. If any stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction shall be issued limiting or otherwise materially adversely affecting any Interval sales activities, other business operations in respect of the Resorts, or the enforcement of the remedies of Agent and Lenders hereunder, then, in such event, Agent and Lenders shall have no obligation to make any Advances hereunder: (i) in respect of Pledged Notes Receivable from the sale of Intervals which are the subject of any stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction has been issued until the stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction has been lifted or released to the satisfaction of Agent and (ii) in respect of Pledged Notes Receivable from the sale of Intervals at any Resort if:
(x) the stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction in question has not been lifted or released to the satisfaction of Agent within sixty (60) days of its issuance and (y) there is a reduction in the total number of sales of Intervals by Borrower in any Loan Year of more than twenty percent (20%) from the total number of sales of Intervals in the immediately preceding Loan Year.

         (b) CHANGE IN CONTROL. If there shall occur a change, singly or in the aggregate, of more than fifty percent (50%) of the executive management of Borrower as described in Schedule 2.10(b) hereto, Lender shall have no obligation to make any Advances hereunder, unless within thirty (30) days prior thereto Borrower provides Lender with written information setting forth the replacement executive management personnel of Borrower together with a description of those Persons' experience, ability and reputation, and Agent, acting in good faith, determines that the replacement management personnel's experience, ability and reputation is equal to or greater than that of Borrower as set forth on Schedule 2.10(b). Notwithstanding the foregoing, the makeup of the Borrower's Board of Directors may be altered in accordance with the Bond Holder Exchange Documents, provided that Agent shall have no obligation to make any Advances hereunder if more than two (2) of the five (5) Board of Directors' positions are controlled by the Bond Holders.

         (c) FAILURE TO ADHERE TO BUSINESS PLAN/DEFAULT OR EVENT OF DEFAULT. Agent and Lenders shall not be obligated to fund any Advance hereunder if: (i) Borrower shall fail to substantially adhere to the Business Plan (including the Senior Lender Advance Schedule) as determined by Agent in its sole and absolute discretion or (ii) a Default or Event of Default shall have occurred and be continuing.

                             SECTION 3 -- COLLATERAL

         3.1 GRANT OF SECURITY INTEREST. To secure the payment and performance of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Agent, as agent for each Lender, a continuing first priority security interest in and to the Collateral to further secure the payment and performance of the Obligations. To further secure the payment and performance of the Obligations, Borrower shall also execute and deliver to Agent, as agent for each Lender: (i) the modifications to the Land Mortgages in the applicable form attached hereto as Exhibit A, granting Agent, as agent for each Lender, a first priority mortgage lien on the Land and (ii) the Additional Resort Collateral Mortgages, in the applicable form attached hereto as Exhibit A, granting Agent, as agent for each Lender, a first priority mortgage lien on that portion of the Additional Resort Collateral consisting of real property. To further secure the payment and performance of the Obligations, Borrower shall further execute and deliver to Agent, as agent for each Lender: (1) the Additional Resort Collateral Assignment, in the applicable form attached hereto as Exhibit A, granting Agent, as agent for each Lender, a first priority security interest on that portion of the Additional Resort Collateral consisting of personal property; (2) the Stock Pledge Agreement, in the applicable form attached hereto as Exhibit A, granting Agent, as agent for each Lender, a first priority security interest in the Silverleaf Finance I, Inc. Stock; (3) the Standby Management Agreement Assignment, in the applicable form attached hereto as Exhibit A, assigning to Agent, as agent for each Lender, all of Borrower's right, title and interest in the Standby Management Agreement Assignment; and
(4) the Standby Servicing Agreement Assignment, in the applicable form attached hereto as Exhibit A, assigning to Agent, as agent for each Lender, all of Borrower's right, title and interest in the Standby Servicing Agreement. For convenience of administration, Agent is acting as agent for Lenders under the Agreement. Agent, as such agent, may execute any of its duties hereunder by or through its agents, officers or employees and shall be entitled to rely upon the advice of counsel as to its duties. Agent, as such agent, shall not be liable to Lenders for any action taken or omitted to be taken by it in good faith and shall neither be responsible to Lenders for the consequences of any oversight or error of judgment nor be answerable to Lenders for any loss unless the same shall happen through Agent's gross negligence or willful misconduct. To the extent that Agent, as such agent, shall not be reimbursed by Borrower for any costs, liabilities or expenses incurred in such capacity, Lenders shall reimburse Agent therefor pro rata in accordance with their respective Pro Rata Percentages (including Agent as one of Lenders for this purpose). Each Lender agrees that Agent shall be entitled to take and shall only be required to take, any action which it is permitted to take under this Agreement.

         Notwithstanding anything herein to the contrary, Borrower acknowledges and agrees as follows:

         (a) The Revolving Loan Component shall be secured by:

                  (i) a first priority security interest in the Eligible Notes Receivable pledged to Agent on behalf of Lenders as provided herein, the Mortgages with respect thereto and that portion of the other Collateral related thereto;

                  (ii) a first priority security interest in the Ineligible Note Portfolio, the Mortgages with respect thereto and that portion of the other Collateral related thereto;

                  (iii) a second priority security interest, subject only to the security interest securing the Term Loan Component and the Inventory Loan, in the Silverleaf Finance I, Inc. Stock and the Additional Resort Collateral.

         (b) The Term Loan Component shall be secured by:

                  (i) a first priority security interest in the Additional Resort Collateral;

                  (ii) a first priority security interest in Borrower's Silverleaf Finance I, Inc. Stock;

                  (iii) Intentionally Omitted;

                  (iv) a second priority security interest, subject only to the security interest securing the Revolving Loan Component, in the Eligible Notes Receivable pledged to Agent on behalf of Lenders as provided herein, the Mortgages with respect thereto and that portion of the other Collateral related thereto; and

                  (v) second priority security interest, subject only to the security interest securing the Revolving Loan Component, in the Ineligible Note Portfolio, the Mortgages with respect thereto and the other Collateral related thereto.

         In addition to the foregoing, Borrower acknowledges, agrees and confirms that the security interest granted to Agent, on behalf of Lenders, in all other Collateral to secure the Loan, including the Land, the Standby Management Agreement, the Standby Servicing Agreement and the other collateral securing the Heller Facility, the Sovereign Facility, the Additional Credit Facility, the Tranche C Facility and the Inventory Loan shall be equal in priority as between the Revolving Loan Component and the Term Loan Component and, with respect to the collateral securing the Heller Facility, the Sovereign Facility, the Additional Credit Facility, the Tranche C Facility and the Inventory Loan, subject only to the security interests securing such facilities. For purposes hereof, the reference to "collateral securing the Heller Facility" and "collateral securing the Sovereign Facility" shall mean the Notes Receivable and related Mortgages exclusively assigned to Heller or Sovereign in connection with an advance under their respective loan documents.

         3.2 SECURITY INTEREST IN ALL PLEDGED NOTES RECEIVABLE. Notwithstanding that Lenders may be obligated, subject to the conditions of the Loan Documents, to make Advances only in respect of Eligible Notes Receivable pledged to Agent, Lenders shall have a continuing security interest in all of the Pledged Notes Receivable, including all Notes Receivable in the Ineligible Note Portfolio and any Notes Receivable pledged to Heller or Sovereign and Agent may, on behalf of Lenders, collect all payments made under or in respect of all such Notes Receivable, including, without limitation, Eligible Notes Receivable that are or may become ineligible, until any of the same may be released by Agent, if at all, pursuant to Section
12.10 or Section 7.2(a) below. Notwithstanding anything heretofore to the contrary, unless and until an Event of Default shall occur, Borrower, as agent for and on behalf of Lenders, shall retain possession of and collect all payments under or in respect of all Notes Receivable in the Ineligible Note Portfolio. By executing this Agreement, Borrower acknowledges and agrees that it is holding such Notes Receivable as bailee and agent for the Agent. Borrower shall hold and designate such Notes Receivable in a manner which clearly indicates that they are being held by Borrower as bailee on behalf of Agent. Upon the occurrence of an Event of Default, Borrower shall promptly deliver to Agent, as agent for each Lender, Sovereign and Heller, all original Notes Receivable comprising the Ineligible Note Portfolio and to the extent not previously delivered to Agent, the documents listed in Section 5.1(b) hereof and with respect thereto and after such Event of Default Agent shall have the right to collect all proceeds therefrom and apply the same to payment of the Obligations as set forth in Section 2.4(b) hereof.

         To perfect the security interest of Agent, as agent for each Lender, in the Ineligible Note Portfolio, Borrower agrees, subject to Agent's prior approval, to execute and cause to be filed, at Borrower's sole cost and expense, UCC-1 financing statement(s) with the appropriate state and local governmental authorities as requested by Agent. Borrower also shall execute and deliver in escrow to Agent, as agent and on behalf of each Lender, Sovereign and Heller, an assignment of Mortgages in the form attached hereto as Exhibit A (the "Assignment of Mortgages") and as approved by Agent, Sovereign and Heller at their sole and absolute discretion, assigning equally to each of Agent, as agent for each Lender, Heller and Sovereign, all of Borrower's rights, title and interests in each and all of the Mortgages relating to the Notes Receivable in the Ineligible Note Portfolio. Borrower further agrees to promptly execute and deliver modifications or additional Assignments of Mortgages requested by Agent, Heller and Sovereign in order to continue the security interests of Agent, Heller and Sovereign in the Ineligible Note Portfolio. Borrower acknowledges and agrees that upon an Event of Default, Agent, or a designee as designated by Agent, Heller and Sovereign pursuant to the terms of the Intercreditor Agreement, shall have the right to automatically record, at Borrower's sole cost and expense, all such Assignments of Mortgages executed by Borrower and delivered to Agent in accordance with the terms of this Section 3.2.

         3.3 FINANCING STATEMENTS. Borrower agrees, at its own expense, to execute the financing statements, continuation statements and amendments provided for by the Code together with any and all other instruments or documents and take such other action as may be required to perfect and to continue the perfection of Agent's security interests in the Collateral. Borrower hereby authorizes Agent to execute and/or file on Borrower's behalf any such financing statements, continuation statements and amendments.

         3.4 PRIORITY OF EACH LENDER'S LIENS. Each Lender shall have an equal security interest in the Collateral based upon its Pro Rata Percentage and no Lender's security interest in the Collateral shall have priority over any other Lender's security interest in the Collateral.

         3.5 INSURANCE. Insurance coverage with respect to the Resort(s) is provided by the Timeshare Owners' Association. Borrower shall furnish Agent, upon request, with satisfactory evidence that the Units, Buildings and Resorts are adequately insured. Borrower shall furnish to Agent evidence of insurance coverage with respect to the Land, that portion of the Additional Resort Collateral constituting real property and such other portion of the Additional Resort Collateral as Agent may reasonably request. Such insurance coverage shall insure against such risks, be in such amounts, with such companies and on such other terms as Agent may reasonably require. Each such policy shall name Agent as an additional insured and loss payee as agent for Lenders, as their respective interests may appear. In the event of a loss or damage to any portion of the Additional Resort Collateral constituting real property, Borrower shall, unless an Event of Default exists, apply the proceeds of any such insurance policy to restoration and repair of the Additional Resort Collateral in question in accordance with the applicable Declaration. If an Event of Default has occurred, Agent may, in its sole discretion, apply the proceeds of any such insurance policy to restoration and repair of such Additional Resort Collateral in question in accordance with the applicable Declaration or to the repayment of the Loan in accordance with Section 2.4 hereof.

         3.6 PROTECTION OF COLLATERAL; REIMBURSEMENT. The portion of the Collateral consisting of: (i) the original Pledged Notes Receivable (including, but subject to Section 3.2 hereof, the Ineligible Note Portfolio), (ii) the original Mortgages, (iii) the original purchase contract (including addendum) related to such Pledged Notes Receivable and Mortgages, and (iv) originals or true copies of the related truth-in-lending disclosure, loan application, warranty deed, and if required by Agent, the related Purchaser's acknowledgement receipt and the Exchange Company application and disclosures, shall be delivered at Borrower's expense to Agent, as agent for Lenders, at its East Hartford, Connecticut office, and held in Agent's possession and control until the Obligations are fully satisfied; and Borrower shall pay to Agent at the time of each Advance, to reimburse Agent for Agent's administrative costs, a custodial fee of $10.00 for each Pledged Note Receivable (and related Collateral) delivered into Agent's physical possession. The portion of the Collateral delivered to Agent as described above shall be segregated by Agent and stored in a fire-resistant filing cabinet; and Borrower agrees that such storage is and shall be deemed to constitute reasonable care by Agent with respect to such Collateral. All insurance expenses and all expenses of protecting the Collateral, including without limitation, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, intangibles, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower; and if Borrower fails to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrower's account therefor, and Borrower agrees promptly to reimburse Agent therefor with interest accruing thereon daily at the Default Rate. All sums so paid or incurred by Agent for any of the foregoing and any and all other sums for which Borrower may become liable hereunder and all costs and expenses (including attorneys' and paralegals' fees, legal expenses and court costs) which Agent may incur in enforcing or protecting its Lien on, or rights and interest in, the Collateral or any of its rights or remedies under this Agreement or any other Loan Document or with respect to any of the transactions hereunder or thereunder, until paid by Borrower to Agent with interest at the Default Rate, shall be included among the Obligations, and, as such, shall be secured by all of the Collateral. Provided that Agent retains the original Pledged Notes Receivable and Mortgages, and originals or copies of the related Timeshare Documents delivered to it and listed above, in a fire-resistant filing cabinet as provided above, Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, Lockbox Agent, Servicing Agent or any other Person whomsoever.

         3.7 ADDITIONAL ELIGIBLE RESORTS. From time to time during the Term, Borrower may propose to Agent that one or more additional time-share plans and projects owned and operated by Borrower be included among the Eligible Resorts in respect of which Advances may be made. Any such proposal will be in writing, and will be accompanied or supported by the due diligence and supporting Borrower, Affiliate, project, financial and related information identified in
Section 4.5 hereto, and such other information as Agent may require. Borrower will reasonably cooperate with Agent's underwriting and due diligence, and Borrower will be responsible for payment upon billing for Agent's out-of-pocket expenses in connection therewith. Subject to: (i) Agent's satisfactory underwriting and due diligence review, including satisfaction of the conditions in Sections 4 and 5 hereof as they relate to such additional time-share resorts, and (ii) consent of such Lenders (including TFC) whose total Pro Rata Payment Percentage is equal to or exceeds sixty-six and two-thirds percent (66 2/3%) of the outstanding principal balance of the Loan, Agent may, but shall not be required to, approve one or more such additional time-share resorts, including future phases or condominiums in an Existing Eligible Resort, as an Eligible Resort qualifying for Advances under and subject to the terms of this Agreement and the other Loan Documents. Notwithstanding the foregoing, in the event that a Lender does not consent to the approval of such additional time-share resort, then such Lender shall not be obligated to fund any Advances hereunder with respect to Pledged Notes Receivable originating from such resort.

         Subject in each instance to Agent's acceptable underwriting and due diligence review, consent of such Lenders (including TFC) whose total Pro Rata Payment Percentage is equal to or exceeds sixty-six and two-thirds percent (66 2/3%) of the outstanding principal balance of the Loan and Agent's prior written approval, any project as may be approved by Agent and Lenders after the Effective Date, if any, is hereinafter referred to as an "ADDITIONAL ELIGIBLE RESORT". Any Advances hereunder with respect to any Additional Eligible Resort will be subject to all terms and conditions of this Agreement and the other Loan Documents. Notwithstanding anything in this Section 3.7 to the contrary, Agent may, in its sole and absolute discretion, require that the Lenders (including
TFC) unanimously consent to the approval of any project as an Additional Eligible Resort.

         3.8 MODIFICATION OF ELIGIBLE NOTES RECEIVABLE. Notwithstanding anything herein to the contrary, Borrower shall have the right to modify the interest rate and term only of the Eligible Notes Receivable without Agent's prior consent, provided that: (i) any such change in the rate of interest on any one or more Eligible Notes Receivable shall not reduce the average interest rate on all Eligible Notes Receivable to less than twelve and one half percent (12 1/2%) per annum at any time; (ii) the term of no Eligible Notes Receivable shall be increased to a term longer than one hundred twenty (120) months from its original date; (iii) at no time may Borrower so modify the terms of Eligible Notes Receivable constituting more than fifteen percent (15%) of the outstanding principal balance of all Eligible Notes Receivable at any time; (iv) Borrower immediately provides Agent with notice of any such modification together with any original documentation evidencing such modification and (v) no Eligible Note Receivable is modified more than once in any twelve (12) month period or more than twice during the term of such Eligible Note Receivable.

         3.9 ASSUMPTION OF OBLIGATIONS UNDER ELIGIBLE NOTES RECEIVABLE. Notwithstanding anything herein to the contrary, upon the sale by a Purchaser of an Interval, the new Purchaser of the Interval may be substituted as obligor under the Eligible Note Receivable in question, provided that: (i) said new Purchaser assumes in writing all of the obligations of the original obligor under the Eligible Note Receivable in question; (ii) the Eligible Note Receivable continues to meet all of the criteria for an Eligible Note Receivable as set forth herein and (iii) the new Purchaser has made a cash down payment equal to at least 10% of the original sales price of the Interval in question, which down payment shall be in addition to the cash down payment made by the original obligor.

         3.10 TAX REFUND. Borrower agrees that it shall use the proceeds of the Tax Refund strictly to fund Operating Expenses in accordance with the Business Plan and for no other reason, without Agent's prior written consent. Borrower agrees to use the Tax Refund before requesting any Advance hereunder. Upon request of Agent, Borrower shall promptly provide to Agent such evidence as Agent may request as to the manner in which the proceeds of the Tax Refund are being used.

         3.11 PURCHASER/CRITERIA. All Eligible Notes Receivable pledged as Collateral to Agent subsequent to the Effective Date will be underwritten in a manner consistent with the Borrower's general underwriting criteria, as approved in writing by Agent, including, without limitation: (i) the requirement that a majority of sales shall be made to Purchasers with minimum annual income as follows: $35,000 for purchasers residing in the state of Texas, $40,000 for purchasers residing in the state of Illinois, and $45,000 for purchasers residing in the state of Massachusetts, (ii) the requirement that each Purchaser shall have a major credit card issued in his or her name, with a copy of such credit card maintained in Borrower's file for such Purchaser, and (iii) the requirement that the weighted average FICO Credit Bureau Scores of all

Purchasers with respect to which a FICO score can be obtained be not less than 640, provided that the aggregate outstanding principal balance of Eligible Notes Receivable pledged to Agent with respect to which a FICO score can not be obtained, does not exceed ten percent (10%) of the aggregate outstanding principal amount of all Eligible Notes Receivable pledged to Agent. Borrower shall not materially alter its general underwriting criteria without the prior written approval of Agent, which approval Agent may withhold in its sole discretion.

         3.12 REPLACEMENT NOTES RECEIVABLE. Except as may be provided in the Business Plan, Ineligible Notes Receivable, as such term is defined in Section 2.5(b), shall be replaced with Eligible Notes Receivable, to the extent available, on a dollar for dollar basis, provided, however, that if Borrower is unable to deliver Eligible Notes Receivable to replace any Ineligible Notes Receivable, Borrower shall deliver additional Notes Receivable, if available, to Agent, whether or not such additional Notes Receivable satisfy the criteria for Eligible Notes Receivable. In the event that any Eligible Note Receivable becomes available thereafter, the Borrower shall promptly substitute such Eligible Note Receivable for the Ineligible Note Receivable pledged to Agent.

         3.13 CROSS COLLATERALIZATION. The Collateral also secures the Obligations of Borrower under the Additional Credit Facility, the Inventory Loan, and the Tranche C Facility. Upon repayment of this Loan and the satisfaction by Borrower of all of the Obligations under this Loan, the Collateral shall continue to secure the Additional Credit Facility, the Inventory Loan and the Tranche C Facility, as provided in the documents evidencing and securing the Additional Credit Facility, the Inventory Loan and the Tranche C Facility. Borrower further acknowledges and agrees that upon repayment in full of the Heller Facility and/or the Sovereign Facility, Agent's security interest in the collateral securing such facilities shall automatically become a first priority security interest securing the Borrower's Obligations hereunder and under the Additional Credit Facility, the Tranche C Facility and the Inventory Facility and Borrower shall take such steps as Agent may request to deliver such collateral to Agent and to confirm Agent's first priority security interest therein. Notwithstanding the foregoing: (a) when the Term Loan Component and the Inventory Loan are paid in full, the Additional Resort Collateral shall be released from the Lien of the security interest granted to Agent hereunder provided: (i) an Event of Default has not occurred; and (ii) the Additional Resort Collateral is also released from any lien granted to Sovereign pursuant to the Sovereign Documents; (b) when both the Term Loan Component and the Inventory Loan are paid in full, the Silverleaf Finance I, Inc. Stock shall be released from the Lien of the security interest granted to Agent hereunder provided: (i) an Event of Default has not occurred; and (ii) the Silverleaf Finance I, Inc. Stock is also released from any lien granted to Sovereign pursuant to the Sovereign Documents.

                SECTION 4 -- CONDITIONS PRECEDENT TO THE CLOSING

         4.1 CONDITIONS PRECEDENT. The obligation of Agent and Lenders under this Agreement and the obligation to fund any Advance, including the initial Advance, hereunder shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

         (a) REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations and warranties contained in the Loan Documents are and shall be true and correct in all respects, and all covenants and agreements have been complied with and are correct in all respects, and all covenants and agreements to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Agent.

         (b) NO PROHIBITED ACTS. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any provision of this Agreement or the Loan Documents.

         (c) NO CHANGES. That all information and documents heretofore delivered by Borrower to Agent with respect to Borrower, the Business Plan or the Existing Resorts, including information and documents delivered in connection with the Additional Credit Facility, the Forbearance Agreement, the Tranche C Facility and the Inventory Loan, remain true and correct in all respects.

         (d) APPROVAL OF DOCUMENTS PRIOR TO EFFECTIVE DATE. Borrower has delivered to Agent (with copies to Agent's counsel), prior to the Effective Date, and Agent has reviewed and approved, prior to the Effective Date, the form and content of all of the items specified in Subsection 4.1(d)(i) through (vi) below (the "SUBMISSIONS"). Agent shall have the right to review and approve any changes to the form of any of the Submissions. If Agent disapproves of any changes to any of the Submissions, Agent shall have the right to require Borrower either to cure or correct the defect objected to by Agent or to elect not to fund the Loan or any Advance. Under no circumstances shall Agent's failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower's sole cost and expense, unless expressly stated to be an obligation and expense of Agent. Agent shall have the right of prior approval of any Person responsible for preparing a Submission ("PREPARER") and may disapprove any Preparer in its sole discretion, for any reason, including without limitation, that Agent believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All Submissions required pursuant to this Agreement shall be addressed to Agent and include the following language: "THE UNDERSIGNED ACKNOWLEDGES THAT TEXTRON FINANCIAL CORPORATION AS AGENT FOR EACH LENDER IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS DETERMINATION TO MAKE A LOAN TO SILVERLEAF RESORTS, INC. IN CONNECTION WITH THE SUBJECT COLLATERAL."

                  (i) A certificate in the form attached as Exhibit A, to be dated as of the Effective Date and signed by the president, vice president, or secretary of Borrower, certifying that the conditions specified in Sections 4.1(a), (b) and (c) above are true;

                  (ii) Copies of any amendments to the articles of incorporation of Borrower not previously delivered to Agent, certified to be true and complete by Borrower and the Secretary of State of the State of Texas and a current certificate of good standing for Borrower, and copies of any amendments to the by-laws of Borrower not previously delivered to Agent, certified to be true, correct and complete by the secretary or assistant secretary of Borrower;

                  (iii) A certificate of the Secretary of Borrower certifying the adoption by the Board of Directors of Borrower of a resolution authorizing Borrower to enter into and execute this Agreement, the Notes, and the other Loan Documents, to borrow the Loan from Lenders, and to grant to Lenders a first priority security interest in and to the Collateral;

                  (iv) A certificate of the secretary or assistant secretary of Borrower certifying the incumbency, and verifying the authenticity of the signatures, of the specified officers of Borrower authorized to sign the Agreement, the Notes and the other Loan Documents; and

                  (v) Copies or other evidence of all loans to Borrower from any officers, shareholders, or Affiliates of Borrower not previously delivered to Agent.

         (e) EXECUTION AND DELIVERY OF LOAN DOCUMENTS. Borrower shall have delivered to Agent, on or before the Effective Date, the following Loan Documents, each of which shall be in the form of the respective Loan Documents attached hereto as Exhibit A, and each of which when required, shall be in recordable form:

                  (i) THIS AGREEMENT.

                  (ii) CLOSING OPINIONS FOR BORROWER.

                  (iii) REVOLVING LOAN COMPONENT NOTE.

                  (iv) TERM LOAN COMPONENT NOTE.

                  (v) ADDITIONAL RESORT COLLATERAL MORTGAGE.

                  (vi) ADDITIONAL RESORT COLLATERAL ASSIGNMENTS.

                  (vii) STOCK PLEDGE AGREEMENT. Together with delivery of all original stock certificates indorsed to Agent, as agent for each Lender and Sovereign.

                  (viii) ASSIGNMENT OF MORTGAGES.

                  (ix) ASSIGNMENT OF NOTES RECEIVABLE AND MORTGAGES.

                  (x) ENVIRONMENTAL INDEMNITY AGREEMENT. An Environmental Indemnity Agreement, executed by Borrower in favor of each Lender.

                  (xi) LOCKBOX AGREEMENT CONFIRMATION. The Lockbox Agreement confirmation, executed by Lockbox Agent, Agent, on behalf of each Lender, and Borrower.

                  (xii) MODIFICATION TO LAND MORTGAGES. Borrower shall have executed and delivered to Agent, on or before the date hereof, modifications to the Land Mortgages, each of which shall be in the form attached hereto as Exhibit A, and each of which shall be in recordable form.

                  (xiii) STANDBY SERVICING AGREEMENT ASSIGNMENT.

                  (xiv) INTERCREDITOR AGREEMENT. Borrower, Heller and Sovereign shall have executed and delivered to Agent, on or before the date hereof, the intercreditor agreement, in the form attached hereto as Exhibit A.

                  (xv) FINANCING STATEMENTS. Original UCC financing statements covering the Collateral, filed with the Secretary of State of Texas.

                  (xvi) STANDBY MANAGEMENT AGREEMENT ASSIGNMENT.

                  (xvii) ASSIGNMENT OF MANAGEMENT AGREEMENTS.

                  (xviii) OTHER ITEMS. Such other agreements, documents, instruments, certificates and materials as Agent may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Agent as agent for Lenders contemplated by the Loan Documents, and to effectuate the transactions contemplated herein.

         (f) HELLER FACILITY AND SOVEREIGN FACILITY MODIFICATION. On or before the Effective Date, Borrower shall deliver to Agent, evidence satisfactory to Agent, that the Heller Facility and the Sovereign Facility have each been modified in accordance with the Business Plan and Agent has been provided with copies of all of the executed Heller Documents modifications and the executed Sovereign Documents modifications;

         (g) EFFECTIVE DATE CONDITIONS. On or before the Effective Date, the following conditions shall be satisfied:

                  (i) PHYSICAL INSPECTION. Agent shall be satisfied with its physical inspection of the Resorts.

                  (ii) UCC SEARCH. Agent shall have obtained, at Borrower's cost, such searches of the applicable public records as it deems necessary under Texas, and other applicable law to verify that it has a first or second, as applicable, and prior perfected Lien and security interest covering all of the Collateral. Agent shall not be obligated to fund any Advance if Agent determines that Lenders do not have a first or second, as applicable, and prior perfected lien and security interest covering any portion of the Collateral, except as expressly provided herein.

                  (iii) LITIGATION SEARCH. Agent shall have obtained, at Borrower's cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Resorts, any portion of the Collateral, Borrower, or any Affiliates of Borrower (each a "Material Party"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which Agent determines in its sole discretion exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Lenders shall not be obligated to fund any Advance if Agent determines that any such litigation is pending.

                  (iv) TITLE SEARCHES. Title Searches for each real property comprising the Additional Resort Collateral and each real property comprising the Land, together with legible copies of each exception or matter noted thereon.

                  (v) TITLE INSURANCE POLICIES:

                           (1) Borrower shall deliver to Agent, with respect to
                  each parcel of real property comprising the Land, an endorsement to the existing mortgagee's title insurance policy (the "LAND MORTGAGE TITLE POLICY ENDORSEMENT") updating each applicable policy previously issued with respect to the Land through the date hereof and indicating that the applicable Land Mortgage, as modified to date, is a first priority Lien on the land in question. Such Land Mortgage Title Policy Endorsement shall be an amount equal to the fair market value of the Land, and issued by companies and in form and substance satisfactory to Agent in its sole discretion.

                           (2) Borrower shall deliver to Agent, with respect to
                  each parcel of real property comprising the Additional Resort Collateral, a mortgagee's title insurance policy (the "ADDITIONAL RESORT COLLATERAL TITLE POLICY") in the full amount of the appraised value of each such parcel, indicating that the applicable Additional Resort Mortgage is a first priority Lien on the parcel in question. The title policy shall be in form and substance, and contain such endorsements, as are satisfactory to Agent in its sole discretion, and shall be issued by a title insurance company satisfactory to Agent.

                           (3) Borrower shall be responsible for the payment of
                  all costs and expenses of the foregoing title policies and endorsements.

                  (vi) INTENTIONALLY OMITTED.

                  (vii) SURVEYS. To the extent not previously delivered to Agent, Borrower shall deliver to Agent, at its sole cost and expense: (i) an ALTA survey of each parcel comprising the Additional Resort Collateral and the Land, which surveys shall be in form and substance satisfactory to Agent and the applicable title company, and shall be certified by the surveyor to Agent and the applicable title company, on such form of certification as may be approved by Agent; or (ii) legible recorded plats of the parcel comprising the Additional Resort Collateral and the Land, provided such recorded plats are in form and substance reasonably satisfactory to Agent and Title Company and are sufficient to remove the survey exception from the title policy issued with respect thereto.

                  (viii) RECORDING OF MODIFICATIONS TO LAND MORTGAGES AND ADDITIONAL COLLATERAL MORTGAGES. The Additional Resort Collateral Mortgages and modifications to the Land Mortgages shall have been duly recorded in the applicable land records for each state in which the Land and the Additional Resort Collateral is located.

                  (ix) ENVIRONMENTAL REPORT. To the extent not previously delivered to Agent, an Environmental Report or Reports covering the Land and that portion of the Additional Resort Collateral which is real property confirming:

                           (1) that soil conditions are sufficient to support
                  all existing and any contemplated improvements to such real property;

                           (2) the absence of Hazardous Materials on such real
                  property;

                           (3) that the issuer of the report has obtained,
                  reviewed and included with its report a CERCLIS printout from the Environmental Protection Agency (the "EPA"), statements from the EPA and other applicable and state local authorities and such other information as Agent may reasonably require, including without limitation a Phase I environmental audit, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from the real property in question, or in such proximity thereto as to create a material risk of contamination thereof.

                  (x) INSURANCE. Evidence that Borrower is maintaining all policies of insurance required by and in accordance with
                  Section 7.1(d) hereof, including copies of the most current paid insurance premium invoices;

                  (xi) GOVERNMENTAL PERMITS. To the extent not previously delivered to Agent, copies of all applicable government permits, approvals, consents, licenses and certificates with respect to the use and operation of the Resorts, the Land and that portion of the Additional Resort Collateral constituting real property;

                  (xii) TAXES. Evidence satisfactory to Agent that all taxes and assessments owed by or for which Borrower is responsible for collection had been paid with respect to the Resorts and the Collateral, including but not limited to sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangible taxes, real property taxes and any assessments related to the resorts or the Collateral. Copies of the most current tax bills for the Resorts, the Land and that portion of the Additional Resort Collateral constituting real property shall be provided to Agent;

                  (xiii) DZ FACILITY. Evidence satisfactory to Agent that the DZ Facility has closed on terms and conditions set forth in the DZ Letter Agreement and has been documented in form and substance reasonably satisfactory to Agent and Agent has been provided with copies of all of the executed DZ Documents.

                  (xiv) LOAN PAYDOWN FROM THE PROCEEDS OF THE DZ FACILITY. Interest on the Revolving Loan Component and the Term Loan Component shall be paid in full to the Effective Date and approximately $12,449,000 shall be paid down on the principal balance of the Revolving Loan Component. Interest on the Heller Facility shall be paid in full to the Effective Date. Interest on the Sovereign Facility shall be paid in full to the Effective Date and approximately $9,504,000 shall be paid down on the principal balance of the Sovereign Facility.

                  (xv) STANDBY MANAGER. Borrower will have entered into the Standby Management Agreement in form and substance satisfactory to Agent, in its sole discretion, with the Standby Manager. On and after an Event of Default, the Standby Manager shall be responsible for, among other things: (i) managing the operation of the Resorts, the related amenities, the Additional Resort Collateral and any other Collateral that Agent deems necessary, (ii) monitoring or supervising the marketing, sale, resale and financing of Intervals pledged to Agent as Collateral and (iii) such other duties and responsibilities Agent may request, from time to time, in its sole discretion, which are related to the operation of the

                  Resorts and related amenities, the Additional Resort Collateral, the Intervals and any other Collateral that Agent deems necessary. Borrower shall provide Agent with a list in form and substance satisfactory to Agent, in its sole discretion, of the duties and responsibilities associated with the operation of the Resorts.

                  (xvi) FORBEARANCE AGREEMENT. All of the terms and conditions of the Forbearance Agreement shall have been satisfied to the satisfaction of Agent and Agent shall have determined that no Forbearance Termination Event shall have occurred and be continuing.

                  (xvii) BOND HOLDER EXCHANGE TRANSACTION CONSUMMATION. Evidence satisfactory to Agent in its sole discretion that the Bond Holder Exchange Transaction outlined in the Bond Holder Exchange Transaction Letter, a copy of which is attached hereto as Exhibit E, as approved by Agent, has been accepted by the requisite number of bond holders and the Bond Holder Exchange Transaction shall have fully closed. Agent shall be provided with copies of all of the executed Bond Holder Exchange Documents.

                  (xviii) ZONING. To the extent not previously provided by Borrower to Agent, and if requested by Agent, evidence that the use and operation of the portions of the Additional Resort Collateral comprised of real property comply with all applicable zoning, building, health, safety and fire codes and regulations.

                  (xix) RESORT CONSULTANT. The Borrower, at its own expense, shall retain a consultant of recognized standing, acceptable to Agent in its sole discretion (the "RESORT CONSULTANT"). The Resort Consultant shall have such duties and responsibilities as Agent may request, in its sole discretion, from time to time, including without limitation: (1) preparation of a report evaluating Borrower's business and the operation of the Resorts to be delivered to Agent within ten (10) days after the Effective Date; (2) on an ongoing basis, monitoring: (a) the operations of Borrower including the offer and sale of Intervals by Borrower and the financing by Borrower of such sales, (b) Borrower's compliance with the Business Plan, (c) Borrower's operation of the Silverleaf Club and (d) Borrower's and/or Silverleaf's Club's management and operation of the Resorts, the related amenities and the Additional Resort Collateral; and (3) submission of weekly written reports to Agent as to the foregoing. The Agreement with the Resort Consultant shall be in form and substance acceptable to Agent in its sole discretion and shall be assigned by Borrower to Agent as security for the Obligations. Notwithstanding the foregoing, Borrower and Agent acknowledge and agree that the Resort Consultant may also perform the duties of the Standby Manager.

                  (xx) ESTOPPEL LETTERS. Borrower shall deliver to Agent, with respect to each Resort, an estoppel letter, executed by the applicable Timeshare Owners' Association, in the form attached hereto as Exhibit A.

         IN THE EVENT THAT AGENT DETERMINES, IN ITS SOLE AND ABSOLUTE DISCRETION, THAT ANY OF THE CONDITIONS SET FORTH IN SECTION 4.1, 4.3, OR 4.4 ARE NOT SATISFIED ON OR BEFORE MAY 31, 2002, THEN THIS AGREEMENT, AND THE OBLIGATIONS OF AGENT AND EACH LENDER HEREUNDER, SHALL BE NULL AND VOID IN ALL RESPECTS AB INITIO. IN SUCH EVENT, THE ORIGINAL LOAN AGREEMENT AND THE TERMS AND CONDITIONS THEREIN SET FORTH, AS MODIFIED BY THE FORBEARANCE AGREEMENT, SHALL GOVERN AND CONTROL BORROWER'S OBLIGATION WITH RESPECT TO REPAYMENT IN FULL OF THE OBLIGATIONS, AS SUCH TERM IS DEFINED IN THE ORIGINAL LOAN AGREEMENT.

         4.2 EFFECTIVE DATE ADVANCES. In the event that Borrower desires Lenders to make an Advance on the Effective Date, then, in addition to all of the conditions precedent set forth in this Section 4, Borrower shall have complied with all of the requirements of Section 5 below at least five (5) Business Days prior to the Effective Date.

         4.3 EXPENSES. Borrower shall have paid all fees and expenses required to be paid pursuant to this Agreement. Lenders shall have no obligation to fund any Loan or make the initial Advance or any subsequent Advance unless (a) the amount of the initial Advance together with any moneys paid by Borrower is sufficient to satisfy all fees and expenses required to be paid pursuant to this Agreement, and (b) the Advance will not be used for any of the uses set forth in
Section 6.11.

         4.4 PROCEEDINGS SATISFACTORY. Borrower shall execute all of the Loan Documents approved by Agent on the Effective Date, and all actions taken in connection with the execution or delivery of the Loan Documents, and all documents and papers relating thereto, shall be satisfactory to Agent and its counsel. Agent and its counsel shall have received copies of such documents and papers as Agent or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to Agent and its counsel.

         4.5 CONDITIONS PRECEDENT TO FUNDING OF ADVANCES WITH RESPECT TO ADDITIONAL ELIGIBLE RESORTS. As provided in Section 3.7 hereof, Borrower may propose to Agent that Agent approve one or more additional timeshare plans for inclusion hereunder as an Additional Eligible Resort in respect of which Advances may be made. The obligation of Lenders to fund any Advances with respect to an Additional Eligible Resort shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

         (a) REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations and warranties contained in the Loan Documents are and shall be true and correct in all respects, and all covenants and agreements have been complied with and shall be correct in all respects, and all covenants and agreements to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Agent.

         (b) NO PROHIBITED ACTS. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any provision of the Loan Documents.

         (c) APPROVAL OF DOCUMENTS PRIOR TO ADVANCE. Borrower has delivered or caused to be delivered to Agent (with copies to Agent's counsel), at least fifteen (15) Business Days prior to the date of each Advance, and Agent has reviewed and approved, at least five (5) Business Days prior to the date of each Advance, the form and content of all of the items specified in each of the Submissions required pursuant to this Section 4.5. Agent shall have the right to review and approve any changes to the form of any of the Submissions. If Agent disapproves of any changes to any of the Submissions, Agent shall have the right to require Borrower either to cure or correct the defect objected to by Agent or to elect on behalf of Lenders not to fund the Loan or any Advance. Under no circumstances shall Agent's failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower's sole cost and expense, unless expressly stated to be an obligation and expense of Agent. Agent shall have the right of prior approval of any Preparer and may disapprove any Preparer in its sole discretion, for any reason, including without limitation, that Agent believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All Submissions required pursuant to this Agreement shall be addressed to Agent and include the following language: "THE UNDERSIGNED ACKNOWLEDGES THAT TEXTRON FINANCIAL CORPORATION AS AGENT FOR EACH LENDER IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS DETERMINATION TO MAKE A LOAN TO SILVERLEAF RESORTS, INC. IN CONNECTION WITH THE SUBJECT COLLATERAL."

                  (i) a certificate in the form attached as Exhibit A, to be dated as of the date of each such Advance and signed by the president, vice president, or secretary of Borrower, certifying that the conditions specified in Sections 4.5(a) and (b) above are true;

                  (ii) copies of the articles of incorporation of Borrower, together with any amendments thereto certified to be true and complete by Borrower and the Secretary of State of the State of Texas, a current certificate of good standing for Borrower issued by the Secretary of State of the State of Texas, a current certificate of authority to conduct business issued by the secretary of state in each state in which Borrower conducts business, and copies of the by-laws of Borrower certified to be true, correct and complete by the secretary or assistant secretary of Borrower;

                  (iii) except for the Resorts listed on Schedule 4.5(c)(iii) (the "CROWN RESORTS"), a Survey for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Agent in connection with the Advance in question; and with respect to each Crown Resort, a legible, full size copy of the recorded plat for each such Resort;

                  (iv) a certificate of the secretary or assistant secretary of Borrower certifying the adoption by the board of directors thereof, respectively, of a resolution authorizing the addition of the Resort in question as an Additional Eligible Resort and to authorize Borrower to enter into, execute and deliver any Documents in connection therewith;

                  (v) a certificate of the secretary or assistant secretary of Borrower certifying the incumbency, and verifying the authenticity of the signatures, of the specified officers of Borrower authorized to sign all documents required in connection with such Additional Eligible Resort as required pursuant to this Section 4.5;

                  (vi) an inspection report or reports covering each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Agent in connection with the Advance in question, including without limitation all real property and personal property subject to the Declaration and all adjacent property, confirming:

                           (1) the absence of Hazardous Materials on the
                  personal property and real property comprising each such Additional Eligible Resort;

                           (2) that the inspection firm has obtained, reviewed
                  and included within its report a CERCLIS printout from the Environmental Protection Agency (the "EPA"), statements from the EPA and other applicable state and local authorities and a Phase I Environmental Audit, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from each such Additional Eligible Resort or in such proximity thereto as to create a material risk of contamination of each such Additional Eligible Resort;

                  (vii) evidence that Borrower is maintaining all policies of insurance required by and in accordance with Section 7.1(d) hereof, including copies of the most current paid insurance premium invoices;

                  (viii) evidence that Borrower and the Timeshare Documents for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Agent as agent for Lenders in connection with the Advance in question are in compliance with all applicable laws in connection with its sales of Intervals, including without limitation, the Timeshare Acts;

                  (ix) a current preliminary title report or certificate of title for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Agent in connection with the Advance in question, with copies of all title exceptions;

                  (x) copies of all applicable governmental permits, approvals, consents, licenses, and certificates for the establishment of each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Agent as agent for Lenders in connection with the Advance in question as timeshare projects in accordance with the applicable Timeshare Act, and for the occupancy and intended use and operation of each such Additional Eligible Resort, including the Units, including a letter certification from Borrower regarding zoning classification and compliance, letters or other satisfactory evidence from utility companies, governmental entities or other persons confirming that water, sewer (sanitary and storm), electricity, solid waste disposal, telephone, police, fire and rescue services are being provided to each Resort, and any business licenses necessary for operation of each such Additional Eligible Resort;

                  (xi) certified true, correct and complete copies of all of the Timeshare Documents for each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Agent as agent for Lenders in connection with the Advance in question;

                  (xii) evidence satisfactory to Agent that all taxes and assessments owed by or for which Borrower is responsible for collection have been paid, including but not limited to sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangibles taxes, real property taxes, and income taxes, and any assessments related to each Additional Eligible Resort for which Eligible Notes Receivable are being pledged to Agent as agent for Lenders in connection with the Advance in question and copies of the most current paid tax bills for each such Additional Eligible Resort evidencing that each such Additional Eligible Resort have been segregated from all other property on the applicable municipal taxrolls;

                  (xiii) written confirmation from an architect covering each Additional Eligible Resort, other than a Crown Resort, for which Eligible Notes Receivable are being pledged to Agent as agent for Lenders in connection with the Advance in question as to the physical condition of the improvements at each such Additional Eligible Resort, including that soil conditions are sufficient to support all existing and any contemplated improvements to the real property; which written confirmation shall be in form and substance reasonably acceptable to Agent. Each architect rendering such written confirmation shall be licensed as an architect in the state of Texas;

                  (xiv) such credit references on Borrower as Agent deems necessary in its sole discretion;

                  (xv) copies or other evidence of all loans to Borrower from any officers, shareholders, or Affiliates of Borrower, if any;

                  (xvi) a commitment to issue Mortgagee Title Policies from Title Company for each such Additional Eligible Resort. Notwithstanding anything heretofore to the contrary, Agent and each Lender agree that Borrower shall not be required to provide such a commitment or a Mortgagee Title Insurance Policy with respect to any Crown Resort (other than the Quail Hollow Resort), or, until such time as deeded Intervals are permitted under local law governing the Oak N' Spruce Resort, the Oak N' Spruce Resort in order to qualify any such Resort as an Additional Eligible Resort. Notwithstanding anything heretofore to the contrary, if any claim, lien, encumbrance, charge or other matter arises with respect to any Interval or Intervals for which an Eligible Note Receivable has been pledged to Agent as agent for Lenders pursuant to this Agreement, then, in such event:

                  (a) The Note Receivable with respect to the Interval in question shall cease to be an Eligible Note Receivable and Borrower immediately shall either replace the Note Receivable in question or make a Mandatory Prepayment as provided in
                  Section 2.5(b) hereof; and

                  (b) The Resort at which the Interval in question is located shall cease to be an Additional Eligible Resort, unless and until Borrower shall cure any such claim, lien, encumbrance, charge or other matter to the satisfaction of Agent. Furthermore, any and all further requests for Advances in respect of such Resort must be accompanied by satisfactory Mortgagee Title Policies for all Intervals with respect to which such Advances are requested.

                  (xvii) the Financial Statements;

                  (xviii) to the extent not previously delivered hereunder or in connection with the Existing Credit Facility or the Inventory Loan, Borrower will execute, or cause to be executed with respect to each Additional Eligible Resort, a confirmation that the Assignment of Additional Resort Collateral covers any management agreement with respect to such Additional Resort, an Assignment of Notes Receivable and Mortgages, Borrower's Affidavit with Respect to the Additional Eligible Resorts and an Environmental Indemnification Agreement, each in the form attached hereto as Exhibit A;

                  (xix) with respect to any improvements, including any Units, constructed at a Resort within the twenty-four month period prior to any Advance with respect to an Additional Eligible Resort, Borrower shall also deliver to Agent, for its approval, such documents and instruments as Agent may reasonably request in connection with such newly constructed improvements, including, without limitation, copies of building permits, plans and specifications, construction and architectural contracts, title insurance insuring over, among other things, mechanics liens, certificates of occupancy and satisfactory evidence of the completion of such improvements;

                  (xx) such other documents, instruments, agreements, tests, reports and inspections as Agent may require with respect to Borrower or any applicable Affiliate, the Loan or any Resort, including any Additional Eligible Resort; and

                  (xxi) Upon request of Agent, Borrower shall deliver to Agent evidence, satisfactory to Agent, that there is no material litigation, written complaint, suit, action, written claim or written charge pending against Borrower or any Affiliate with any court or with any governmental authority with respect to the Resort, the Timeshare Documents, any Eligible Notes Receivable, any Interval, or any marketing, offer or sale of any Interval.

         (d) PHYSICAL INSPECTION. Agent shall be satisfied with its physical inspection of the Additional Eligible Resorts.

         (e) UCC SEARCH. Agent shall have obtained, at Borrower's cost, such searches of the applicable public records as it deems necessary under all applicable law to verify that it has a first or second, as applicable, and prior perfected Lien and security interest covering all of the Collateral. Agent shall not be obligated to fund any Advance if Agent determines that Lenders do not have a first or second, as applicable, and prior perfected lien and security interest covering any portion of the Collateral, except as expressly provided herein.

         (f) LITIGATION SEARCH. Agent shall have obtained, at Borrower's cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Additional Eligible Resorts, any portion of the Collateral, Borrower, or any Affiliate (each a "MATERIAL PARTY"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which Agent determines, in its sole discretion, exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Agent shall not be obligated to fund any Advance if it determines that any such litigation is pending.

         (g) OPINIONS OF BORROWER'S COUNSEL. Borrower shall deliver to Agent, for the benefit of Agent and each Lender, at Borrower's sole cost and expense, such opinions of counsel, including counsel admitted in each state in which each Additional Eligible Resort is located, as to such matters with respect to Borrower and each Additional Eligible Resort as Agent may request, and in form and substance acceptable to Agent in its sole discretion.

         (h) FUNDING PROCEDURE. Borrower shall have complied to Agent's satisfaction with each of the conditions precedent to funding of an Advance set forth in Section 5 hereof.

         (i) MANAGEMENT OF RESORT. Borrower shall provide evidence satisfactory to Agent that Borrower, or an Affiliate, is the manager or operator of each Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to Agent, which with respect to all Resorts (other than the Crown Resorts) shall have a term which shall expire no earlier April 1, 2009. With respect to each Crown Resort only, each such Resort may qualify as an Additional Eligible Resort (subject to satisfaction by Borrower of the conditions set forth in this Section 4.5), so long as Borrower, or an Affiliate, is the manager or operator of each such Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to Agent. Borrower agrees to provide an estoppel letter, in form and substance acceptable to Agent, from the applicable Timeshare Owner's Association. Each such management agreement constitutes a part of the Additional Resort Collateral and is assigned to Agent, on behalf of Lenders, to secure the Obligations as provided herein.

         (j) OTHER ITEMS. Such other agreements, documents, instruments, certificates and materials as Agent may request to determine the acceptability of any such Additional Eligible Resort, to evidence the Obligations, to evidence and perfect the rights and Liens and security interests of Agent contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, including, without limitation, true copies of all Resort Documents for each such Additional Eligible Resort, all Timeshare Documents and operating and management contracts and agreements, evidence of compliance with the applicable Timeshare Act and other applicable laws, evidence of all required governmental licenses and permits; title searches; title commitments or policies, including complete and legible copies of each title exception, engineering, environmental and soil reports, and evidence of compliance with all applicable zoning and building codes; each of which shall be satisfactory to Agent in its sole and absolute discretion.

                         SECTION 5 -- FUNDING PROCEDURE

         5.1 The obligation of any Lender to make any loan shall be subject to the satisfaction of all of the following conditions precedent:

         (a) REQUESTS FOR ADVANCES. Each request for an Advance shall:

                  (i) be in writing in form attached hereto as Exhibit C and shall certify the amount of the then-current Borrowing Base and the then-current Effective Advance Rate, specify the principal amount of the Advance requested and designate the account to which the proceeds of such Advance are to be transferred;

                  (ii) state that the representations and warranties of Borrower contained in the Agreement and any closing or funding related certifications are true and correct as of the date of the request and, after giving effect to the making of such requested Advance, will be true and correct as of the date on which the requested Advance is to be made;

                  (iii) state that no Default or Event of Default exists as of the date of the request and, after giving effect to the making of such requested Advance, no Default or Event of Default would exist as of the date on which the requested Advance is to be made;

                  (iv) be delivered to the office of Agent at least five (5) Business Days prior to the date of the requested Advance;

                  (v) be signed by a principal financial officer of Borrower;

                  (vi) certify that Borrower has no knowledge of any asserted or threatened defense, offset, counterclaim, discount or allowance in respect of each Note Receivable to be pledged in connection with such requested Advance, or in respect of any of the Pledged Notes Receivable;

                  (vii) contain an aging report of the Pledged Notes Receivable; identifying, among other things, which among them are Eligible Notes Receivable; and

                  (viii) contain a delinquency report which shall be in form and substance satisfactory to Agent and shall show which of such Notes Receivable is delinquent and the duration of such delinquency, and which of such Pledged Notes Receivable is not an Eligible Note Receivable;

         (b) LOAN DOCUMENTS/COLLATERAL. Not less than five (5) Business Days prior to the date of any Advance, Borrower shall have:

                  (i) delivered to Agent a list of all Eligible Notes Receivable and related Mortgages which are to be the subject of such requested Advance, indicating the unpaid principal balance owing on each of the Pledged Notes Receivable deemed to be an Eligible Note Receivable, together with such additional information as Agent may require;

                  (ii) delivered to Agent (or, if Agent shall so instruct, a designee appointed by Agent in writing) (A) the original of each Pledged Note Receivable (duly endorsed with the words "Pay to the order of Textron Financial Corporation as Agent with recourse"), (B) the original of each Mortgage securing such Pledged Notes Receivable, (C) the original of each purchase contract (including addenda) relating to the Pledged Notes Receivable and Mortgages, (D) originals or true copies of the related truth-in-lending disclosures, loan application, warranty deed, Payment Authorization Agreement and, if required by Agent, the related Purchaser's acknowledgement, receipt and exchange company application, disclosures and materials, and (E) with respect to each Eligible Note Receivable from the sale of Intervals at Oak N' Spruce: (i) the original UCC-1 Financing Statement, naming the Purchaser of the Interval giving rise to the Eligible Note Receivable as debtor and Borrower as secured party (the "PURCHASER FINANCING STATEMENT"), perfecting Borrower's security interest in the applicable Interval to secure the Purchaser's obligations under the Eligible Note Receivable and (ii) a UCC-3 Assignment, naming Borrower as assignor and Agent as assignee on behalf of Lenders, assigning to Agent, on behalf of Lenders, all of Borrower's right, title and interest under each Purchaser Financing Statement.

                  (iii) delivered to Agent a duly executed Assignment of Notes Receivable and Mortgages assigning to Agent all of Borrower's right, title and interest in and to each such Pledged Note Receivable and the related Mortgage; and

                  (iv) subject to Section 4.5(c)(xvi) hereof, delivered to Agent, with respect to each Encumbered Interval, a commitment for a Mortgagee's Title Policy showing that the Mortgage in respect of such Interval has been assigned to Agent and insuring in favor of Agent the first priority Lien of such Mortgage in the amount of the Advance to be made in respect of such Pledged Note Receivable, with a satisfactory title insurance policy to be issued on the date of Advance.

         The Mortgages and the assignments thereof to Agent shall each have been duly recorded in the applicable land records which are described in Schedule D hereof. The Mortgagee's Title Policies shall be in form and substance satisfactory to Agent and shall be issued by a title insurance company satisfactory to Agent (the "TITLE COMPANY"), and name Agent as the insured party therein as agent for Lenders. The funding of the requested Advance, delivery of the Collateral and issuance of the title insurance policy, and recording of the assignments or any releases may, in Agent's discretion, be effected by way of an escrow arrangement with the Title Company or other fiduciary, the form and substance of which shall be satisfactory to Agent.

         (c) OTHER CONDITIONS. In addition to the other conditions set forth in this Agreement, the making of the initial or any requested Advance shall be subject to the satisfaction of the following conditions:

                  (i) no Default or Event of Default shall exist immediately prior to the making of such requested Advance or, after giving effect thereto, immediately after the making of such requested Advance;

                  (ii) each agreement required to have been executed and delivered in connection with any prior Advance shall be consistent with the terms of this Agreement and shall be in full force and effect;

                  (iii) the date on which such requested Advance is to be made shall be a Business Day;

                  (iv) Borrower shall have delivered to Agent a certification showing the dollar amount of the requested Advance based on the Eligible Notes Receivable pledged to Agent, and the Notes Receivable being pledged contemporaneously with each requested Advance in the form attached hereto as Exhibit C;

                  (v) not more than one Advance shall have previously been made in the same calendar month in which such requested Advance is to be made, unless Agent, in its sole discretion, agrees to make an additional Advance during such calendar month;

                  (vi) such requested Advance shall be in a principal amount of not less than $50,000, unless Agent, in its sole discretion, agrees to make an Advance in an amount less than $50,000;

                  (vii) Agent shall have determined that the requested Advance, when added to the aggregate outstanding principal amount of all previous Advances, if any, does not, based on the Eligible Notes Receivable that have been duly pledged in favor of
                  Agent: (i) exceed the total amount of the Borrowing Base, or
                  (ii) cause the Effective Advance Rate, determined with respect to the aggregate of the Loan, the Additional Credit Facility and the Tranche C Facility, to exceed 95%;

                  (viii) if Agent shall so require, Agent shall have received an executed closing protection letter issued by the Title Company, which shall be reasonably acceptable to Agent;

                  (ix) each Lender shall have agreed to make and does make an Advance in an amount equal to its respective Pro Rata Percentage;

                  (x) the most recent Weekly Flash Report indicates that Borrower has less than five million dollars ($5,000,000) in available unrestricted cash;

                  (xi) Heller and Sovereign fund their respective portion in accordance with Section 2.1(g) and as provided in the Intercreditor Agreement; and

                  (xii) there are insufficient proceeds from the Tax Refund to pay Operating Expenses as provided in the Business Plan.

         (d) EXPENSES. Borrower shall have paid all fees and expenses required to be paid by Borrower pursuant to this Agreement in connection with such requested Advance or any conditions related thereto.

         (e) PROCEEDINGS SATISFACTORY. All actions taken in connection with such requested Advance and all documents and papers relating thereto shall be satisfactory to Agent and its counsel. Agent and its counsel shall have received copies of such documents and papers as Agent or such counsel may reasonably request in connection with such requested Advance, all in form and substance reasonably satisfactory to Agent and its counsel.

         (f) PARTIAL WAIVER OF REQUIREMENT FOR TITLE INSURANCE POLICIES UPON SATISFACTORY MAINTENANCE OF INVENTORY CONTROL PROCEDURES. Anything in Section 5.1(b)(iv) hereof to the contrary notwithstanding, the delivery of a commitment for a Mortgagee Title Policy and a Mortgagee Title Policy shall be required only with respect to twenty-five percent (25%) of the Eligible Notes Receivable delivered to Agent in respect of each advance, subject to the following requirements and limitations:

                  (i) Borrower shall be in full compliance with the Inventory Control Procedures (as defined in Section
                           6.23 herein); and

                  (ii) Agent shall have the right in its sole discretion to determine those Eligible Notes Receivable in respect of which commitments for Mortgagee Title Policies and also the Mortgagee Title Policies themselves shall be required.

                  In the event that Borrower fails to satisfy the requirements of Subparagraph 5.1(f)(i), then, immediately upon such failure, the partial waiver provided under this subparagraph shall no longer be effective.

               SECTION 6 -- GENERAL REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Agent and each Lender as follows:

         6.1 ORGANIZATION, STANDING, QUALIFICATION. Borrower: (a) is a duly organized and validly existing Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and (b) has all requisite power, corporate or otherwise, to conduct its business and to execute and deliver, and to perform its obligations under, the Loan Documents.

         6.2 AUTHORIZATION, ENFORCEABILITY, ETC.

         (a) The execution, delivery and performance by Borrower of the Loan Documents has been duly authorized by all necessary corporate action by Borrower and does not and will not: (i) violate any provision of the certificate or articles of incorporation of Borrower, bylaws of Borrower, or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower is a party or is subject; (ii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower other than Liens in favor of Lenders; or (iii) result in a breach of, or constitute a default by Borrower under, any indenture, loan or credit agreement or any other agreement, document, instrument or certificate to which Borrower is a party or by which it or any of its assets are bound or affected.

         (b) No approval, authorization, order, license, permit, franchise or consent of, or registration, declaration, qualification or filing with, any governmental authority or other Person, including without limitation, the Division or the Timeshare Owners' Association is required in connection with the execution, delivery and performance by Borrower of any of the Loan Documents.

         (c) The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

         (d) Borrower has, or will have, good and marketable title to the Collateral, free and clear of any lien, security interest, charge or encumbrance except for the security interests created by this Agreement or any Loan Document or otherwise created in favor of Agent or those specifically consented to in writing by Agent or permitted hereunder. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Lenders hereunder or Agent, Heller or Sovereign as permitted hereunder.

         (e) The execution and delivery of the Loan Documents, the delivery and endorsement to Agent as agent for Lenders of the Pledged Notes Receivable, the filing of the UCC-1's with the office of the secretary of state of the state in which Borrower is organized and the Assignment of Notes Receivable and Mortgages in the official records of the county in which the applicable Resort is located, create in favor of Agent as agent for Lenders a valid and perfected continuing first or second, as applicable, priority security interest in the Collateral. The Collateral shall secure the full payment and performance of the Obligations.

         (f) None of the Pledged Notes Receivable is forged or has affixed thereto any unauthorized signatures or has been entered into by any Person without the required legal capacity; and during the term of the Agreement, none will be forged, or will have affixed thereto, any unauthorized signatures.

         (g) Except as permitted in Sections 3.8 and 3.9 hereof, there have been no modifications or amendments to the Pledged Notes Receivable or Mortgages.

         (h) The makers of the Eligible Notes Receivable have no defenses, offsets, counterclaims or claims relating to the Eligible Notes Receivable or the Mortgages.

         (i) The Pledged Notes Receivable and the Mortgages were executed and delivered by Purchasers in favor of Borrower in connection with the purchase of the related Encumbered Intervals.

         (j) The Mortgages constitute and will constitute valid and enforceable first and prior liens and security interests on the Encumbered Intervals.

         (k) The Pledged Notes Receivable and the Mortgages are and shall remain in full force and effect, are and will be valid and binding obligations of the respective makers in favor of Agent, as holder on behalf of Lenders; and Borrower further warrants and guarantees the value, quantity, sound condition, grade and quality of the Encumbered Intervals and rights, properties, easements and interests appurtenant or related thereto.

         (l) The grant of the security interests described herein has not affected and will not affect the validity or enforceability of the obligations of the respective makers of the Pledged Notes Receivable under such Notes Receivable or the respective Mortgages.

         (m) Neither Agent nor any Lender shall be required to take, and Borrower has taken any and all required steps to protect each Lender's security interest in the Collateral (other than maintaining possession of the portion of the Collateral constituting instruments); and neither Agent nor any Lender is or shall be required to collect or realize upon the Collateral or any distribution of interest or principal, nor shall loss of, or damage to, the Collateral release Borrower from any of the Obligations.

         6.3 FINANCIAL STATEMENTS AND BUSINESS CONDITION. The Weekly Flash Reports, the Monthly Financial Reports for the first ten (10) months of the calendar year 2001 and the Alternative Financial Models dated December 4, 2001 are, to the best of Borrower's knowledge, accurate and fairly represent the financial condition of the Borrower for the periods in question, subject to the written qualifications set forth therein, including the fact that such statements and reports are preliminary and subject to completion of the audit thereof and that Borrower anticipates adjustments thereto which may significantly affect the results thereof, including an estimated reduction in shareholder equity of $63,000,000. To the best of Borrower's knowledge, there are no material liabilities, direct or indirect, fixed or contingent, of Borrower, except as disclosed to Agent in writing.

         6.4 TAXES. In accordance with the requirements set forth in the Declaration, Borrower represents and warrants that Borrower or Timeshare Owners' Association, as required, has paid or will have paid in full, prior to delinquency, all ad valorem taxes and other taxes and assessments against the Resort and the Collateral; and Borrower knows of no basis for any additional taxes or assessments against the Resorts or the Collateral. Borrower or the Timeshare Owners' Association, as the case may be, has filed all tax returns required to have been filed by it and has paid or will pay prior to delinquency, all taxes shown to be due and payable on such returns, including interest and penalties thereon, and all other taxes which are payable by it to the extent the same have become due and payable. Borrower has paid or will have paid in full, prior to delinquency, all ad valorem taxes and other assessments against that portion of the Additional Resort Collateral constituting real property and against the Land, and Borrower knows of no basis for any additional taxes or assessments against the Land or other such real property.

         6.5 TITLE TO PROPERTIES: PRIOR LIENS. Borrower has good and marketable title to all of the Collateral and to all unsold Units and Intervals at each Resort, and all rights, properties and benefits appurtenant to or benefiting them. Borrower is not in default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by any portion of any Resort or any portion or all the Collateral and no event has occurred which with the giving of notice, the passage of time or both, would constitute a default under any of the documents evidencing or securing any such indebtedness. Other than the Liens granted in favor of Agent, the Liens granted to secure the Additional Credit Facility, the Tranche C Facility and the Inventory Loan and the Liens described in Schedule 6.5 hereto, there are no liens or encumbrances against the Collateral, or against any Resort.

         6.6 SUBSIDIARIES, AFFILIATES AND CAPITAL STRUCTURE. Borrower has no subsidiaries or Affiliates which have any involvement or interest in any Resort in any way. None of the Affiliates of Borrower are parties to any proxies, voting trusts, shareholders agreements or similar arrangements pursuant to which voting authority, rights or discretion with respect to Borrower is vested in any other Person.

         6.7 LITIGATION, PROCEEDINGS, ETC. Except for those matters identified in Schedule 6.7 hereto, there are no actions, suits, proceedings, orders or injunctions pending or threatened against or affecting Borrower, the Resort or the Timeshare Owners' Association at law or in equity, or before or by any governmental authority or other tribunal, which (a) could have a material adverse effect on Borrower or (b) relate to the Loan or which could have a material effect on the Collateral or the Resort. Borrower has received no notice from any court, governmental authority or other tribunal alleging that Borrower or the Resort have violated the Timeshare Act, any of the rules or regulations thereunder, the Declaration or any other applicable laws, agreements or arrangements that could have any material effect on the Loan, the Collateral or the Resorts.

         6.8 LICENSES, PERMITS, ETC. Borrower, the Resorts, the Timeshare Owners' Associations or Borrower's Affiliates involved in the operations of the Resorts, and, to the best of Borrower's knowledge after diligent inquiry, other Persons involved in the operations of the Resorts, possess all requisite franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its or their business as now being conducted, without any known conflict with the rights of others and, with respect to Borrower, the Resorts and the Timeshare Owners' Associations, in each case subject to no mortgage, pledge, Lien, lease, encumbrance, charge, security interest, title retention agreement or option other than as provided for by this Agreement. Borrower has all permits, licenses and consents for the ownership and use of the Land and the Additional Resort Collateral.

         6.9 ENVIRONMENTAL MATTERS. Except as otherwise noted on Schedule 6.9:
(a) neither the Land, any portion of the Additional Resort Collateral consisting of real property or any Resort contains any Hazardous Materials, (b) no Hazardous Materials are used or stored at or transported to or from the Resorts, the Land or any portion of the Additional Resort Collateral consisting of real property, (c) neither Borrower nor the Resorts nor any manager thereof or to Borrower's knowledge, the Timeshare Owners' Associations, have received notice from any governmental agency, entity or other Person with regard to Hazardous Materials on, under or affecting any Resort, the Land or any portion of the Additional Resort Collateral consisting of real property, and (d) neither Borrower nor the Resorts, the Land or any portion of the Additional Resort Collateral consisting of real property, nor any portion thereof, nor to Borrower's knowledge after diligent inquiry, the Timeshare Owners' Associations, are in violation of any Environmental Laws.

         6.10 FULL DISCLOSURE. No information, exhibit or written report or the content of any schedule furnished by or on behalf of Borrower to Agent or any Lender in connection with the Loan or the Resorts contains any material misstatement of fact or omits the statement of a material fact necessary to make the statement contained herein or therein not misleading. Borrower knows of no fact or condition which will prevent the sale of Intervals to Purchasers or prevent the operation of the Resorts in accordance with the Declarations and related public offering statements, and in accordance with applicable law, or prevent Borrower from performing its Obligations pursuant to the Loan Documents.

         6.11 USE OF PROCEEDS/MARGIN STOCK. (a) The proceeds of the Loan, the Additional Credit Facility, the Tranche C Facility, the Inventory Loan, the Heller Loan, the Tax Refund, the Sovereign Loan, the DZ Facility and any cash dividend or other cash distribution Borrower receives from Silverleaf Finance I, Inc. will be used strictly in accordance with the Business Plan and for no other purpose and (b) none of the proceeds of the Loan will be used to purchase or carry any "margin stock" (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in the Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11.

         6.12 DEFAULTS. Except for the Specified Events of Default (as defined in the Forbearance Agreement) during the Forbearance Period (as defined in the Forbearance Agreement), Borrower has no knowledge of any Default or Event of Default not disclosed to Agent in writing. Except for the specified events of default under the forbearance agreement between Borrower and Heller or the forbearance agreement between Borrower and Sovereign, Borrower has no knowledge of any default or event of default under the Heller Documents or the Sovereign Documents, except as disclosed to Agent in writing, and neither Heller nor Sovereign has accelerated any loan obligation of Borrower on account of any such specified default or event of default.

         6.13 COMPLIANCE WITH LAW. Borrower

         (a) is not in violation, nor are any of its Resorts, or the business operations in respect of any of the Resorts, or to Borrower's knowledge after diligent inquiry, the Timeshare Owners' Association, in violation, of the Timeshare Act, or any laws, ordinances, governmental rules or regulations of any state in which a Resort is located, any political subdivision of said states or any other jurisdiction to which Borrower or the Resorts, or the business operations conducted in respect of the Resorts, or the Timeshare Owners' Association, are subject; and

         (b) has not failed, nor have the Resorts or, to Borrower's knowledge, the Timeshare Owners' Associations failed, to obtain any consents or joinders, or any approvals, licenses, permits, franchises or other governmental authorizations, or to make or cause to be made any filings, submissions, registrations or declarations with any government or agency or department thereof, necessary to the establishment, ownership or operation of the Resorts or any of Borrower's Properties, or to the conduct of Borrower's business, including, without limitation, the operation of the Resorts and the sale, or offering for sale, of Intervals therein; which violation or failure to obtain or register materially adversely affects Borrower, the Resorts or the business, prospects, profits, properties or condition (financial or otherwise) of Borrower or the Resorts. Borrower has, to the extent required by its activities and businesses, and the operations of the Resorts, fully complied with: (1) all of the applicable provisions of (a) the Consumer Credit Protection Act; (b) Regulation Z of the Federal Reserve Board; (c) the Equal Credit Opportunity Act;
(d) Regulation B of the Federal Reserve Board; (e) the Federal Trade Commission's 3-day cooling-off Rule for Door-to-Door Sales; (f) Section 5 of the Federal Trade Commission Act; (g) the Interstate Land Sales Full Disclosure Act ("ILSA"); (h) federal postal laws; (i) applicable state and federal securities laws; (j) applicable usury laws; (k) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (l) applicable real estate sales licensing, disclosure, reporting and escrow laws; (m) the Americans With Disabilities Act and related accessibility guidelines ("ADA"); (n) the Real Estate Settlement Procedures Act ("RESPA"); (o) all amendments to and rules and regulations promulgated under the foregoing acts or laws; (p) the Federal Trade Commission's Privacy of Consumer Financial Information Rule and (q) other applicable federal statutes and the rules and regulations promulgated thereunder; and (2) all of the applicable provisions of the Timeshare Acts, any law or laws of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resort, or the sale, offering for sale, or financing of Intervals.

         6.14 RESTRICTIONS OF BORROWER. Except for this Agreement and the Loan Documents, the Inventory Loan Documents, the Tranche B Loan Documents, the Tranche C Loan Documents, the Heller Documents and the Sovereign Documents, Borrower will not be, on or after the date hereof, a party to any contract or agreement which restricts its right or ability to incur indebtedness or prohibits Borrower's execution of or compliance with the terms of this Agreement, the other Loan Documents, the Inventory Loan Loan Agreement, the Tranche C Facility Loan Agreement, the Additional Credit Facility Loan Agreement, the Heller Documents, the Bond Holder Exchange Documents, the Sovereign Documents or the DZ Documents. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien except in favor of Agent as provided herein, and, with respect to the Land, the Additional Resort Collateral, the Silverleaf Finance I. Inc., Stock and the Ineligible Notes Receivable, in favor of Heller and Sovereign, as applicable.

         6.15 BROKER'S FEES. Borrower, Agent and each Lender represent to each other that none of them has made any commitment or taken any action which will result in a claim for any brokers', finders' or other similar fees or commitments with respect to the transactions described in the Agreement. Borrower agrees to indemnify Agent and each Lender and save and hold Agent and each Lender harmless from all claims of any Person for any broker's or finder's fee or commission, and this indemnity shall include reasonable attorneys' fees and legal expenses.

         6.16 DEFERRED COMPENSATION PLANS. Borrower has no pension, profit sharing or other compensatory or similar plan (herein called a "Plan") providing for a program of deferred compensation for any employee or officer. No fact or situation, including but not limited to, any "Reportable Event," as that term is defined in Section 4043 of the Employee Retirement Income Security Act of 1974 as the same may be amended from time to time ("Pension Reform Act"), exists or will exist in connection with any Plan of Borrower which might constitute grounds for termination of any Plan by the Pension Benefit Guaranty Corporation or cause the appointment by the appropriate United States District Court of a Trustee to administer any such Plan. No "Prohibited Transaction" within the meaning of Section 406 of the Pension Reform Act exists or will exist upon the execution and delivery of the Agreement or the performance by the parties hereto of their respective duties and obligations hereunder. Borrower will (1) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 through 305 of the Pension Reform Act with respect to each of its Plans; (2) promptly, after the filing thereof, furnish to Agent copies of each annual report required to be filed pursuant to Section 103 of the Pension Reform Act in connection with each Plan for each Plan Year, including any certified financial statements or actuarial statements required pursuant to said Section 103; (3) notify Agent immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any Plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer the Plan; and (4) notify Agent of any "Prohibited Transaction" as that term is defined in Section 406 of the Pension Reform Act. Borrower will not (a) engage in any

Prohibited Transaction or (b) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of Borrower pursuant to
Section 4068 of the Pension Reform Act.

         6.17 LABOR RELATIONS. The employees of Borrower are not a party to any collective bargaining agreement with Borrower, and, to the best knowledge of Borrower and its officers, there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

         6.18 RESORT.

         (a) TIMESHARE PLAN. Each Resort has been established and dedicated, and is and will remain, a time-share plan and project in full compliance with all applicable laws and regulations, including without limitation, the Timeshare Act.

         (b) ACCESS. Each Resort has direct access to a publicly dedicated road and all roadways inside each Resort are subject to an access and use easement or other dedication or provision that benefits and will continue to benefit all Purchasers.

         (c) UTILITIES. Electric, sanitary and stormwater sewer, telephone, water facilities and other necessary utilities are available in sufficient capacity to service each Resort and any easements necessary to the furnishing of such utility services have been obtained and duly recorded, and inure to the benefit of each Resort and each Timeshare Owners' Association.

         (d) AMENITIES. Each Purchaser of an Interval has and will have access to and the full use and enjoyment of all of the Common Elements and public utilities of the Resort in which such interval is located, all in accordance with the Declaration and Timeshare Documents.

         (e) CONSTRUCTION. All costs arising from the construction or acquisition of any Units and any other improvements and the purchase of any fixtures or equipment, inventory, furnishings or other personalty located in, at, or on the Resorts have been paid or will be paid when due.

         (f) SALE OF INTERVALS. The marketing, sale, offering of sale, rental, solicitation of Purchasers or, if applicable, lessees, and financing of Intervals in the Resort: (1) do not constitute the sale, or the offering of sale, of Securities subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law; (2) do not violate the Timeshare Act or any land sales or consumer protection law, statute or regulation of the state where the Resort is located or any other state or jurisdiction in which a Purchaser resides or in which sales or solicitation activities occur; and (3) do not violate any consumer credit or usury statute of state where the Resort is located or any other state or jurisdiction in which a Purchaser resides or in which sales or solicitation activities occur. All marketing and sales activities are performed by employees of

Borrower, all of whom are and shall be properly licensed in accordance with applicable laws.

         (g) TANGIBLE PROPERTY. Except for specific items which may be owned by independent contractors, the machinery, equipment, fixtures, tools and supplies used in connection with the Resort, including without limitation, with respect to the operations and maintenance of the Common Elements, are owned either by Borrower or the applicable Timeshare Owners' Association.

         (h) OPERATING CONTRACTS. Borrower has entered into the contracts, agreements, and arrangements necessary for the operation of the Resorts, including but not limited to those with respect to utilities, maintenance, management, services, marketing and sales (hereinbelow defined as "Operating Contracts").

         6.19 TIMESHARE REGIMEN REPORTS. Borrower has furnished to Agent true and correct copies of the Timeshare Documents listed on Schedule 6.19, which consist of all those placed on file by Borrower with the Divisions or any federal, state or local regulatory or recording agencies, offices or departments. All such filings and/or recordations, and all joinders and consents, necessary in order to establish the plan in respect of the Resorts, including without limitation, the Units, Intervals, and all appurtenant Common Elements, and all related use and access rights, have been done or obtained and all laws, regulations and statutes, and all agreements or arrangements, in connection therewith have been complied with.

         6.20 OPERATING CONTRACTS. The contracts, agreements and arrangements comprising those agreements or arrangements relating to the operation of the Resorts, including without limitation, with respect to utilities, maintenance, management, services, marketing and sales under which the fees to be paid equal or exceed $50,000.00 (collectively, all such agreements and arrangements are referred to herein as the "OPERATING CONTRACTS") are unmodified and in full force and effect and shall remain free and clear of any lien.

         6.21 ARCHITECTURAL AND ENVIRONMENTAL CONTROL. All Units, Common Elements and other improvements at, upon or appurtenant to the Resort are and will be in compliance with the design, use, architectural and environmental control provisions, if any, set forth in the Declaration.

         6.22 TAX IDENTIFICATION/SOCIAL SECURITY NUMBERS. Borrower's federal taxpayer's identification number is: 75-2259890.

         6.23 INVENTORY CONTROL PROCEDURES. Borrower has provided to Agent a true and complete copy of Borrower's Inventory, Sales and Assignments procedures (the "Inventory Control Procedures"), a copy of which is attached hereto as
Schedule 6.23.

         6.24 LAND.

         (a) FIRST LIEN. Subject to the other first lien rights of Heller and Sovereign as provided in the Intercreditor Agreement, upon execution and recording of the modification to the Land Mortgages, as modified, Lender will continue to have a valid first lien on the Land.

         (b) ACCESS. The Land has adequate legal rights of access to a public way.

         (c) SINGLE TAX LOT. Each portion of the Land constituting real property consists of a single tax lot. No portion of said lot covers property other than the land in question and no portion of the land in question lies in any other tax lot.

         (d) FLOOD ZONE. Except as is disclosed in the surveys of each portion of the Land that have been or will be provided to Lender, no portion of the land in question is located in a flood hazard area as defined by the Federal Insurance Administration.

         (e) SEISMIC EXPOSURE. No portion of the Land is located in a zone 3 or zone 4 of the "Seismic Zone Map of the U.S."

         (f) CONDEMNATION. No part of the Land has been taken in condemnation or other like proceedings nor is any proceeding pending, threatened or known to be contemplated for the partial or the total condemnation or taking of any portion of the Land.


         (g) NO PURCHASE OPTIONS. No person or entity has an option to purchase the Land, or any portion thereof, or any interest therein.

         6.25 ADDITIONAL RESORT COLLATERAL.

         (a) FIRST LIEN. Subject to the other first lien rights of Heller and Sovereign as provided in the Intercreditor Agreement, upon execution and delivery of the Additional Resort Collateral Assignments and execution and recording of the Additional Resort Collateral Mortgages, Lender will have a valid first lien in the Additional Resort Collateral.

         (b) ACCESS. The portion of the Additional Resort Collateral constituting real property has adequate legal rights of access to a public way.

         (c) INTENTIONALLY OMITTED.

         (d) FLOOD ZONE. Except as is disclosed in the surveys of the portion of the Additional Resort Collateral constituting real property that have been or will be provided to Lender, no portion of such land is located in a flood hazard area as defined by the Federal Insurance Administration.

         (e) SEISMIC EXPOSURE. No portion of the Additional Resort Collateral constituting real property is located in a zone 3 or zone 4 of the "Seismic Zone Map of the U.S."

         (f) CONDEMNATION. No portion of the Additional Resort Collateral constituting real property has been taken in condemnation or other like proceedings nor is any proceeding pending, threatened or known to be contemplated for the partial or the total condemnation or taking of any portion of such land.

         (g) NO PURCHASE OPTIONS. No person or entity has an option to purchase any portion of the Additional Resort Collateral, or any portion thereof, or any interest therein.

         6.26 ADDITIONAL REPRESENTATIONS AND WARRANTIES. This Agreement, the Original Agreement, the Note and the other Loan Documents constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms. Borrower ratifies and confirms each covenant and agreement made under the Original Agreement and the other Loan Documents, except as provided in the Forbearance Agreement.

         6.27 HELLER AND SOVEREIGN FACILITIES. The modifications of the Heller Facility and the Sovereign Facility on terms and conditions as provided in the Business Plan, have closed and Agent has been provided with true and correct copies of the Heller Documents and the Sovereign Documents, as so modified. There is no event of default or event which, with the passage of time, notice or both, would constitute an event of default under either the Heller Facility or the Sovereign Facility and Borrower is in good standing under both of such facilities.

         6.28 BOND HOLDER EXCHANGE TRANSACTION. The Bond Holder Exchange Letter has not been amended, modified or otherwise rescinded.

         6.29 DZ FACILITY. The DZ Letter Agreement is in full force and effect and has not been amended, modified or otherwise rescinded.

         6.30 STANDBY SERVICER. Borrower has entered into the Standby Servicing Agreement, a copy of which is attached hereto as Exhibit I, with the Standby Servicer, and such agreement is in full force and effect and has not been modified, amended or terminated.

                             SECTION 7 -- COVENANTS

         7.1 AFFIRMATIVE COVENANTS. So long as any portion of the Obligations remains unsatisfied, Borrower hereby covenants and agrees with Agent and each Lender as follows:

         (a) PAYMENT AND PERFORMANCE OF OBLIGATIONS. Borrower shall pay all of the Loan and related expenses when and as the same become due and payable, and Borrower shall strictly observe and perform all of the Obligations, including without limitation, all covenants, agreements, terms, conditions and limitations contained in the Loan Documents, and will do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default hereunder, other than a Specified Event of Default (as defined in the Forbearance Agreement); and Borrower will maintain an office or agency in the State of Texas where notices, presentations and demands in respect of the Loan Documents may be made upon Borrower. Such office or agency and the books and records of Borrower shall be maintained at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221 until such time as Borrower shall so notify Agent, in writing, of any change of location of such office or agency.

         (b) MAINTENANCE OF EXISTENCE, QUALIFICATION AND ASSETS. Borrower shall at all times (i) maintain its legal existence, (ii) maintain its qualification to transact business and good standing in any state and in any jurisdiction where it conducts business in connection with the Resort, and (iii) comply or cause compliance with all governmental laws, rules, regulations and ordinances applicable to the Resort, Borrower or its business, including, without limitation, the Timeshare Act.

         (c) CONSOLIDATION AND MERGER. Borrower will not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, unless: (i) Borrower is the continuing or surviving corporation in any such consolidation or merger and (ii) prior to and immediately after such consolidation or merger, Borrower shall not be in default hereunder.

         (d) MAINTENANCE OF INSURANCE. Borrower, or if required pursuant to the Declaration, the Timeshare Owners' Association, shall maintain (or Borrower shall cause to be maintained) at all times during the term of this Agreement, policies of insurance with premiums being paid when due, and shall deliver to Agent originals of insurance policies issued by insurance companies, in amounts, in form and in substance, and with expiration dates, all acceptable to Agent and containing a waiver of subrogation rights by the insuring company, a non-contributory standard mortgagee benefit clause, or their equivalents, and a mortgagee loss payable endorsement in favor of and satisfactory to Agent on behalf of each Lender, and breach of warranty coverage, providing the following types of insurance on and with respect to Borrower (or, as appropriate, the respective Associations) and the Resort:

                  (i) Fire and extended coverage insurance (including lightning, hurricane, tornado, wind and water damage, vandalism and malicious mischief coverage) covering the improvements and any personal property located in or on the Resort and any real property constituting part of the Additional Resort Collateral, in an amount not less than the full replacement value of such improvements and personal property, and said policy of insurance shall provide for a deductible acceptable to Agent, breach of warranty coverage, replacement cost endorsements satisfactory to Agent, and shall not permit co-insurance;

                  (ii) Public liability and property damage insurance covering the Resort in amounts and on terms satisfactory to Agent; and

                  (iii) Such other insurance on the Resort and any real property constituting part of the Additional Resort Collateral or any replacements or substitutions therefor including, without limitation, flood insurance (if the Property is or becomes located in an area which is considered a flood risk by the U.S. Emergency Management Agency or pursuant to the National Flood Insurance program), in such amounts and upon terms as may from time to time be reasonably required by Agent.

         To the extent any other timeshare receivable lender has any rights to approve the form of insurance policies with respect to the Resort, the amounts of coverage thereunder, the insurers under such policies, or the designation of an attorney-in-fact for purposes of dealing with damage to any part of the Resort or insurance claims or matters related thereto, or any successor to such attorney-in-fact, or any changes with respect to any of the foregoing, Borrower shall take all steps as may be necessary (and, after turnover, if any, of control of the Resort to the Timeshare Owners' Association, Borrower shall use its best efforts) to ensure that Agent, on behalf of each Lender, shall at all times have a co-equal right, with such other lender (including, without limitation, Borrower or any third-party lender), to approve all such matters and any proposed changes in respect thereof; and Borrower shall not cause or permit any changes with respect to any insurance policies, insurers, coverage, attorney-in-fact, or insurance trustee, if any, without Agent's prior written approval.

         In the event of any insured loss or claim in respect of the Resort or any real property comprising the Additional Resort Collateral, Borrower shall apply (or cause to be applied), and Borrower covenants that the Timeshare Owners' Association shall apply (or cause to be applied), all proceeds of such insurance policies in a manner consistent with the Timeshare Documents and the Timeshare Act.

         All insurance policies required pursuant to this Agreement (or the Timeshare Documents or Timeshare Act) shall provide that the coverage afforded thereby shall not expire or be amended, canceled, modified or terminated without at least thirty (30) days prior written notice to Agent. At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this
Section 7.1(d), a renewal or replacement thereof satisfactory to Agent shall be delivered to Agent. Borrower shall deliver or cause to be delivered to Agent receipts evidencing the payment for all such insurance policies and renewals or replacements.

         In the event of any fire or other casualty to or with respect to the improvements on or at the Resort or any real property comprising the Additional Resort Collateral, Borrower covenants that Borrower or the Timeshare Owners' Association, as the case may be, will promptly restore or repair (or cause to be restored, repaired or replaced) the damaged improvements and repair or replace any other personal property to the same condition as immediately prior to such fire or other casualty and, with respect to the improvements and personal property on the Resort or any real property comprising the Additional Resort Collateral, in accordance with the terms of the Timeshare Documents or Timeshare Act. The insufficiency of any net insurance proceeds shall in no way relieve Borrower or, as applicable, Borrower and Timeshare Owners' Association, of its obligation to restore, repair or replace such improvements and other personal property in accordance with the terms hereof, of the Declaration or other Timeshare Documents or of the Timeshare Act, and

Borrower covenants that Borrower or, as the case may be, the Timeshare Owners' Association, shall promptly comply and cause compliance with the provisions of the Declaration and other Timeshare Documents, or of the Timeshare Act relating to such restoration, repair or replacement. Borrower shall, unless an Event of Default has occurred, apply all insurance proceeds payable to or received by it, in accordance with the applicable Declaration. If an Event of Default has occurred, Agent may, in its sole discretion, apply all insurance proceeds in accordance with the applicable Declaration or to the repayment of the Loan in accordance with Section 2.4 hereof.

         (e) MAINTENANCE OF SECURITY. Borrower shall execute and deliver (or cause to be executed and delivered) to Agent all security agreements, financing statements, assignments and such other agreements, documents, instruments and certificates, and supplements and amendments thereto, and take such other actions, as Agent deems necessary or appropriate in order to maintain as valid, enforceable and perfected first or second priority liens and security interests, as applicable, all Liens and security interests in the Collateral granted to Agent as agent for Lenders to secure the Obligations. Borrower shall not grant extensions of time for the payment of, compromise for less than the full face value or release in whole or in part, any Purchaser or other Person liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid upon, any Collateral or any instrument, chattel paper or document representing the Collateral.

         (f) PAYMENT OF TAXES AND CLAIMS. Borrower will pay, and, as applicable pursuant to the Declaration, Borrower covenants that the Timeshare Owners' Association will pay, when due, all taxes imposed upon the Resort, the Collateral, Borrower, the Timeshare Owners' Association, or any of its or their property, or with respect to any of its or their franchises, businesses, income or profits, or with respect to the Loan or any of the Loan Documents; and Borrower and the Timeshare Owners' Association, as the case may be, shall pay all other charges and assessments against Borrower, the Collateral and the Resort before any claim (including, without limitation, claims for labor, services, materials and supplies) arises for sums which have become due and payable. Except for the Liens in connection with the Additional Credit Facility, the Tranche C Facility and the Inventory Loan and the Liens in favor of Agent on behalf of Lenders granted pursuant to the Loan Documents, and except as otherwise specifically provided for herein, Borrower covenants that no statutory or other Liens whatsoever (including, without limitation, mechanics', materialmens', judgment or tax liens) shall attach to any of the Collateral or the Resort except for such Liens as are expressly provided for pursuant to the Declaration, which shall, in any event, be subordinate to the Lien of Agent on behalf of Lenders. In the event any such Lien attaches to any of the Collateral or the Resort Borrower shall, within thirty (30) days after any such Lien attaches, either (i) cause such Lien to be released of record or (ii) provide Agent with a bond in accordance with the applicable laws of the State, issued by a corporate surety acceptable to Agent, in an amount and form acceptable to Agent.

         (g) INSPECTIONS. Borrower shall, at any time and from time to time and at the expense of Borrower, permit Agent or any Lender or their respective agents or representatives (provided such Lender has coordinated such inspection with Agent) to inspect the Resort, the Collateral and if necessary, in Agent's opinion, to ascertain or assure Borrower's compliance with the terms of this Agreement, any of Borrower's other assets or Property, and to examine and make copies of and abstracts from its and, to the extent it has access thereto or possession thereof, the Timeshare Owners' Association's, books, accounts, records, original correspondence, computer tapes, disks, software, and other papers as it may desire; and to discuss its affairs, finances and accounts with any of its officers, employees, Affiliates, contractors or independent public accountants (and by this provision Borrower authorizes said accountants to discuss with Agent, its agents or representatives, the affairs, finances and accounts of Borrower). Agent and each Lender agree to use reasonable efforts not to unreasonably interfere with Borrower's business operations in connection with any such inspections. Without limiting the foregoing, Agent shall have the right to make such credit investigations as Agent may deem appropriate in connection with its review of Notes Receivable, and Borrower shall make available to Agent all credit information in Borrower's possession or under its control or to which it may have access, with respect to Purchasers or other obligors under Notes Receivable as Agent may request.

         (h) REPORTING REQUIREMENTS. So long as any portion of the Obligations remain unsatisfied, Borrower shall furnish (or cause to be furnished, as the case may be) to Agent the following:

                  (i) MONTHLY FINANCIAL REPORTS. As soon as available and in any event within ten (10) days after the end of each calendar month, a report showing (i) the trial balance of the Pledged Notes Receivable, (ii) an aging report on the Pledged Notes Receivable, (iii) a report detailing the collections on each of the Pledged Notes Receivable, (iv) a Borrowing Base Report
                  (v) monthly reports from the Lockbox Agent required pursuant to the Lockbox Agreement;and (vi) a report in form satisfactory to Agent indicating, among other things, the conformity of the Borrower's business to the Business Plan and any variances therefrom during the preceding calendar month.

                  (ii) QUARTERLY FINANCIAL REPORTS. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, copies of income statements and balance sheets for the operations of each Resort and for Borrower, certified by the Chief Financial Officer of Borrower.

                  (iii) ANNUAL FINANCIAL REPORTS. As soon as available and in any event within ninety (90) days after the end of each calendar year or other fiscal year as may be applicable with respect to Borrower (a "FISCAL YEAR"), a statement of income and expense of Borrower for the annual period ended as of the end of such Fiscal Year, and a balance sheet of Borrower as of the end of such Fiscal Year, all in such detail and scope as may be reasonably required by Lender and prepared in accordance with GAAP and on a basis consistent with prior accounting periods. Notwithstanding the foregoing, Borrower shall deliver its annual financial statements for Fiscal Years 2000 and 2001 within 90 days of the Effective Date. Each annual financial statement of Borrower shall be prepared by an independent certified public accountant and certified by Borrower to be true, correct and complete, and shall otherwise be in form acceptable to Lender. In the event that Lender, acting in good faith, is not satisfied with any such Financial Statement, and if Borrower fails to provide Lender with new Financial Statements acceptable to Lender within fifteen (15) days after Lender delivers written notice of such dissatisfaction to Borrower, then, at Lender's request, Borrower shall furnish to Lender copies of audited income statements and balance sheets certified by an independent certified public accountant acceptable to Lender and prepared in accordance with GAAP and on a basis consistent with prior accounting periods. Such audited annual statements shall also be in form and content satisfactory to Lender. If the figures for net and total operating income (as such terms are defined in accordance with GAAP) in the audited annual statements do not vary by more than five percent (5%) from the figures in the unaudited annual statements, Lender shall bear, pro rata based upon its Pro Rata Percentage, the cost of the certified public accountant's audit. If, however, such figures vary by more than five percent (5%), Borrower shall bear the cost of such certified public accountant's audit;

                  (iv) OFFICER'S CERTIFICATE. Each set of annual Financial Statements or reports delivered to Agent pursuant to Sections 7.1(h)(i), (ii) and (iii) of this Agreement will be accompanied by a certificate of the President or the Treasurer of Borrower in the form attached as Exhibit D setting forth that the signers have reviewed the relevant terms of the Agreement (and all other agreements and exhibits between the parties) and have made, or caused to be made, under their supervision, a review of the transactions and conditions of Borrower from the beginning of the period covered by the Financial Statements or reports being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists or will exist, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto;

                  (v) SALES REPORTS. Concurrently with the financial statements required pursuant to Section 7.1(h)(i), (ii) and (iii), Borrower shall deliver to Agent, a sales report, detailing the sales of all Intervals at the Resorts for the period covered thereby, certified by Borrower to be true, correct and complete and otherwise in a form approved by Agent;

                  (vi) AUDIT REPORTS. Promptly upon receipt thereof, one (1) copy of each other report submitted to Borrower by independent public accountants or other Persons in connection with any annual, interim or special audit made by them of the books of Borrower;

                  (vii) NOTICE OF DEFAULT OR EVENT OF DEFAULT. Except for a Specified Event of Default identified in the Forbearance Agreement, immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, or upon becoming aware of any acceleration with respect to any Specified Event of Default, a written notice specifying, as applicable, the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto;

                  (viii) NOTICE OF CLAIMED DEFAULT. Except for a Specified Event of Default identified in the Forbearance Agreement, immediately upon becoming aware of a claim of Default or Event of Default, a written notice specifying, as applicable, the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto;

                  (ix) MAINTENANCE OF INVENTORY CONTROL. Borrower shall maintain and at all times fully comply with the Inventory Control Procedures from the date hereof until the Loan is repaid in full. Borrower shall permit Agent, its officers, employees, auditors, and other agents or designees to review the books and records of Borrower and make such other examinations and inspections as Agent in its sole discretion deems necessary to determine that Borrower is in full compliance with such Inventory Control Procedures.

                  (x) MATERIAL ADVERSE DEVELOPMENTS. Except as provided in the Business Plan, immediately upon becoming aware of any claim, action, proceeding, development or other information which may materially and adversely affect Borrower, the Collateral, the Resorts, the business, prospects, profits or condition (financial or otherwise) of Borrower, or the ability of Borrower to perform its Obligations under the Agreement, Borrower shall provide Agent with telephonic or telegraphic notice, followed by telefaxed and mailed written confirmation, specifying the nature of such development or information and such anticipated effect;

                  (xi) OTHER INFORMATION. Borrower shall deliver to Agent: (i) within five (5) days of the filing thereof with the United States Securities and Exchange Commission, copies of each Form 8-K, 10-Q and 10-K filed by Borrower; (ii) at least semi-annually during the Term (or more frequently upon request of Agent), current addresses and telephone numbers for each obligor under an Eligible Note Receivable pledged to Agent on behalf of Lenders hereunder and (iii) any other information related to the Loan, the Collateral, the Resort or Borrower as Agent may in good faith request including, without limitation, annually, federal call reports relating to Lockbox Agent; and

                  (xii) WEEKLY FINANCIAL REPORTS. Weekly "flash reports" consisting of the number of showings of the Resorts to prospective purchasers of Intervals, gross sales reports, accounts payable reports, accounts receivable reports and cash balances before 5:00 p.m. (eastern standard time) on each Thursday during the term hereof.

         (i) RECORDS. Borrower shall keep adequate records and books of account reflecting all financial transactions of Borrower and with respect to the Resort in which complete entries will be made in accordance with GAAP. In addition, Borrower shall keep, and shall promptly deliver to Agent upon Agent's request therefor, complete, timely and accurate records of all sales of Intervals and all payments in respect of Pledged Notes Receivable.

         (j) MANAGEMENT. Borrower shall: (i) remain engaged in the active management of the Resorts, (ii) unless Borrower notifies Agent in writing at least thirty (30) days in advance of its new location, retain its executive offices at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221, and (iii) continue to perform duties substantially similar to those presently performed as provided in the management agreement relating to each Resort. No management agreement for any Resort shall be modified, assigned, extended, terminated or entered into nor shall the current method of operation and management of the Resorts be changed in any material manner, without the prior written approval of Agent, except as contemplated in Section 7.1(y) hereof.

         (k) FICA. Borrower shall furnish to Agent within thirty (30) days after the expiration of each calendar quarter proof reasonably satisfactory to Agent that Borrower's obligations to make deposits for F.I.C.A., social security and withholding taxes have been satisfied.

         (l) OPERATING CONTRACTS. Subject to the rights of the Timeshare Owners' Association as set forth in the Timeshare Documents, no Operating Contract shall be modified, extended, terminated or entered into, without the prior written approval of Agent, if any such modification, extension, termination or new agreement could have a material adverse impact on the operation of the Resort or the Collateral.

         (m) NOTICES. Borrower shall notify Agent within five (5) Business Days of the occurrence of any event (i) as a result of which any representation or warranty of Borrower contained in any Loan Documents would be incorrect or materially misleading if made at that time, or (ii) as a result of which Borrower is not in full compliance with all of its covenants and agreements contained in this Agreement or any Loan Document, or (iii) which constitutes or, with the passage of time, notice or a determination by Agent would constitute, an Event of Default.

         (n) MAINTENANCE. Borrower shall maintain, or shall cause to be maintained, or to the extent provided for pursuant to the Declaration, shall use its best efforts to cause the Timeshare

Owners' Association to maintain, the Resort and that portion of the Additional Resort Collateral consisting of real property in good repair, working order and condition and shall make all necessary replacements and improvements to the Resort and that portion of the Additional Resort Collateral consisting of real property so that the value and operating efficiency of the Resort and that portion of the Additional Resort Collateral consisting of real property will be maintained at all times and so that the Resort and that portion of the Additional Resort Collateral consisting of real property remains in compliance in all respects with the Timeshare Act, the Timeshare Documents and other applicable law.

         (o) CLAIMS. Borrower shall promptly notify Agent of any claim, action or proceeding affecting the Resort or Collateral, or any part thereof, or Agent, any Lender or any of the security interests or rights granted in favor of Agent hereunder or under any of the Loan Documents. At the request of Agent, Borrower shall appear in and defend in favor of each Lender, at Borrower's sole expense, any such claim, action or proceeding.

         (p) REGISTRATION AND REGULATIONS.

                  (i) LOCAL LEGAL COMPLIANCE. Borrower will comply, and will cause the Resort, the Land and each portion of the Additional Resort Collateral constituting real property to comply, with all applicable servitudes, restrictive covenants, applicable planning, zoning or land use ordinances and building codes, all applicable health and Environmental Laws and regulations, and all other applicable laws, rules, regulations, agreements or arrangements.

                  (ii) REGISTRATION COMPLIANCE. Borrower will maintain, or cause to be maintained, all necessary registrations, current filings, consents, franchises, approvals, and exemption certificates, and Borrower will make or pay, or cause to be made or paid, all registrations, declarations or fees with the Division and any other government or any agency or department thereof, whether in the state or another jurisdiction, required in connection with the Resort and the occupancy, use and operation thereof, the incorporation of Units into the time-share plan established pursuant to the Declaration and the other Timeshare Documents, and the sale, advertising, marketing, and offering for sale of Intervals. All such registrations, filings and reports will be truthfully completed; and true and complete copies of such registrations, applications, consents, licenses, permits, franchises, approvals, exemption certificates, filings and reports will be delivered to Agent. Borrower shall advise Agent of any changes with respect to its marketing or sales programs in any jurisdiction, including jurisdictions other than the state, and at Agent's request from time to time, Borrower shall deliver to Agent: (A) written statements by the applicable state authorities, in form acceptable to Agent, stating that no registration is necessary for the sale of Intervals in the particular state, (B) an opinion of counsel in form acceptable to Agent and rendered by counsel acceptable to Agent, stating that no such registration is necessary, or (C) such other evidence of compliance with applicable laws as Agent may require; and

                  (iii) OTHER COMPLIANCE. Borrower has, in all material respects, complied with and will comply with all laws and regulations of the United States, the State of Texas, the each state in which an applicable Resort, the Land or Collateral is located, any political subdivision of either such state and any other governmental, quasi-governmental or administrative jurisdiction in which Intervals have been sold or offered for sale, or in which sales, offers of sale or solicitations with respect to the Resort have been or will be conducted, including to the extent applicable, but not limited to: (1) the Timeshare Act; (2) the Consumer Credit Protection Act; (3) Regulation Z of the Federal Reserve Board; (4) the Equal Credit Opportunity Act; (5) Regulation B of the Federal Reserve Board; (6) the Federal Trade Commission's 3-day cooling-off Rule for Door-to-Door Sales; (7) Section 5 of the Federal Trade Commission Act; (8) ILSA; (9) federal postal laws; (10) applicable state and federal securities laws; (11) applicable usury laws; (12) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (13) applicable real estate sales licensing, disclosure, reporting and escrow laws;
                  (14) the ADA; (15) RESPA; (16) all amendments to and rules and regulations promulgated under the foregoing acts or laws; (17) the Federal Trade Commission's Privacy of Consumer Financial Information Rule; (18) other applicable federal statutes and the rules and regulations promulgated thereunder; and (19) any state law or law of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resort, or the sale, offering for sale, or financing of Intervals.

         (r) OTHER DOCUMENTS. Borrower will maintain to the satisfaction of Agent, and make available to Agent and the other Lenders, accurate and complete files relating to the Resort, the Pledged Notes Receivable and other Collateral, and such files will contain true copies of each Pledged Note Receivable, as amended from time to time, copies of all relevant credit memoranda relating to such Notes Receivable and all collection information and correspondence relating thereto. Without limiting the foregoing, Borrower shall maintain evidence of its compliance with the requirements of Section 3.11.

         (s) FURTHER ASSURANCES. Borrower will execute and deliver, or cause to be executed and delivered, such other and further agreements, documents, instruments, certificates and assurances as, in the judgment of Agent exercised in good faith may be necessary or appropriate to more effectively evidence or secure, and to ensure the performance of, the Obligations. In addition, Borrower shall deliver to Agent from time to time upon each request by Agent such documents, instruments or other matters or items as Agent may require to evidence Borrower's compliance with the covenants set forth in this Section 7.1 and Section 3.11.

         (t) UTILITIES. Borrower will cause, or to the extent provided for pursuant to the Declaration, covenants to use its best efforts to ensure that the Timeshare Owners' Association, or the manager of the Resort, as applicable, will cause, electric, sanitary and stormwater sewer, water facilities, drainage facilities, solid waste disposal, telephone and other necessary utilities to be available to the Resort in sufficient capacity to service the Resort.

         (u) AMENITIES. Borrower will cause, or to the extent provided for pursuant to the Declarations, will use its best efforts to ensure that the Timeshare Owners' Association, or the manager of the Resort, as applicable, will cause, the Resort to be maintained in good condition and repair, and in accordance with the provisions of the applicable Timeshare Documents, and Borrower will cause each Purchaser of an Interval at the Resort to have continuing access to, and the use of, to the extent of such Purchaser's time-share periods, all of the Common Elements and related or appurtenant services, rights and benefits, all as provided in the Declaration and the Timeshare Documents.

         (v) EXPENSES AND CLOSING FEES. Whether or not the transactions contemplated hereunder are completed, Borrower shall pay all expenses of Agent, each Lender and each of TFC's participants relating to negotiating, preparing, documenting, closing and enforcing this Agreement, including, but not limited to:

                  (i) the cost of preparing, reproducing and binding this Agreement, the other Loan Documents and all Exhibits and Schedules thereto;

                  (ii) the fees and disbursements of Agent's, each Lender's and each of TFC's participants' counsel;

                  (iii) Agent's, each Lender's and each of TFC's participants' out-of-pocket expenses;

                  (iv) all fees and expenses (including fees and expenses of Agent's, each Lender's and each of TFC's participants' counsel) relating to any amendments, waivers, consents or subsequent closings pursuant to the provisions hereof;

                  (v) all costs, outlays, legal fees and expenses of every kind and character had or incurred in (1) the interpretation or enforcement of any of the provisions of, or the creation, preservation or exercise of rights and remedies under, any of the Loan Documents including the costs of appeal (2) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claim or claims made or threatened against Agent arising out of this transaction or the protection of the Collateral securing the Loan or Advances made hereunder, expressly including, without limitation, the defense by Agent, each Lender and each of TFC's participants of any legal proceedings instituted or threatened by any Person to seek to recover or set aside any payment or setoff theretofore received or applied by Agent, each Lender and each of TFC's participants with respect to the Obligations, and any and all appeals thereof; and (3) the advancement of any expenses provided for under any of the Loan Documents;

                  (vi) all expenses relating to the maintenance and administration of the Lockbox and Lockbox Account by the Lockbox Agent and Servicing and any escrow by the Title Company or any other escrow agent;

                  (vii) the custodial fees payable to Agent with respect to the original Pledged Notes Receivable and related Collateral;

                  (viii) all costs and expenses incurred by Agent under the Note, and all late charges under the Note; and

                  (ix) all real and personal property taxes and assessments, documentary stamp and intangible taxes, sales taxes, recording fees, title insurance premiums and other title charges, document copying, transmittal and binding costs, appraisal fees, lien and judgment search costs, fees of architects, engineers, environmental consultants, surveyors and any special consultants, construction inspection fees, brokers fees, escrow fees, wire transfer fees, and all travel and out-of-pocket expenses of Agent, each Lender and each of TFC's participants to conduct inspections or audits. Without limitation of the foregoing, Borrower shall pay the costs of UCC and other searches, UCC and other Loan Document recording fees and applicable taxes, and premiums on each Mortgagee Title Policy delivered to Agent pursuant to this Agreement.

         (w) INDEMNIFICATION OF AGENT AND LENDERS. In addition to (and not in lieu of) any other provisions of any Loan Document providing for indemnification in favor of Agent or Lenders, Borrower shall defend, indemnify and hold harmless Agent and each Lender, their respective subsidiaries, affiliates, officers, directors, agents, employees, representatives, consultants, contractors, servants, and attorneys, as well as the respective heirs, personal representatives, successors or assigns of any or all of them (hereafter collectively the "Indemnified Lender Parties"), from and against, and promptly pay on demand or reimburse each of them with respect to, any and all liabilities, claims, demands, losses, damages, costs and expenses (including without limitation, reasonable attorneys' and paralegals' fees and costs), actions or causes of action of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way related or attributable to (i) this Agreement, the Loan Documents, or the Collateral; (ii) the transactions contemplated under any of the Loan Documents or any of the Timeshare Documents, including without limitation, those in any way relating to or arising out of the violation of any federal or state laws, including the Timeshare Act; (iii) any breach of any covenant or agreement or the incorrectness or inaccuracy of any representation and warranty of Borrower contained in this Agreement or any of the Loan Documents (including without limitation any certification of Borrower delivered to any Lender or Agent); (iv) any and all taxes, including real estate, personal property, sales, mortgage, excise, intangible or transfer taxes, and any and all fees or charges, including, without limitation under the Timeshare Act, which may at any time arise or become due prior to the payment, performance and discharge in full of the Obligations; (v) the breach of any representation or warranty as set forth herein regarding any Environmental Laws; (vi) the failure of Borrower to perform any obligation or covenant herein required to be performed pursuant to any Environmental Laws; (vii) the use, generation, storage, release, threatened release, discharge, disposal or presence on, under or about the Resort of any Hazardous Materials; (viii) the removal or remediation of any Hazardous Materials from the Resort required to be performed pursuant to any Environmental Laws or as a result of recommendations of any environmental consultant or as required by Agent; (ix) claims asserted by any Person (including without limitation any governmental or quasi-governmental agency, commission, department, instrumentality or body, court, arbitrator or administrative board (collectively, a "GOVERNMENTAL AGENCY"), in connection with or any in any way arising out of the presence, use, storage, disposal, generation, transportation, release, or treatment of any Hazardous Materials on, in, under or affecting the Resort; (x) the violation or claimed violation of any Environmental Laws in regard to the Resort; or (xi) the preparation of an environmental audit or report on the Resort, whether conducted by a Lender, Agent, Borrower or a third-party, or the implementation of environmental audit recommendations. Such indemnification shall not give Borrower any right to participate in the selection of counsel for Agent or any Lender or the conduct or settlement of any dispute or proceeding for which indemnification may be claimed. Agent and each Lender agree to give Borrower written notice of the assertion of any claim or the commencement of any action or lawsuit described in this Section. It is the express intention of the parties hereto that the indemnity provided for in this Section, as well as the disclaimers of liability referred to in this Agreement, are intended to and shall protect and indemnify Agent and each Lender from the consequences of Agent's and each Lender's own negligence, whether or not that negligence is the sole or concurring cause of any liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement provided, however, that Borrower shall not be required to protect and indemnify Agent or any Lender from the consequences of Agent's or any such Lender's gross negligence, where that gross negligence is the sole cause of the liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement for which indemnification or protection would otherwise be required. The provisions of this Section shall survive the full payment, performance and discharge of the Obligations and the termination of this Agreement, and shall continue thereafter in full force and effect.

         (x) OPERATION OF BORROWER'S BUSINESS. Borrower will operate its business in substantial compliance with the Business Plan, including the Senior Lender Advance Schedule.

         (y) STANDBY MANAGER, RESORT CONSULTANT AND STANDBY SERVICER. Borrower will enter into agreements for the Standby Manager and the Resort Consultant on or before the Effective

Date and will maintain such agreements in full force and effect. Borrower will maintain the agreement for the Standby Servicer in full force and effect. Borrower agrees that upon the occurrence of a Default or Event of Default hereunder: (1) Agent may, with the approval of a majority of the Borrower's Board of Directors, which approval shall not be unreasonably withheld or delayed, terminate any then existing management agreements and replace any existing manager with such manager as Agent may select, provided however, if:
(x) the obligations have become immediately due and payable in accordance with
Section 9.1 (a) hereof, or (y) Agent elects to have J & J Limited, Inc. act as Standby Manager, then no such approval of Borrower's Board of Directors shall be required; and (2) the Standby Servicer will assume full control over the servicing of all Pledged Notes Receivable, reporting solely to Agent, as provided in Sections 9.1(i) and 10.14 hereof.

         (z) DZ FACILITY. The DZ Letter Agreement remains in full force and effect and has not been amended, modified or rescinded and Borrower will diligently commence and proceed to close the DZ Facility on or before May 31, 2002 as contemplated in the DZ Letter Agreement and the Business Plan, and will promptly provide Agent with true and correct copies of the DZ Documents.

         (aa) BOND HOLDER EXCHANGE TRANSACTION. Borrower will act diligently and in good faith to cause the requisite number of bond holders to accept the offer to participate in the Bond Holder Exchange Transaction on the terms set forth in the Bond Holder Exchange Letter and to close the Bond Holder Exchange Transaction on or before May 31, 2002, and promptly provide Agent with true and correct copies of all documents executed and/or delivered in connection with the Bond Holder Exchange Transaction.

         (bb) HELLER FACILITY, SOVEREIGN FACILITY, DZ FACILITY AND BOND HOLDER EXCHANGE TRANSACTION. Borrower will comply with each of the terms and conditions of the Heller Facility, the Sovereign Facility, the DZ Facility and the Bond Holder Exchange Documents and will promptly deliver to Agent, upon receipt by Borrower, copies of any notices received by Borrower in connection with any of the forgoing credit facilities.

         (cc) FINANCIAL COVENANTS.

                  (i) TANGIBLE NET WORTH. Borrower shall at all times have and maintain a Tangible Net Worth in an amount which shall not be less than an amount equal to (A) the greater of (1) $100,000,000 or (2) an amount equal to 90% of the Tangible Net Worth of Borrower as of September 30, 2001 plus (B) one hundred percent (100%) of the aggregate amount of proceeds received by Borrower after January 1, 2002 in connection with
                           (1) each issuance by Borrower of any class or classes of capital stock after January 1, 2002 and (2) each incurrence of Indebtedness after January 1, 2002, other than Indebtedness which shall be the most senior Indebtedness of Borrower plus (C) one hundred percent (100%) of the aggregate amount of net income

                           (calculated in accordance with GAAP) of Borrower after January 1, 2002.

                  (ii) MARKETING AND SALES EXPENSES. Borrower will not permit as of March 31, 2002 and as of the last day of each calendar quarter thereafter the ratio of Marketing and Sales Expenses for any calendar quarter, singly and on a cumulative basis, during the specified period below (the "REFERENCE PERIOD") to Borrower's net proceeds from the sale of Intervals for such Reference Period to equal or exceed the ratio set forth opposite such period described in the table below during such Reference Period:



                           Period                               Ratio
                           ------                               -----

                           4/1/02 - 12/31/02                    .550 to 1

                           1/1/03 - thereafter                  .525 to 1


                  (iii) MINIMUM LOAN DELINQUENCY. Borrower will not permit as of the last day of each calendar quarter its over 30-day delinquency rate on its entire Notes Receivable portfolio (including, without limitation, all Eligible Notes Receivable pledged to Agent under the Agreement and all Notes Receivable pledged pursuant to the Heller Facility and the Sovereign Facility) to be greater than twenty-five percent (25%). If, as of the last day of each calendar quarter, Borrower's over 30-day delinquency on its entire Notes Receivable portfolio (including, without limitation, all Eligible Notes Receivable pledged to Agent under the Agreement and all Notes Receivable pledged pursuant to the Heller Facility and the Sovereign Facility) is greater than twenty percent (20%), then Agent shall have the right to conduct an audit, at Borrower's sole cost and expense, of all Borrower's Notes Receivable pledged to the Lenders hereunder.


                  (iv) INTEREST COVERAGE. (i) For the calendar quarter of Borrower ending June 30, 2002, the Interest Coverage Ratio for Borrower shall be at least 1.1:1; (ii) for the calendar quarter of Borrower ending September 30, 2002, the average of the Interest Coverage Ratio of Borrower of such calendar quarter and the Interest Coverage Ratio for the immediately preceding calendar quarter shall be at least 1.1:1, (iii) for the calendar quarter of Borrower ending December

                           31, 2002, the average of the Interest Coverage Ratio of Borrower for such calendar quarter and the Interest Coverage Ratios for the two immediately preceding calendar quarters shall be at least 1.1:1;
                           (iv) for each calendar quarter of Borrower beginning with, and including, the calendar quarter ending March 31, 2003 and for each calendar quarter of Borrower thereafter, the average of the Interest Coverage Ratio of Borrower for such calendar quarter and the Interest Coverage Ratios for each of the three immediately preceding calendar quarters shall be at least 1.25:1. The term Interest Coverage Ratio means with respect to any Person for any calendar quarter, the ratio of (a) EBITDA for such period less capital expenditures as determined in accordance with GAAP, for such period to (b) the interest expense minus all non-cash items constituting interest expense for such period.

                  (v) PROFITABLE OPERATIONS. Borrower will not permit Consolidated Net Income (a) for any fiscal year, commencing with the fiscal year ending December 31, 2002, to be less than $1.00 and (b) for any two consecutive fiscal quarters (treated as a single accounting period) to be less than $1.00.

         (dd) NET SECURITIZATION CASH FLOW. Borrower will cause Silverleaf Finance I, Inc. to declare, at least quarterly, a cash dividend payable to Borrower, in an amount equal to the Net Securitization Cash Flow for such quarter. If no Default or Event of Default has occurred, Borrower agrees to use such dividends for payment of Operating Expenses as provided in the Business Plan and for no other purpose. If a Default or Event of Default has occurred, then all such dividends shall be paid directly to Agent, as agent for each Lender, and applied by Agent in repayment of the Term Loan Component as provided in Section 2.4(b). Borrower shall provide Agent with notice of Silverleaf Finance I, Inc.'s declaration of a cash dividend, together with a certification that: (i) states whether a Default or Event of Default exists, and (ii) contains a calculation of the Net Securitization Cash Flow.

         (ee) SALE OR SECURITIZATIONS OF NOTES RECEIVABLE. Borrower shall use its best efforts to sell and/or securitize the Notes Receivable pledged to Agent as security for the Loan, and the proceeds of any such sale or securitization shall be applied first to repayment of the Revolving Loan Component as provided in Section 2.4(b), and then after the Revolving Loan Component has been paid in full, to repayment of the Term Loan Component as provided in Section 2.4(b). Borrower agrees to provide Agent with written notice prior to any such sale or securitization and agrees to deliver to Agent copies of all documents executed in connection therewith. Any such sale or securitization shall be acceptable to Agent in its sole and absolute discretion. The proceeds received from any such securitization shall be used to pay down the Loan in accordance with the Business Plan.

         7.2 NEGATIVE COVENANTS. So long as any portion of the Obligations remain unsatisfied,

Borrower hereby covenants and agrees with Agent and each Lender as follows:

         (a) LIMITATION ON OTHER DEBT, FURTHER ENCUMBRANCES. Borrower will not obtain financing and grant liens with respect to the Collateral or any of its other assets or property, except as hereafter provided. Prior to March 31, 2003, Borrower will not obtain financing and grant liens with respect to any of Borrower's unpledged Notes Receivable, except as provided in this Agreement, the Additional Credit Facility, the Tranche C Facility, the Inventory Loan, the Heller Facility, and the Sovereign Facility, without the Agent's prior written consent, which consent will not be unreasonably withheld. As a condition to such consent, Agent may require that all proceeds of such financing be applied in repayment of the Loan as provided in Section 2.4 hereof so as to reduce the Effective Advance Rate, and may require advances to be funded from the Revolving Loan Component prior to advances from such other financing. At any time after March 31, 2003, Borrower may obtain financing and grant liens with respect to any of Borrower's unpledged Notes Receivable in an amount not to exceed twenty million dollars ($20,000,000.00), without Agent's consent, provided that: (i) no Default or Event of Default has occurred; (ii) and such financing does not result in (x) Borrower's failure to substantially adhere to the Business Plan or
(y) an Event of Default; and (iii) Agent may require advances to be funded from the Revolving Loan Component prior to advances from such other financing. At any time after March 31, 2003, if Borrower wishes to obtain financing in excess of twenty million dollars ($20,000,000.00) which will be secured by any of Borrower's unpledged Notes Receivable, Borrower will obtain Agent's written consent, which consent will not be unreasonably withheld. Borrower may obtain unsecured financing provided: (i) Borrower provides prior written notice to Agent setting forth the terms and conditions thereof; (ii) Agent is provided a copy of the loan documents thereof; and (iii) such financing does not result in Borrower's inability to substantially adhere to the Business Plan, as determined by Agent in its sole and absolute discretion.

         (b) RESTRICTIONS ON TRANSFERS. Except as hereinafter specifically provided, Borrower shall not, whether voluntarily or involuntarily, by operation of law or otherwise, (i) without obtaining the prior written consent of Agent (which consent may be given, withheld or conditioned by Agent in Agent's sole discretion), transfer, sell, pledge, convey, hypothecate, factor or assign all or any portion of the Collateral, the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities, or contract to do any of the foregoing, including, without limitation, pursuant to options to purchase, and so-called "installment sales contracts", "land contracts", or "contracts for deed", (ii) without obtaining the prior written consent of Agent (which consent may be given, withheld or conditioned by Agent in Agent's sole discretion), lease or license all or any portion of the Collateral, the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities, or change the legal or actual possession or use thereof, (iii) permit the assignment, transfer, delegation, change, modification or diminution of the duties or responsibilities of Borrower, of any manager of the Resort approved by Agent as manager of the Resort (except for an assignment of such duties to a professional management company or companies reasonably acceptable to Agent in advance) without obtaining the prior written consent of Agent (which consent shall not be unreasonably withheld), or (iv) without obtaining the prior written consent of Agent (which consent may be given, withheld or conditioned by Agent in Agent's sole discretion), cause or permit the assignment, pledge or other encumbrance of any of the Operating Contracts or all or any portion of Borrower's right, title or interest in the Declaration. Without limiting the generality of the preceding sentence, and subject to the terms of this Agreement, the prior written consent of Agent (as specified above) shall be required for (A) any transfer of the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities or any part thereof made to a subsidiary or Affiliate or otherwise, (B) any transfer of all or any part of the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities by Borrower to its stockholders or Affiliates or vice versa, and (C) any corporate merger or consolidation, disposition or other reorganization, except as permitted in Section 7.1(c). In the event that Agent is willing to consent to a transfer which would otherwise be prohibited by this
Section 7.2(b), Agent may condition its consent on such terms as it desires, including, without limitation, an increase in the Interest Rate and the requirement that Borrower pay a transfer fee, together with any expenses incurred by Agent in connection with the granting of such consent (including, without limitation, attorneys' fees and expenses). If Borrower violates the terms of this Section 7.2(b), in addition to any other rights or remedies which Agent may have herein, in any other Loan Document, or at law or in equity, Agent may by written notice to Borrower increase, effective immediately as of the date of such violation, the Interest Rate to the Default Rate.

         (c) USE OF A LENDER'S OR AGENT'S NAME. Borrower will not, and will not permit any Affiliate to, without the prior written consent of Agent, such Lender or such TFC participant, use the name of Agent, any Lender or any TFC participant or the name of any affiliate of Agent, any Lender or any TFC participant in connection with any of their respective businesses or activities, except in connection with internal business matters and as required in dealings with governmental agencies.

         (d) TRANSACTIONS WITH AFFILIATES. Without the prior written consent of Agent, which shall not unreasonably be withheld, Borrower will not enter into any transaction with any Affiliate in connection with the Resorts, including, without limitation, relating to the purchase, sale or exchange of any assets or properties or the rendering of any service, except in the ordinary course of, and pursuant to the reasonable requirements of, the operations of the Resorts and upon fair and reasonable terms.

         (e) RESTRICTIVE COVENANTS. Borrower will not without Agent's prior written consent seek, consent to, or otherwise acquiesce in, any change in any private restrictive covenant, planning or zoning law or other public or private restriction, which would limit or alter the use of the Resort.

         (f) SUBORDINATED OBLIGATIONS. Borrower will not, directly or indirectly, (i) permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent, (the "SUBORDINATED DEBT") to any of its shareholders or their affiliates or which are subordinated by the terms thereof or by separate instrument to the payment of principal of, and interest on, the Note; (ii) permit the amendment, rescission or other modification of any such subordination provisions of any of Borrower's subordinated obligations in such a manner as to affect adversely the Lien in and to the Collateral or Lenders' senior priority position and entitlement as to payment and rights with respect to the Note and the Obligations, or (iii) permit the prepayment or redemption, except for mandatory prepayments, of all or any part of Borrower's obligations to its shareholders, or of any subordinated obligations of Borrower except in accordance with the terms of such subordination.

         (g) TIMESHARE REGIME. Without Agent's prior written consent, which consent shall not be unreasonably withheld as to changes necessary to implement the Business Plan, Borrower shall not amend, modify or terminate the Declarations or other Timeshare Documents, or any other restrictive covenants, agreements or easements regarding the Resorts (except for routine non-substantive modifications which have no impact on the Collateral) Except as otherwise provided herein or in the Sovereign Documents, Borrower shall not assign its rights as "developer" under the Declarations without Agent's prior written consent, or file or permit to be filed any additional covenants, conditions, easements or restrictions against or affecting the Resorts (or any portion thereof) without Agent's prior written consent, which consent shall not be unreasonably withheld.

         (h) NAME CHANGE. Borrower will not change its name.

         (i) COLLATERAL. Borrower shall not take any action (nor permit or consent to the taking of any action) which might impair the value of the Collateral or any of the rights of Lenders in the Collateral, nor shall Borrower cause or permit any amendment to or modification of the form or terms of any of the Pledged Notes Receivable, Mortgages or, except as specifically provided herein above, the other Timeshare Documents.

         (j) MARKETING/SALES. Borrower shall not market, attempt to sell or sell or permit or justify any sales or attempted sales of any Intervals except in compliance with the Timeshare Act and applicable laws in state and other jurisdictions where marketing, sales or solicitation activities occur.

         (k) MODIFICATIONS OF HELLER DOCUMENTS, DZ DOCUMENTS, BOND HOLDER EXCHANGE DOCUMENTS, SOVEREIGN DOCUMENTS AND OTHER DEBT INSTRUMENTS. Borrower shall not amend or modify the Heller Documents, the Sovereign Documents, DZ Documents, Bond Holder Exchange Documents or the documents evidencing any other indebtedness of Borrower, nor shall Borrower extend, modify, increase or terminate the Heller Facility, DZ Facility, the Bond Holder Exchange Transaction, the Sovereign Facility or any other credit facility or loan, without the prior written consent of Lender, which consent shall not be unreasonably withheld.

         (l) COMPENSATION OF SENIOR MANAGEMENT. The compensation payable to the senior management of Borrower, as a group, shall not be increased by more than twenty-five percent

(25%) each year, with the increase in the first year following the Effective Date being measured against the compensation payable to the senior management of Borrower as of December 31, 2001, which compensation is set forth on Schedule 7.2(l). The Borrower represents and warrants that Schedule 7.2(l) accurately sets forth such compensation.

         (m) NO NEW CONSTRUCTION. Borrower will not, without Agent's prior written approval, construct any improvements (excluding resort amenities) on any Resorts, Land or any portion of the Additional Resort Collateral constituting real property, unless such improvements are contemplated in the Business Plan.

         (n) MODIFICATION OF OTHER DOCUMENTS. Borrower shall not amend or modify the Standby Management Agreement or the Standby Servicing Agreement, without the prior written consent of Agent, which consent shall not be unreasonably withheld.

                         SECTION 8 -- EVENTS OF DEFAULT

         8.1 NATURE OF EVENTS. An "Event of Default" shall exist if any of the following shall occur:

         (a) PAYMENTS. If Borrower shall fail to make, as and when due, any payment or mandatory prepayment of principal, interest, fees or other amounts with respect to the Loan and such failure shall continue for five (5) days after notice of such failure is provided by Agent.

         (b) COVENANT DEFAULTS. If Borrower shall fail to perform or observe any covenant, agreement or warranty contained in this Agreement or in any of the Loan Documents, (other than with respect to: (i) the failure to make timely payments in respect of the Loan as provided in Section 8.1(a); (ii) the failure to deliver payments made under the Pledged Notes Receivable directly to Agent as required pursuant to Section 2.4 above as provided in Section 8.1(h); or (iii) violation of (x) the financial covenants in Section 7.1(cc) or (y) any negative covenants in Section 7.2) and, such failure shall continue for fifteen (15) days after notice of such failure is provided by Agent, provided however, that if Borrower commences to cure such failure within such 15 day period, but, because of the nature of such failure, cure cannot be completed within 15 days notwithstanding diligent effort to do so, then, provided Borrower diligently seeks to complete such cure, an Event of Default shall not result unless such failure continues for a total of thirty (30) days.

         (c) WARRANTIES OR REPRESENTATIONS. If any representation or other statement made by or on behalf of Borrower in this Agreement, in any of the Loan Documents or in any instrument furnished in compliance with or in reference to the Loan Documents, is false, misleading or incorrect in any material respect as of the date made or reaffirmed.

         (d) ENFORCEABILITY OF LIENS. If any lien or security interest granted by Borrower to Lenders in connection with the Loan is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first or second priority lien or security interest, as applicable, in favor of Agent, for itself and as agent for the Lenders, encumbering the asset which it is intended to encumber, and Borrower fails to cause such lien or security interest to become a valid, enforceable, first or second, as applicable, and prior lien or security interest in a manner satisfactory to Agent within ten (10) days after Agent delivers written notice thereof to Borrower.

         (e) INVOLUNTARY PROCEEDINGS. If a case is commenced or a petition is filed against Borrower under any Debtor Relief Law; a receiver, liquidator or trustee of Borrower or of any material asset of Borrower is appointed by court order and such order remains in effect for more than forty-five (45) days; or if any material asset of Borrower is sequestered by court order and such order remains in effect for more than forty-five (45) days.

         (f) PROCEEDINGS. If Borrower voluntarily seeks, consents to or acquiesces in the benefit of any provision of any Debtor Relief Law, whether now or hereafter in effect; consents to the filing of any petition against it under such law; makes an assignment for the benefit of its creditors; admits in writing its inability to pay its debts generally as they become due; or consents or suffers to the appointment of a receiver, trustee, liquidator or conservator for it, or any part of its assets.

         (g) ATTACHMENT, JUDGMENT, TAX LIENS. The issuance, filing, levy or seizure against the Collateral, or, with respect to the Resort or the Obligations, against Borrower of one or more attachments, injunctions, executions, tax liens or judgments for the payment of money cumulatively in excess of $100,000.00, which is not discharged in full or stayed within thirty
(30) days after issuance or filing.

         (h) FAILURE TO DEPOSIT PROCEEDS. If Borrower shall fail to deliver payments made under the Pledged Notes Receivable directly to Agent as required pursuant to Section 2.4 above, or if Borrower shall take any other act which Agent shall deem to be a conversion of the Collateral or fraudulent with respect to any Lender.

         (i) TIMESHARE DOCUMENTS. If the Declaration, any of the other documents creating or governing the Resort, its timeshare regime, or the Timeshare Owners' Association, or the restrictive covenants with respect to the Resort, shall be terminated, amended or modified without Agent's prior written consent (except for routine non-substantive modifications which have no impact on the Collateral).

         (j) REMOVAL OF COLLATERAL. If Borrower conceals, removes, transfers, conveys, assigns or permits to be concealed, removed, transferred, conveyed or assigned, any of the Collateral in violation of the terms of the Loan Documents or with the intent to hinder, delay or defraud its creditors or any of them including, without limitation, any Lender.

         (k) OTHER DEFAULTS. If a material default shall occur in any of the covenants or Obligations set forth in any of the Loan Documents.

         (l) MATERIAL ADVERSE CHANGE. Any material adverse change in the financial condition of Borrower or in the condition of the Collateral. For purposes of this provision, a decline in the net worth of Borrower of $100,000.00 or less shall not be considered a material adverse change.

         (m) DEFAULT BY BORROWER IN OTHER AGREEMENTS. Except for any Specified Event of Default (as provided in the Forbearance Agreement), which Specified Events of Default shall include a prior existing default under the Heller Facility or the Sovereign Facility, any default by Borrower (i) in the payment of any indebtedness to any Lender, including any indebtedness owed to Agent under the Heller Facility, DZ Facility, Sovereign Facility, Bond Holder Exchange Transaction, Tranche C Facility, Additional Credit Facility or the Inventory Loan, (ii) in the payment or performance of other indebtedness for borrowed money or obligations secured by any part of the Resort; (iii) in the payment or performance of other material indebtedness or obligations (material indebtedness or obligations being defined for purposes of this provision as any indebtedness or obligation in excess of $200,000) where such default accelerates or permits the acceleration (after the giving of notice or passage of time or both) of the maturity of such indebtedness, or permits the holders of such indebtedness to elect a majority of the board of directors of Borrower (whether or not such default[s] have been waived by such holder) or (iv) the acceleration by Heller, Sovereign, DZ or the bondholders of their respective credit facilities.

         (n) LOSS OF LICENSE. The loss, revocation or failure to renew or file for renewal of any registration, approval, license, permit or franchise now held or hereafter acquired by Borrower or with respect to any Resort, or the failure to pay any fee, which is necessary for the continued operation of any Resort or Borrower's business in the same manner as it is being conducted at the time of such loss, revocation, failure to renew or failure to pay.

         (o) VIOLATION OF NEGATIVE COVENANTS. Borrower violates any negative covenants set forth in Section 7.2.

         (p) VIOLATION OF FINANCIAL COVENANTS. Borrower violates any financial covenants set forth in Section 7.1(cc).

         (q) USE OF LOAN PROCEEDS. If the proceeds of any Advance are used for any purpose not set forth in the Business Plan or in contravention of Section 6.11(b).

         (r) RECEIVABLE ADVANCES IN EXCESS OF BORROWING BASE OR LOAN IN EXCESS OF MAXIMUM EFFECTIVE ADVANCE RATE. If the outstanding aggregate principal balance of all Advances exceeds the Borrowing Base or if the outstanding aggregate principal balance of the Revolving Loan Component and the Term Loan Component divided by the aggregated outstanding principal balance of Eligible Notes Receivable pledged to Agent hereunder exceeds the Maximum Effective Advance Rate.

         (s) FAILURE OF DZ FACILITY AND/OR BOND HOLDER EXCHANGE TRANSACTION TO CLOSE.

If either the DZ Facility or the Bond Holder Exchange Transaction shall fail to close on the terms and conditions set forth, respectively, in the DZ Letter Agreement and the Bond Holder Exchange Letter, on or before May 31, 2002.

         (t) DZ FACILITY NOTES RECEIVABLE PURCHASES. If DZ does not purchase Notes Receivable in substantially the amounts and during the periods specified in the Business Plan or if the proceeds of such purchase are insufficient to make the principal payments described in Section 2.4 hereof or if Borrower fails to apply such proceeds to repayment of the Loan as provided in Section 2.4 hereof.

                              SECTION 9 -- REMEDIES

         9.1 REMEDIES UPON DEFAULT. Should an Event of Default occur, Agent, on behalf of each Lender, may, and upon request of Lenders having at the time of such request total Pro Rata Percentages of more than 66 2/3%, Agent shall, take any one or more of the actions described in this Section 9, all without notice to Borrower:

         (a) ACCELERATION. Without demand or notice of any nature whatsoever, declare the unpaid balance of the Loans, or any part thereof, immediately due and payable, whereupon the same shall be due and payable.

         (b) TERMINATION OF OBLIGATION TO ADVANCE. Terminate any obligation of Lenders to lend under this Agreement in its entirety, or any portion of any such commitment, to the extent Agent shall deem appropriate, all without notice to Borrower.

         (c) JUDGMENT. Reduce each Lender's claim to judgment, foreclose or otherwise enforce each Lender's security interest in all or any part of the Collateral by any available judicial or other procedure under law.

         (d) SALE OF COLLATERAL AND FORECLOSURE OF MORTGAGES. After notification, if any, provided for in Section 9.2 below, Agent may sell or otherwise dispose of, at the office of Agent, or elsewhere, as chosen by Agent, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Agent's power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Obligations have been paid in full and fully performed), and at any such sale it shall not be necessary to exhibit the Collateral. Borrower hereby acknowledges and agrees that a private sale or sales of the Collateral, after notification as provided for in Section 9.2, shall constitute a commercially reasonable disposition of the Collateral sold at any such sale or sales, and otherwise, commercially reasonable action on the part of Agent. Agent shall also have the right, in accordance with the laws of the State in which any Collateral consisting of real property is located, to foreclose the lien of the Land Mortgages and/or the Additional Resort Collateral Mortgages.

         (e) RETENTION OF COLLATERAL. At its discretion, retain such portion of the Collateral as shall aggregate in value to an amount equal to the aggregate amount of the Loans, in satisfaction of the Obligations, whenever the circumstances are such that Agent is entitled on behalf of Lenders and elects to do so under applicable law.

         (f) RECEIVER. Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Borrower hereby consents to any such appointment.

         (g) PURCHASE OF COLLATERAL. Buy the Collateral at any public or private sale.

         (h) EXERCISE OF OTHER RIGHTS. Agent, on behalf of each Lender, shall have all the rights and remedies of a secured party under the Code and other legal and equitable rights to which it may be entitled, including, without limitation, and without notice to Borrower, the right to continue to collect all payments made on the Pledged Notes Receivable, and to apply such payments to the Obligations, and to sue in its own name the maker of any defaulted Pledged Notes Receivable. Agent may also exercise any and all other rights or remedies afforded by any other applicable laws or by the Loan Documents as Agent shall deem appropriate, at law, in equity or otherwise, including, but not limited to, the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Agent in the Loan Documents. Agent shall also have the right to require Borrower to assemble any of the Collateral not in Agent's possession, at Borrower's expense, and make it available to Agent at a place to be determined by Agent which is reasonably convenient to both parties, and shall, on behalf of each Lender, have the right to take immediate possession of all of the Collateral, and may enter the Resort or any of the premises of Borrower or wherever the Collateral shall be located, with or without process of law wherever the Collateral may be, and, to the extent such premises are not the property of Agent, to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Agent or any Lender for use and occupancy, rent, or storage of the Collateral, for a period of at least ninety (90) days after sale or disposition of the Collateral).

         (i) REPLACEMENT OF MANAGER AND SERVICER. Without demand or notice of any nature whatsoever, upon an Event of Default, Agent may: (1) terminate any then existing management agreements and with the approval of a majority of the Borrower's Board of Directors, which approval shall not be unreasonably withheld or delayed, replace any existing manager with such manager as Agent may select, provided however, if: (x) the Obligations have become immediately due and payable in accordance with Section 9.1 (a) hereof, or (y) Agent elects to have J & J Limited, Inc. act as Standby Manager, then no such approval shall be required; and (2) terminate any then existing servicing agreement and replace any then existing Servicer with the Standby Servicer or such other servicer as Agent may select in its sole and absolute discretion. Agent shall also have the right to assume management of the Resorts.

         9.2 NOTICE OF SALE. Reasonable notification of time and place of any public sale of the

Collateral or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made shall be sent to Borrower and to any other person entitled under the Code to notice; provided, however, that if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent may sell or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent not less than five (5) calendar days prior to the taking of the action to which such notice relates is reasonable notification and notice for the purposes of this Section 9.2. Agent shall have the right to bid at any public or private sale on behalf of Lenders. Out of money arising from any such sale, Agent shall retain an amount equal to all of its costs and charges, including attorneys' fees for advice, counsel or other legal services or for pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing and advertising such Collateral for sale, selling same and any and all other charges and expenses in connection therewith and in satisfying any prior Liens thereon. Any balance shall be applied upon the Obligations, and in the event of deficiency, Borrower shall remain liable to Lenders. In the event of any surplus, such surplus shall be paid to Borrower or to such other Persons as may be legally entitled to such surplus. If, by reason of any suit or proceeding of any kind, nature or description against Borrower, or by Borrower or any other party against Agent or any Lender, which in such Agent's sole discretion makes it advisable for Agent to seek counsel for the protection and preservation of Lenders' security interest, or to defend the interest of Lenders, such expenses and counsel fees shall be allowed to Agent and the same shall be made a further charge and Lien upon the Collateral.

         In view of the fact that federal and state securities laws may impose certain restrictions on the methods by which a sale of Collateral comprised of Securities may be effected after an Event of Default, Borrower agrees that upon the occurrence or existence of an Event of Default, Agent may, on behalf of Lenders, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidding and prospective purchasers to whose who will represent and agree that they are purchasing for investment only and not for, or with a view to, distribution. In so doing, Agent may solicit offers to buy such Collateral, or any part of it for cash, from a limited number of investors deemed by Agent, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Agent solicits such offers from not less than two (2) such investors, then the acceptance by Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

         9.3 APPLICATION OF COLLATERAL; TERMINATION OF AGREEMENTS. Upon the occurrence of any Event of Default: (i) each Lender may, with or without proceeding with such sale or foreclosure or demanding payment or performance of the Obligations, without notice, terminate each Lender's further performance under this Agreement or any other agreement or agreements between any Lender and Borrower, without further liability or obligation by Agent or any Lender; (ii) Agent may, on behalf of Lenders, at any time, appropriate and apply on any Obligations any and all Collateral in its (or the Lockbox Agent's) possession and (iii) each Lender may apply any and all balances, credits, deposits, accounts, reserves, indebtedness or other moneys due or owing to

Borrower held by any Lender hereunder or under any other financing agreement or otherwise, whether accrued or not, subject to Section 2.8 hereof. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice or otherwise, shall absolve, release or otherwise affect the liability of Borrower in respect of transactions prior to such termination, or affect any of the Liens, security interests, rights, powers and remedies of Agent or Lenders, but they shall, in all events, continue until all of the Obligations are satisfied.

         9.4 RIGHTS OF LENDER REGARDING COLLATERAL. In addition to all other rights possessed by Agent or Lenders, Agent, at its option, may on behalf of each Lender from time to time after there shall have occurred an Event of Default, and so long as such Event of Default remains uncured, at its sole discretion, take the following actions:

         (a) Transfer all or any part of the Collateral into the name of Agent or its nominee;

         (b) Take control of any proceeds of any of the Collateral;

         (c) Extend or renew the Loan and grant releases, compromises or indulgences with respect to the Obligations, any portion thereof, any extension or renewal thereof, or any security therefor, to any obligor hereunder or thereunder; and

         (d) Exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with the terms of this Agreement.

         9.5 DELEGATION OF DUTIES AND RIGHTS. Agent may execute any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents or other representatives.

         9.6 AGENT AND/OR LENDERS NOT IN CONTROL. Except as expressly provided herein or in any Loan Document, none of the covenants or other provisions contained in this Agreement or in any Loan Document shall give Agent or any Lender the right or power to exercise control over the affairs and/or management of Borrower.

         9.7 WAIVERS. The acceptance by Agent or any Lender at any time and from time to time of partial payments of the Loan or performance of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Agent or any Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Agent or any Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, except as otherwise expressly provided in this Agreement or by applicable law, Borrower and each and every surety, endorser, guarantor and other party liable for the payment or performance of all or any portion of the Obligations, severally waive notice of the occurrence of any Event of Default, presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of the Loan, or by any release or change in any security for the payment or performance of the Loan, regardless of the number of such renewals, extensions, releases or changes.

         9.8 CUMULATIVE RIGHTS. All rights and remedies available to any Lender or Agent on behalf of Lenders under the Loan Documents shall be cumulative of and in addition to all other rights and remedies granted under any of the Loan Document, at law or in equity, whether or not the Loan is due and payable and whether or not Agent shall have instituted any suit for collection or other action in connection with the Loan Documents.

         9.9 EXPENDITURES BY LENDERS OR AGENT. Any sums expended by or on behalf of Agent or Lenders pursuant to the exercise of any right or remedy provided herein shall become part of the Obligations and shall bear interest at the Default Rate, from the date of such expenditure until the date repaid.

         9.10 DIMINUTION IN VALUE OF COLLATERAL. Neither Agent nor any Lender shall have any liability or responsibility whatsoever for any diminution or loss in value of any of the Collateral, specifically including that which may arise from Agent or any Lender's negligence or inadvertence, whether such negligence or inadvertence is the sole or concurring cause of any damage, but specifically excluding any diminution or loss in value which is actually and proximately caused by Agent's failure to retain the Pledged Notes Receivable in a fire-resistant filing cabinet as provided in Section 3.6 above.

         9.11 AGENT'S KNOWLEDGE. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless Agent has actual knowledge of the Event of Default or has received a notice from a Lender or Borrower referring to this Agreement and describing such Event of Default. Each Lender agrees that upon learning of the existence of an Event of Default, it will promptly notify Agent thereof in writing. Any such notice by a Lender shall be in writing sufficient to identify the nature of the Event of Default.

         9.12 LENDER'S ENFORCEMENT RIGHTS. Each Lender has assigned to Agent its absolute and unconditional right to enforce the payment of its Note. No Lender may unilaterally enforce any Lien or security interest in the Collateral, or bring suit against Borrower to enforce such Lender's rights hereunder or under its Note.

                     SECTION 10 -- CERTAIN RIGHTS OF LENDERS

         10.1 PROTECTION OF COLLATERAL. Agent on behalf of each Lender may at any time and from time to time take such actions as it deems necessary or appropriate to protect Lender's Liens and security interests in and to preserve the Collateral, and to establish, maintain and protect the enforceability of Lender's rights with respect thereto, all at the expense of Borrower. Borrower agrees to cooperate fully with all of Agent's efforts to preserve the Collateral and Lender's Liens, security interests and rights and will take such actions to preserve the Collateral and Lender's Liens, security interests and rights as Agent may direct, including, without limitation, by promptly paying upon Lender's demand therefor, all documentary stamp taxes or other taxes that may be or may become due in respect of any of the Collateral. All of Agent's expenses of preserving the Collateral and each Lender's liens and security interests and rights therein shall be added to the Loan.

         10.2 PERFORMANCE BY AGENT. If Borrower fails to perform any agreement contained herein, Agent may itself perform, or cause the performance of, such agreement on behalf of Lenders, and the expenses of Agent incurred in connection therewith shall be payable by Borrower under Section 10.5 below. In no event, however, shall Agent or any Lender have any obligation or duties whatsoever to perform any covenant or agreement of Borrower contained herein or in any of the Loan Documents, Timeshare Documents or Operating Contracts, and any such performance by Agent shall be wholly discretionary with Agent. The performance by Agent of any agreement or covenant of Borrower on any occasion shall not give rise to any duty on the part of Agent to perform any such agreements or covenants on any other occasion or at any time. In addition, Borrower acknowledges that neither Agent nor any Lender shall at any time or under any circumstances whatsoever have any duty to Borrower or to any third party to exercise any of Lender's rights or remedies hereunder.

         10.3 NO LIABILITY OF LENDER. Neither the acceptance of this Agreement by Agent and each Lender, nor the exercise of any rights hereunder by Lender or Agent on its behalf, shall be construed in any way as an assumption by Agent or any Lender of any obligations, responsibilities or duties of Borrower arising in connection with any Resort or under the Timeshare Documents or Timeshare Acts, or any of the Operating Contracts, or in connection with any other business of Borrower, or the Collateral, or otherwise bind Agent or any Lender to the performance of any obligations with respect to any Resort or the Collateral; it being expressly understood that neither Agent nor Lender shall be obligated to perform, observe or discharge any obligation, responsibility, duty, or liability of Borrower with respect to any Resort or any of the Collateral, or under any of the Timeshare Documents, the Timeshare Acts or under any of the Operating Contracts, including, but not limited to, appearing in or defending any action, expending any money or incurring any expense in connection therewith. Without limitation of the foregoing, neither this Agreement, any action or actions on the part of Agent taken hereunder, nor the acquisition of the Pledged Notes Receivable and the Mortgages by Agent prior to or following the occurrence of an Event of Default shall constitute an assumption by Agent or any Lender of any obligations of Borrower with respect to any Resort or the Pledged Notes Receivable, the Mortgages or any documents or instruments executed in connection therewith, and Borrower shall continue to be liable for all of its obligations thereunder or with respect thereto. Borrower agrees to indemnify, protect, defend and hold Agent and each Lender harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, suits, costs and expenses, including, without limitation, attorneys' fees and court costs, asserted against or incurred by Agent and each Lender by reason of, arising out of, or connected in any way with (i) any failure or alleged failure of Borrower to perform any of its covenants or obligations with respect to each Resort or the Purchasers of any of the Intervals, (ii) a breach of any certification, representation, warranty or covenant of Borrower set forth in any of the Loan Documents, (iii) the ownership of the Pledged Notes Receivable, the Mortgages and the rights, titles and interests assigned hereby, or intended so to be, (iv) the debtor-creditor relationships between Borrower on the one hand, and the Purchasers, Agent or Lender, as the case may be, on the other, or (v) the Pledged Notes Receivable, the Mortgages or the operation of the Resorts or sale of Intervals. The obligations of Borrower to indemnify, protect, defend and hold Agent and each Lender harmless as provided in this Agreement are absolute, unconditional, present and continuing, and shall not be dependent upon or affected by the genuineness, validity, regularity or enforceability of any claim, demand or suit from which Agent or any Lender is indemnified. The indemnity provisions in this
Section 10.3 shall survive the satisfaction of the Obligations and termination of this Agreement, and remain binding and enforceable against Borrower, or its successors or assigns. Borrower hereby waives all notices with respect to any losses, damages, liabilities, suits, costs and expenses, and all other demands whatsoever hereby indemnified, and agrees that its obligations under this Agreement shall not be affected by any circumstances, whether or not referred to above, which might otherwise constitute legal or equitable discharges of its obligations hereunder.

         10.4 RIGHT TO DEFEND ACTION AFFECTING SECURITY. Agent may, at Borrower's expense, appear in and defend any action or proceeding at law or in equity which Agent in good faith believes may affect the security interests granted under this Agreement, including without limitation, with respect to Pledged Notes Receivable or Mortgages, the value of the Collateral or each Lender's rights under any of the Loan Documents.

         10.5 EXPENSES. All expenses payable by Borrower, under any provision of this Agreement shall be an Obligation of Borrower and shall be paid by Borrower to Agent, upon demand, and shall bear interest at the Default Rate from the date of expense until repaid by Borrower.

         10.6 LENDER'S RIGHT OF SET-OFF. Subject to Section 2.8 hereof, each Lender shall have the right to set-off against any Collateral any Obligations then due and unpaid by Borrower, provided Borrower is in Default.

         10.7 NO WAIVER. No failure or delay on the part of Agent in exercising any right, remedy or power under this Agreement or in giving or insisting upon strict performance by Borrower hereunder or in giving notice hereunder shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. Agent, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Borrower of any and all of the terms and provisions of this Agreement to be performed by Borrower. The collection and application of proceeds, the entering and taking possession of the Collateral, and the exercise by Agent of the rights of Lenders contained in the Loan Documents and this Agreement shall not cure or waive any default, or affect any notice of default, or invalidate any acts done pursuant to such notice. No waiver by Agent or any Lender of any breach or default of or by any party hereunder shall be deemed to alter or affect Lender's rights hereunder with respect to any prior or subsequent default.

         10.8 RIGHT OF AGENT TO EXTEND TIME OF PAYMENT, SUBSTITUTE, RELEASE SECURITY, ETC. Without affecting the liability of any Person or entity including without limitation, any Purchasers, for the payment of any of the Obligations or without affecting or impairing Lender's Lien on the Collateral, or the remainder thereof, as security for the full amount of the Loan unpaid and the Obligations, subject to Section 13.11 hereof, Agent may from time to time, without notice:
(a) release any Person liable for the payment of the Loan, (b) extend the time or otherwise alter the terms of payment of the Loan, (c) accept additional security for the Obligations of any kind, including deeds of trust or mortgages and security agreements, (d) alter, substitute or release any property securing the Obligations, (e) realize upon any collateral for the payment of all or any portion of the Loan in such order and manner as it may deem fit, or (f) join in any subordination or other agreement affecting this Agreement or the lien or charge thereof.

         10.9 ASSIGNMENT OF LENDER'S INTEREST. Each Lender shall have the right to assign its Loans and all or any portion of its rights in or pursuant to this Agreement or any of the Loan Documents to any subsequent holder or holders of its Note or the Obligations evidenced thereby, provided that each Lender shall give Agent concurrent written notice of each such assignment.

         10.10 NOTICE TO PURCHASER. Borrower authorizes any of Agent, Lockbox Agent or Servicing Agent (but none of Agent, Lockbox Agent nor Servicing Agent shall be obligated) to communicate at any time and from time to time with any Purchaser or any other Person primarily or secondarily liable under a Pledged Note Receivable with regard to the Lien of Agent thereon and any other matter relating thereto, and by no later than the Effective Date, Borrower shall deliver to Agent a notification to the Purchasers executed in blank by Borrower and in form acceptable to Agent, pursuant to which the Purchasers (or other obligors) may be directed to remit all payments in respect of the Collateral as Agent may require.

         10.11 COLLECTION OF THE NOTES. Borrower hereby directs and authorizes each party liable for the payment of the Pledged Notes Receivable, and by no later than the Effective Date shall direct in writing each such party, to pay each installment thereon to Lockbox Agent pursuant to the Lockbox Agreement, unless and until directed otherwise by written notice from Agent or, at Agent's direction, from Borrower, after which such parties are and shall be directed to make all further payments on the Pledged Notes Receivable in accordance with the directions of Agent.

Following the occurrence of an Event of Default, Agent shall have the right to require that all payments becoming due under the Pledged Notes Receivable be paid directly to Agent as agent for

Lenders, and Agent is hereby authorized to receive, collect, hold and apply the same in accordance with the provisions of this Agreement. In the event that following the occurrence of an Event of Default, Agent or Lockbox Agent does not receive any installment of principal or interest due and payable under any of the Pledged Notes Receivable on or prior to the date upon which such installment becomes due, Agent may, at its election (but without any obligation to do so), give or cause Lockbox Agent to give notice of such default to the defaulting party or parties, and Agent shall have the right (but not the obligation), subject to the terms of such Notes, to accelerate payment of the unpaid balance of any of the Pledged Notes Receivable in default and to foreclose each of the Mortgages securing the payment thereof, and to enforce any other remedies available to the holder of such Pledged Notes Receivable with respect to such default. Borrower hereby further authorizes, directs and empowers Agent (and Lockbox Agent or any other Person as may be designated by Agent in writing) to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of Borrower and upon such endorsements, to collect and receive the money therefor. The right to endorse checks and drafts granted pursuant to the preceding sentence is irrevocable by Borrower, and the banks or banks paying such checks or drafts upon such endorsements, as well as the signers of the same, shall be as fully protected as though the checks or drafts have been endorsed by Borrower.

         10.12 POWER OF ATTORNEY. Borrower does hereby irrevocably constitute and appoint Agent as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower's name, place and stead, or otherwise, to (a) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Agent on behalf of each Lender as provided in Section 10.11 above, (b) to demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same, (c) from time to time to institute and prosecute in Agent's own name any and all proceedings at law, in equity, or otherwise, that Agent may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens, (d) upon an Event of Default to change Borrower's post office mailing address, and (e) generally to do all and any such acts and things in relation to the Collateral as Agent shall in good faith deem advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section 10.12 are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until a release of the same is executed by Agent and duly recorded in the appropriate public records of Dallas County, Texas.

         10.13 RELIEF FROM AUTOMATIC STAY, ETC. To the fullest extent permitted by law, in the event Borrower shall make application for or seek relief or protection under the federal bankruptcy code ("Bankruptcy Code") or other Debtor Relief Laws, or in the event that any involuntary petition is filed against Borrower under such Code or other Debtor Relief Laws, and not dismissed with prejudice within 45 days, the automatic stay provisions of Section 362 of the Bankruptcy Code are hereby modified as to Agent and each Lender to the extent necessary to implement the provisions hereof permitting set-off and the filing of financing statements or other instruments or documents; and Agent and each Lender shall automatically and without demand or notice (each of which is hereby waived) be entitled to immediate relief from any automatic stay imposed by Section 362 of the Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to Lenders as provided in the Loan Documents.

         10.14 STANDBY SERVICER. Borrower acknowledges and agrees that upon written notice from Agent, to be given at any time during the term of the Loan in Agent's sole and absolute discretion, the Servicing Agent shall be replaced by the Standby Servicer, or such other servicing entity as may be selected by Agent in its sole and absolute discretion, for the purpose of servicing all Notes Receivable comprising the Collateral.

                         SECTION 11 -- TERM OF AGREEMENT

         This Agreement shall continue in full force and effect and the security interests granted hereby and the duties, covenants and liabilities of Borrower hereunder and all the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until all of the Obligations have been satisfied in full. Borrower expressly agrees that if Borrower makes a payment to Agent on behalf of any Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver or any other party under any Debtor Relief Laws, state or federal law, common law or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.

                           SECTION 12 -- MISCELLANEOUS

         12.1 NOTICES. All notices, requests and other communications to either party hereunder shall be in writing and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for the purpose of notice to Agent, any Lender or Borrower. Each such notice, request or other communication shall be effective (a) if given by mail, when such notice is deposited in the United States Mail with first class postage prepaid, addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested, (b) if given by overnight delivery, when deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne with all fees and charges prepaid, addressed as provided below, or (c) if given by any other means, when delivered at the address specified in this Section 12.1.

         IF TO BORROWER:            Silverleaf Resorts, Inc.
                                    1221 Riverbend Drive, Suite 120
                                    Dallas, TX 75221
                                    Attn: Mr. Robert Mead, CEO

         WITH A COPY TO:     Meadows, Owens, Collier, Reed, Cousins and Blau
                             3700 Nations Bank Plaza
                             901 Main St.
                             Dallas, TX 75202
                             Attn: George R. Bedell, Esq.

         IF TO LENDER:       Textron Financial Corporation
                             40 Westminster Street
                             Providence, Rhode Island 02903
                             Attention: Accounting Department/Collections

         IF TO AGENT:        Textron Financial Corporation
                             40 Westminster Street
                             Providence, Rhode Island 02903
                             Attention: Accounting Department / Collections

         WITH A COPY TO:     Textron Financial Corporation
                             P.O. Box 6687
                             Providence, Rhode Island 02940-6687
                             Attention: Division Counsel (RRD)

         AND TO:             Textron Financial Corporation
                             333 East River Drive, Suite 104
                             East Hartford, Connecticut 06108
                             Attn: Division President

         Notwithstanding the foregoing, copies of the requests or notices from Borrower to Lender or Agent which are specified in the Sections of this Agreement listed below shall not be delivered to Providence, Rhode Island as provided above, but rather shall be delivered in accordance with this Section
12.1 to Textron Financial Corporation, 333 East River Drive, Suite 104, East Hartford, Connecticut 06108, Attention: Nicholas L. Mecca, Division President. The applicable Sections of this Agreement are Section 2.4(a) Voluntary Prepayments, Section 5(a) Request for Advances, and Section 12.10 Return of Notes Receivable. In addition, all documents, instruments and other items to be delivered to Lenders from time to time pursuant to this Agreement shall be delivered to Agent's office at 333 East River Drive, Suite 104, East Hartford, Connecticut 06108.

         12.2 SURVIVAL. All representations, warranties, covenants and agreements made by Borrower herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lenders and shall survive the delivery to Lenders of such Loan Documents (and each part thereof), regardless of any investigation made by or on behalf of

Lenders.

         12.3 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY BE EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND, EXCLUSIVE OF ITS CHOICE OF LAWS PRINCIPLES.

         12.4 LIMITATION ON INTEREST. Agent, each Lender and Borrower intend to comply at all times with applicable usury laws. All agreements between Agent, each Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to any Lender exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision hereof, of the Note or of any other Loan Documents shall involve transcending the limit of such validity prescribed by any law which a Court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance Agent or any Lender shall ever receive anything of value deemed interest by applicable law which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal of Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the highest lawful rate. Borrower agrees that in determining whether or not any interest payment under the Loan Documents exceeds the highest lawful rate, any non-principal payment (except payments specifically described in the Loan Documents as "interest") including without limitation, prepayment fees and late charges, shall to the maximum extent not prohibited by law, be an expense, fee, premium or penalty rather than interest. Agent and each Lender hereby expressly disclaim any intent to contract for, charge or receive interest in an amount which exceeds the highest lawful rate. The provisions of the Note, this Agreement, and all other Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this Section, and this Section shall govern over all other provisions in any document or agreement now or hereafter existing. This Section shall never be superseded or waived unless there is a written document executed by Agent, each Lender and Borrower, expressly declaring the usury limitation of this Agreement to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

         12.5 INVALID PROVISIONS. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan

Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement and/or the Loan Documents (as the case may be) a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         12.6 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, Agent and each Lender and their respective successors and assigns; provided that Borrower may not transfer or assign any of its rights or obligations under this Agreement, the Commitment or the other Loan Documents without the prior written consent of Agent. This Agreement and the transactions provided for or contemplated hereunder or under any of the Loan Documents are intended solely for the benefit of the parties hereto. No third party shall have any rights or derive any benefits under or with respect to this Agreement, the Commitment or the other Loan Documents except as provided in advance in a writing signed on behalf of Agent and each Lender.

         12.7 AMENDMENT. This Agreement may not be amended or modified, and no term or provision hereof may be waived, except by written instrument signed by Borrower and Agent on behalf of itself and Lenders.

         12.8 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Agent's receipt of one or more counterparts hereof signed by Borrower.

         12.9 LENDERS AND AGENT NOT FIDUCIARIES. The relationship between Borrower, Agent and each Lender is solely that of debtor and creditor, and Agent and Lenders have no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower, Agent and Lenders to be other than that of debtor and creditor.

         12.10 RETURN OF NOTES RECEIVABLE.

         (a) In the event Borrower complies with its Obligations under Section 2.5(b) of this Agreement with respect to Pledged Notes Receivable pursuant to which a default by the Purchaser thereof has occurred, and Borrower thereafter desires to enforce such Note Receivable against the Purchaser thereof, then provided that no Event of Default has occurred which has not been cured to Agent's satisfaction (as evidenced by a written acceptance of such cure executed by Agent), and no event has occurred which with notice, the passage of time or both, would constitute an Event of Default, then within thirty (30) days after its receipt of a written request from Borrower, Agent shall deliver such ineligible Note Receivable to Borrower, provided that such delivery shall be for the sole purpose of enforcing Agent's rights thereunder and Agent, notwithstanding such delivery, shall continue to have, on behalf of Lenders, a first priority security interest in any such note.

         (b) In the event that all Obligations hereunder are fully satisfied, then within a reasonable time thereafter, Agent shall endorse the Pledged Notes Receivable "Pay to the order of Silverleaf Resorts, Inc. without recourse", and deliver such Pledged Notes Receivable, together with any other nonrecourse Collateral reassignment documents requested and prepared by Borrower, at Borrower's sole cost and expense.

         12.11 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with GAAP consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         12.12 TOTAL AGREEMENT. This Agreement and the other Loan Documents, including the Exhibits and Schedules to them, is the entire agreement between the parties relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties hereto relating to the subject matter hereof, cannot be changed or terminated orally or by course of conduct, and shall be deemed effective as of the date it is accepted by Agent at the offices set forth above. The documents evidencing the Additional Credit Facility, the Tranche C Facility and the Inventory Loan shall remain in full force and effect.

         12.13 LITIGATION. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, BORROWER, AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY; AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. EACH OF BORROWER, AGENT AND EACH LENDER FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF AGENT OR ANY LENDER,

NOR AGENT'S OR ANY LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S ACCEPTANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         The waiver and stipulations of Borrower, Agent, and each Lender in this
Section 12.13 shall survive the final payment or performance of all of the Obligations of Borrower and the resulting termination of this Agreement.

         12.14 INCORPORATION OF EXHIBITS. This Agreement, together with all Exhibits and Schedules hereto, constitute one document and agreement which is referred to herein by the use of the defined term "Agreement." Such Exhibits and Schedules are incorporated herein as to fully set out in this Agreement. The definitions contained in any part of this Agreement shall apply to all parts of this Agreement.

         12.15 CONSENT TO ADVERTISING AND PUBLICITY OF TIMESHARE DOCUMENTS. Borrower hereby consents that Agent and each Lender may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the names and addresses of Borrower and any subsidiaries and Affiliates, the amount and a general description of Borrower's business.

         12.16 DIRECTLY OR INDIRECTLY. Where any provision in the Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.

         12.17 HEADINGS. Section headings have been inserted in the Agreement as a matter of convenience of reference only; such section headings are not a part of the Agreement and shall not be used in the interpretation of this Agreement.

         12.18 GENDER AND NUMBER. Words of any gender in this Agreement shall include each other gender and the singular shall mean the plural and vice versa where appropriate.

                               SECTION 13 - AGENT

         13.1 AUTHORIZATION AND ACTION. Each Lender hereby accepts the appointment of and irrevocably (but subject to Section 13.8) authorizes Agent to take such action as Agent on its behalf and to exercise such powers as are expressly delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law. Agent agrees to give to each Lender prompt notice of each notice given to it by Borrower pursuant to the terms of this Agreement. The appointment and authority of Agent hereunder shall terminate upon the payment of the Obligations in full.

         13.2 NATURE OF AGENT'S DUTIES. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to Borrower, whether coming into its possession before the date hereof or at any time or times thereafter (except as expressly set forth in this Agreement). If Agent seeks the consent or approval of Lenders, to the taking or refraining from taking any action hereunder, Agent shall send notice thereof to each Lender.

         13.3 UCC FILINGS. Each of Borrower, Agent and Lender expressly recognizes and agrees that Agent shall be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the grant of a security interest in the Collateral herein for the benefit of Lenders, that such listing shall be for administrative convenience only in creating a single secured party to take certain actions hereunder on behalf of the holders of the Obligations, and that such listing will not affect in any way the status of such holders as the beneficial holders of such security interest. In addition, such listing shall impose no duties on Agent other than those expressly and specifically undertaken in accordance with this Section 13.

         13.4 AGENT'S RELIANCE, ETC. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including Agent's servicing, administering or collecting Receivables) except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, Agent: (i) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Borrower or to inspect the property (including the books and records) of Borrower (except as otherwise expressly set forth in this Agreement); (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, or any other instrument or document furnished pursuant hereto, or any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, the Loan Documents, or for any failure of Borrower or any of its Affiliates to perform its obligation under the Loan Documents; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or telecopier) believed by it to be genuine and to be or to have been signed or sent by the proper party or parties. Agent may, but shall not be required to, at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the requisite Lender, as applicable in accordance with this Agreement. Without limiting the foregoing, Lender shall not have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the requisite Lender as applicable in accordance with this Agreement. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it or them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent.

         13.5 AGENT AND AFFILIATES. To the extent that Agent or any of its Affiliates are or shall become Lenders hereunder, Agent or such Affiliate, in such capacity, shall have each and every right and power under this Agreement as would any other Lender hereunder (including the right to vote upon any matter upon which any of Lenders are entitled to vote) and, without exception, may exercise the same as though it were not an Agent. Agent and its Affiliates may engage in any kind of business with Borrower, any of its Affiliates and any Person who may do business with or own securities of Borrower or any of its Affiliates, all as if it were not an Agent hereunder and without any duty to account therefor to Lenders.

         13.6 CREDIT DECISION. Independently, and without reliance upon Agent, each Lender has, to the extent it deems appropriate, made and shall continue to make (a) its own independent investigation of the financial affairs and business affairs of Borrower in connection with any action or inaction with respect to the transactions contemplated herein, and (b) its own evaluation of the creditworthiness of Borrower and of the value of the Collateral, and, except as expressly provided in this Agreement, Agent has had and shall have no duty or responsibility to provide any Lender with any credit or other information with respect thereto. Agent shall not be responsible to any Lender for any recitals, statements, representation or warranties herein or in any document, certificate or other writing delivered in connection herewith (unless made by Agent) or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement (except with respect to Agent's obligations hereunder) or the Loan Documents or the financial condition of Borrower or the value of the Collateral. Except as expressly herein provided with respect to its duties as agent, Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Loan Documents, the financial condition of Borrower, or the existence or possible existence of any Event of Default.

         13.7 INDEMNIFICATION. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower), ratably in accordance with each Lender's Pro Rata Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any action taken or omitted by Agent under this Agreement; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse Agent (to the extent not reimbursed by Borrower) ratably in accordance with Lender's Pro Rata Percentage, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement. The rights of Agent under this Section 13.7 shall survive the termination of this Agreement. For purposes of this paragraph, the term "Agent" shall include Agent, its affiliates and their respective officers, directors, employees and agents.

         13.8 SUCCESSOR AGENT. Agent may resign at any time by giving thirty days notice thereof to Lenders and Borrower. Upon any such resignation Lenders, including TFC, shall have the right to appoint a successor Agent, and such resignation shall not be effective until such successor Agent is appointed and has accepted such appointment. If no successor Agent shall have been so appointed and accepted such appointment within seventy-five (75) days after Agent's giving of notice of resignation, then Agent may, on behalf of Lenders, appoint a successor Agent, which successor Agent shall be experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         13.9 DUTY OF CARE. Agent shall endeavor to exercise the same care in its administration of the Loan Documents as it exercises with respect to similar transactions in which it is involved and where no other co-lenders or participants are involved; provided that the liability of Agent for failing to do so shall be limited as provided in the preceding paragraphs of this Section 13.

         13.10 DELEGATION OF AGENCY. (a) If at any time or times it shall be necessary or prudent in connection with the exercise or protection of Agent's rights hereunder in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or Agent shall be advised by counsel that it is so necessary or prudent in the interest of Lenders, or Agent shall deem it necessary for its own protection in the performance of its duties hereunder Agent and, to the extent required by Agent, Borrower shall execute and deliver all instruments and agreements reasonably necessary or proper to constitute another bank or trust company, or one or more individuals approved by Agent (each an "Approved Delegate"), either to act as co-agent or co-agents or trustee of all or any of the Collateral, jointly with Agent originally named herein or any successor, or to act as separate agent or agents or trustee of any such Collateral. Every separate agent and every co-agent and every trustee, other than any agent which may be appointed as successor to Agent, shall, to the extent permitted by applicable law, be appointed to act and be such, subject to the following provisions and conditions, namely:

                  (i) except as otherwise provided herein, all rights, remedies, powers, duties and obligations conferred upon, reserved or imposed upon Agent in respect of the custody, control and management of moneys, paper or securities shall be exercised solely by Agent hereunder;

                  (ii) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon Agent hereunder shall be conferred, reserved or imposed and exercised or performed by Agent except to the extent that the instrument appointing such separate agent or separate agents or co-agent or co-agents or trustee shall otherwise provide, and except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate agents or co-agent or co-agents to the extent specifically directed in writing by Agent;

                  (iii) no power given thereby to, or which it is provided hereby may be exercised by, any such separate agent or separate agents or co-agent or co-agents or trustee shall be exercised hereunder by such separate agent or separate agents or co-agent or co-agents or trustee except jointly with, or with the consent in writing of, anything herein contained to the contrary notwithstanding;

                  (iv) no separate agent or co-agent or trustee constituted under this Section 13.10 shall be personally liable by reason of any act or omission of any other agent, separate agent, co-agent or trustee hereunder; and

                  (v) Agent, at any time by an instrument in writing, executed by it, may accept the resignation of or remove any such separate agent or co-agent or trustee of Agent, and in that case, by an instrument in writing executed by Agent and Borrower (to the extent necessary or requested by Agent) jointly may appoint a successor to such separate agent or co-agent or trustee, as the case may be, anything therein contained to the contrary notwithstanding. In the event that Borrower shall not have joined in the execution of any such instrument with a Person or entity within ten (10) days after the receipt of a written request from Agent to do so, Agent, acting alone, may appoint a successor and may execute any instrument in connection therewith, and Borrower hereby irrevocably appoints Agent its agent and attorney to act for it in such connection in either of such contingencies.

             In the event that Borrower shall not have joined in the execution of such instruments or agreements with any Approved Delegate within thirty (30) Business Days after the receipt of a written request from Agent to do so, Borrower hereby irrevocably appoints Agent as its agent and attorney to act for it under the foregoing provisions of this Section 13.10 in such contingency, it being understood that the power of attorney granted hereunder is coupled with an interest.

             (b) Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel, and other specialists and advisors (including affiliates of such Agent) selected by it, concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any such agents, attorneys-in-fact, counsel and other specialists and advisors selected by it with reasonable care.

         13.11 AGENT'S RESPONSIBILITIES.

         (a) Each subsequent holder of any Note by its acceptance thereof irrevocably joins in the designation of TFC as agent for Lenders as provided herein with the same force and effect as if it were an original Lender hereunder and signatory hereto. TFC hereby accepts such designation and appointment as agent. Agent, acting as such under the provisions of this Agreement, or under any other instrument or document delivered pursuant hereto, shall not be liable or responsible, directly or indirectly, for any action taken, or omitted to be taken, by it in good faith, nor shall Agent be liable or responsible for the consequences of any oversight or error of judgment on its part, but Agent shall only be liable or responsible for any loss suffered by any of Lenders hereunder provided such loss was caused by Agent's gross negligence or willful misconduct. Agent shall not, by any action or inaction hereunder, be deemed to make any representation or warranty regarding the legality, legal effect or sufficiency of any act of Borrower in connection with, or under any of the provisions of, this Agreement, or any instrument or document delivered pursuant thereto, or the validity or enforceability of any instrument or document furnished to Agent pursuant to this Agreement. Agent shall have no liability or responsibility in connection with the collection or payment of any sums due to Lenders by Borrower, the sole responsibility of Agent being to account to Lenders only for monies actually received by it. Agent shall have no obligation to make any application of any funds received by it until such funds are immediately available at Agent's office. Any monies received by Agent need not be segregated from other funds except to the extent required by law, and Agent shall not be liable for interest on any funds received by it. Agent shall not be charged with knowledge of any facts which would prohibit the making of any payment of monies in accordance with the provisions of this Agreement unless and until Agent shall have received written notice thereof at its office from Borrower or any Lender. The duties of Agent shall be mechanical and administrative in nature, Agent shall not, by reason of this Agreement, be deemed a fiduciary in respect of Lenders, and nothing in this Agreement shall impose upon Agent any obligations in respect of this Agreement except as expressly herein set forth.

         (b) Agent shall have the right to exercise all the rights granted to, and exercisable by, it under this Agreement and any instrument or document delivered pursuant to this Agreement, in such manner from time to time, as Agent in its sole discretion, shall deem proper.

         (c) Agent agrees to provide each Lender with notice (and copies of documents, as appropriate) of the following:

                  (i) Agent's actual knowledge that any event or condition exists that would permit a Lender to refuse to make an Advance (including but not limited to those events or conditions provided in Sections 2.1(a) and 2.1(b) hereof);

                  (ii) Agent's receipt of any notice from any party to the Intercreditor Agreement;

                  (iii) Agent's receipt of any notice or request from Borrower regarding a proposed modification, waiver or consent, provided, however, Agent shall not be required to provide notice unless Agent finds such proposed modification, waiver or consent acceptable and intends to recommend approval of such proposed modification, waiver or consent to the Lenders;

                  (iv) Failure of any Lender to make a required Advance or other accommodation within ten (10) business days of the time period specified in Section 2.1(f) hereof;

                  (v) Notice of Heller or Sovereign ceasing to make advances under their respective loan facilities, or TFC ceasing or refusing to make advances under the Additional Credit Facility or the Tranche C Facility;

                  (vi) Copies of any information/notices provided to Agent by Borrower pursuant to Sections 5.1(a), 7.1(h), 7.1(i), 7.1(m) 7.1(o), 7.1(s) and 7.1(dd) hereof; and

                  (vii) Reasonable prior written notice of Agent's intent to exercise its rights under Section 7.1(g). The scope of any examination, audit or inspection conducted by Agent pursuant to said Section 7.1(g) (including but not limited to setting the parameters of any sample pool that is the subject of such examination, audit or inspection) shall be reasonably acceptable to each Lender.

         (d) Except as otherwise provided in this Agreement, Agent shall be entitled, at its option, from time to time and at any time, to enter into any amendment of, or waive compliance with the terms of the Loan Agreement without obtaining prior approval from any Lender, provided that, without the prior approval of each Lender in each instance, Agent may not: (i) reduce the principal amount of the Loan; (ii) change the Borrowing Base (advance rate) (provided, however, Agent may reduce the Borrowing Base for a limited time (not more than sixty (60) days) to adjust an over-advance circumstance); (iii) change the definition of Eligible Notes Receivable; (iv) decrease the Interest Rate; (v) extend the Final Maturity Date of the Loan; (vi) waive or excuse any payment; (vii) release any material Collateral or any material third party obligor (except as expressly authorized by this Agreement in the normal course of Borrower's business). (viii) waive an Event of Default; or (ix) waive any of the Advance requirements set forth in
Section 5.1. Notwithstanding the foregoing, Agent may take any such actions referred to in such preceding sentences and each Lender shall be bound thereby, with the consent of such Lenders (including Agent as a Lender for this purpose) whose total Pro Rata Payment Percentage is equal to or exceeds sixty-six and two-thirds percent (66 2/3%) of the outstanding principal balance of the Loan.

         Notwithstanding the foregoing, in the event that a Lender does not consent to any of the amendments or waivers requiring sixty-six and two-thirds percent (66 2/3%) consent under the previous paragraph, then such Lender shall not be obligated to fund any additional Advances hereunder but it shall continue to receive its Pro Rata Payment Percentage of each repayment of principal and interest on the Loan in accordance with the terms of this Agreement and shall be repaid in full over a period not to exceed the then existing Final Maturity Date under the Loan. Furthermore, in the event a Lender does not consent to any amendment or waivers regarding: (i) reduction of the principal amount of the Loan; (ii) reduction in the release price as to any Collateral or any other change with regard to release of Collateral; (iii) reduction of the Interest Rate; (iv) any express change in the Effective Advance Rate which adversely impacts the Collateral as to such Lender; or (v) any subordination or release of any material Collateral, except as set forth in this Agreement or the Loan Documents, then in any of such events any such modification shall be applicable only to new money advanced by Agent and such changes shall not be applicable in any way to the existing balance due under the Loan as of the date of such change. Notwithstanding anything to the contrary contained in this Section 13.11(d), Agent may, in its sole and absolute discretion, require that the Lenders (including TFC) unanimously consent to the approval of any such action(s) referred to in this Section 13.11(d) before any such action(s) is taken. Borrower acknowledges and agrees that in the event that a Lender does not consent to any of the amendments or waivers requiring sixty-six and two-thirds percent (66 2/3%) consent under the previous paragraph and such Lender is not obligated to fund any additional Advances hereunder, the Maximum Available Amount shall be reduced by an amount equal to the amount of any unused portion of such Lender's Commitment.

         13.12 POWER OF ATTORNEY. Each Lender does hereby irrevocably constitute and appoint Agent as its true and lawful agent and attorney-in-fact, with full power of substitution, for and in its name, place and stead, or otherwise, to
(a) demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same, (b) from time to time to institute and prosecute in Agent's own name any and all proceedings at law, in equity, or otherwise, that Agent may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens, and (c) generally to do all and any such acts and things in relation to the Loans, the Collateral and this Agreement as Agent shall in good faith deem advisable. Each Lender hereby declares that the appointment made and the powers granted pursuant to this Section 13.12 are coupled with an interest and are and shall be irrevocable by it in any manner, or for any reason, unless and until the repayment in full of the Obligation.

         13.13 RATIFICATION AND CONFIRMATION. Borrower hereby ratifies, confirms, assumes and agrees to be bound by all statements, covenants and agreements set forth in the Original Agreement and the other Loan Documents. Borrower reaffirms, restates and incorporates by reference all of the covenants and agreements made in the Loan Documents as if the same were made as of this date. Borrower agrees to pay the Loan and all related expenses, as and when due and payable in accordance with this Agreement and the other Loan Documents, and to observe and perform the Obligations, and do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default. In addition, to further secure, and to evidence and confirm the securing of, the prompt and complete payment and performance by Borrower of the Loan and all of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Agent, and hereby confirms or reaffirm the prior granting to Agent of, a continuing first priority Lien, mortgage and security interest in and to all of the Collateral, whether now existing or hereafter acquired. Also, as provided in the Loan Documents, the Loan is and shall be further secured by the Liens and security interests in favor of Agent in the properties and interests relating to Additional Eligible Resorts, which now or hereafter serve as collateral security for any Obligations. On the date hereof and thereafter upon satisfaction of the requirements for approval by Agent of Additional Resorts, Borrower shall record, or cause to be recorded, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements in the appropriate public records of the state in which each Resort is located to further evidence and perfect Agent's Lien on the Collateral. Borrower agrees to deliver or cause to be delivered by its Affiliates, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements as Agent may deem necessary to further evidence and perfect Agent's Lien on the Collateral.

         13.14 ESTOPPEL. Borrower acknowledges, agrees and confirms that: (a) Advances under the Original Agreement have been made prior to the date hereof;
(b) all such Advances made prior to the date hereof were made in favor of the Original Borrower and Borrower in respect of the Existing Eligible Resorts; (c) Advances made prior to the date hereof under the Original Agreement are deemed as having been made for the benefit of Borrower and Borrower acknowledges and agrees that Borrower received a direct and substantial financial benefit from such Advances and (d) immediately prior to the date hereof, and without giving effect to any Advances that may be made pursuant to this Agreement, the status of the Loan, including the outstanding principal balance thereof is as reflected in the Loan Funding Report delivered to and approved by Agent, a copy of which is attached as Exhibit J.

         The Loan constitutes valuable consideration to Borrower, which consideration is uninterrupted and continuous since the dates on which the Loan was first made. This Agreement and the other Loan Documents and the Loan modifications and transactions provided for or contemplated hereunder or thereunder, shall in no way adversely affect the Lien or perfection or priority of any Lien of Agent as of the date hereof in and to any Collateral, and are not intended to constitute, and do not constitute or give rise to, any novation, cancellation or extinguishment of any of Borrower's Obligations existing as of the Closing Date to Agent, or of any interests owned or held by Agent (and not previously released) in and to any of the Collateral; it being the intention of the parties that the transactions provided for or contemplated herein shall be effectuated without any interruption in the continuity of the value and consideration received by Borrower, and of the attachment, perfection, priority and continuation in favor of Agent in and to all Collateral and proceeds.

         13.15 PARTICIPATION AGREEMENT. Nothing in this Section 13 shall affect or limit any of the Participants' rights or Agent's obligations under each Participant's respective participation agreement with the Agent.




                         SECTION 14 - SPECIAL CONDITIONS

         14.1 EFFECTIVE DATE. BORROWER ACKNOWLEDGES, AGREES AND CONFIRMS THAT THE TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING ANY OBLIGATION OF LENDERS TO MAKE ANY ADVANCE HEREUNDER, SHALL NOT BECOME EFFECTIVE UNTIL THE EFFECTIVE DATE, AS SUCH TERM IS HEREINAFTER DEFINED. FOR PURPOSES OF THIS AGREEMENT, THE TERM "EFFECTIVE DATE" SHALL MEAN THE DATE ON WHICH AGENT DETERMINES, IN ITS SOLE AND ABSOLUTE DISCRETION, THAT EACH OF THE CONDITIONS SET FORTH IN SECTION 4 HEREOF HAVE BEEN SATISFIED, INCLUDING BUT NOT LIMITED TO: (i) THE CLOSING OF THE DZ FACILITY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OUTLINED IN THE DZ LETTER AGREEMENT AND THE BUSINESS PLAN; (ii) THE CONSUMMATION OF THE BOND HOLDER EXCHANGE TRANSACTION IN ACCORDANCE WITH THE TERMS AND CONDITIONS OUTLINED IN THE BOND HOLDER EXCHANGE LETTER

AND THE BUSINESS PLAN; (iii) THE APPROVAL OF THIS AGREEMENT (AND THE MODIFICATION OF THE ORIGINAL AGREEMENT AS CONTEMPLATED HEREIN) BY EACH LENDER AND PARTICIPANT; AND (iv) THE CLOSING OF THE SOVEREIGN FACILITY AND HELLER FACILITY IN ACCORDANCE WITH THE BUSINESS PLAN. IN THE EVENT THAT THE EFFECTIVE DATE DOES NOT OCCUR ON OR BEFORE MAY 31, 2002, THEN THIS AGREEMENT, AND ALL OF THE OBLIGATIONS OF AGENT AND LENDERS HEREUNDER, INCLUDING THE OBLIGATION TO MAKE ANY ADVANCE HEREUNDER SHALL BE VOID AB INITIO, AS IF THIS AGREEMENT WAS NEVER ENTERED INTO. IN SUCH EVENT, THE LOAN, AND THE RIGHTS AND OBLIGATIONS OF BORROWER WITH RESPECT THERETO, SHALL BE GOVERNED IN ALL RESPECTS BY THE TERMS AND CONDITIONS SET FORTH IN THE ORIGINAL LOAN AGREEMENT, AS MODIFIED BY THE FORBEARANCE AGREEMENT. BORROWER EXPRESSLY ACKNOWLEDGES, AGREES AND CONFIRMS THAT TIME IS OF THE UTMOST ESSENCE WITH RESPECT TO THE EFFECTIVE DATE OCCURRING ON OR BEFORE MAY 31, 2002. ON THE EFFECTIVE DATE, AND SO LONG AS EACH CONDITION PRECEDENT SET FORTH IN THIS AGREEMENT HAS BEEN SATISFIED, THE LENDERS AGREE TO WAIVE ALL PRIOR DEFAULTS AND EVENTS OF DEFAULT UNDER THE ORIGINAL LOAN AGREEMENT, INCLUDING BUT NOT LIMITED TO THE SPECIFIED EVENTS OF DEFAULT PROVIDED IN THE FORBEARANCE AGREEMENT.

         14.2 DZ BANK FACILITY CONDITIONS. Agent, for itself and on behalf of each Lender, acknowledges and agrees that: (i) the transfer of Notes Receivable to Silverleaf Finance I, Inc. in connection with the DZ Facility is a true sale and not a financing transaction; (ii) no Lender or Agent will consolidate Silverleaf Finance I, Inc. with the Borrower in the event of a bankruptcy; and
(iii) no Lender or Agent will take any action to the contrary in the case of a bankruptcy of Borrower or otherwise.

         14.3 RELEASE. IN ORDER TO INDUCE AGENT, LENDERS AND PARTICIPANTS TO ENTER INTO THIS AGREEMENT, BORROWER ACKNOWLEDGES AND AGREES THAT: (i) BORROWER HAS NO CLAIM OR CAUSE OF ACTION AGAINST AGENT, ANY LENDER OR ANY PARTICIPANT (OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS); (ii) BORROWER HAS NO OFFSET RIGHT, COUNTERCLAIM OR DEFENSE OF ANY KIND AGAINST ANY OF ITS OBLIGATIONS, INDEBTEDNESS OR LIABILITIES TO AGENT, ANY LENDER OR ANY PARTICIPANT; AND (iii) EACH OF AGENT, LENDERS AND PARTICIPANTS HAS HERETOFORE PROPERLY PERFORMED AND SATISFIED IN A TIMELY MANNER ALL OF ITS OBLIGATIONS TO BORROWER. BORROWER WISHES TO ELIMINATE ANY POSSIBILITY THAT ANY PAST CONDITIONS, ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS

WOULD IMPAIR OR OTHERWISE ADVERSELY AFFECT AGENT'S, ANY OF LENDERS' OR ANY OF PARTICIPANTS' RIGHTS, INTERESTS, CONTRACTS, COLLATERAL SECURITY OR REMEDIES. THEREFORE, BORROWER UNCONDITIONALLY RELEASES, WAIVES AND FOREVER DISCHARGES (A) ANY AND ALL LIABILITIES, OBLIGATIONS, DUTIES, PROMISES OR INDEBTEDNESS OF ANY KIND OF AGENT, ANY LENDER OR ANY PARTICIPANT TO BORROWER, EXCEPT THE OBLIGATIONS TO BE PERFORMED BY AGENT, ANY LENDER OR ANY PARTICIPANT ON OR AFTER THE DATE HEREOF AS EXPRESSLY STATED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND
(B) ALL CLAIMS, OFFSETS, CAUSES OF ACTION, SUITS OR DEFENSES OF ANY KIND WHATSOEVER (IF ANY), WHETHER ARISING AT LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN, WHICH BORROWER MIGHT OTHERWISE HAVE AGAINST AGENT, ANY LENDER ANY PARTICIPANT OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, IN EITHER CASE (A) OR (B), ON ACCOUNT OF ANY PAST OR PRESENTLY EXISTING CONDITION, ACT, OMISSION, EVENT, CONTRACT, LIABILITY, OBLIGATION, INDEBTEDNESS, CLAIM, CAUSE OF ACTION, DEFENSE, CIRCUMSTANCE OR MATTER OF ANY KIND.



                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower and Agent, for itself and as agent for each of the Lenders, have caused this Agreement to be duly executed and delivered effective as of the date first above written.



                                      BORROWER:

                                      SILVERLEAF RESORTS, INC., a Texas
                                      corporation

   /s/ Patricia K. Dorey              By:  /s/ Harry J. White, Jr.
----------------------------------        -------------------------------------
                                      Name:  Harry J. White, Jr.
                                      Title:   CFO



                                      LENDER:

                                      TEXTRON FINANCIAL CORPORATION,
                                      a Delaware corporation

     [illegible]                      By: /s/ John T. Dannibale
----------------------------------        -------------------------------------
                                      Name:  John T. Dannibale
                                      Title:  VP


                                      AGENT:

                                      TEXTRON FINANCIAL CORPORATION, a
                                      Delaware corporation as
                                      Agent for each Financial Institution
                                      listed on Schedule A

     [illegible]                      By: /s/ John T. Dannibale
----------------------------------        -------------------------------------
                                      Name:  John T. Dannibale

STATE OF TEXAS          )
                        )        ss:
COUNTY OF DALLAS        )

         The foregoing instrument was acknowledged before me this 24th day of April, 2002 by Harry J. White, Jr., CFO of Silverleaf Resorts, Inc., a Texas corporation, on behalf of the Corporation.

                                           /s/ R. Laine Close
                                          -------------------------------------
                                          Commissioner of the Superior Court
                                          Notary Public
                                          My Commission Expires:


STATE OF CONNECTICUT       )
                           )     ss:
COUNTY OF HARTFORD         )

         The foregoing instrument was acknowledged before me this 26th day of April, 2002 by John T. Dannibale, VP of TEXTRON FINANCIAL CORPORATION, a Delaware corporation, on behalf of the corporation.

                                            /s/ Mary F. Rittlinger
                                          -------------------------------------
                                          Commissioner of the Superior Court
                                          Notary Public
                                          My Commission Expires: August 31, 2004


STATE OF CONNECTICUT       )
                           )     ss:
COUNTY OF HARTFORD         )

         The foregoing instrument was acknowledged before me this 26th day of April, 2002 by John T. Dannibale, VP of TEXTRON FINANCIAL CORPORATION, a Delaware corporation, on behalf of the corporation.

                                            /s/ Mary F. Rittlinger
                                          -------------------------------------
                                          Commissioner of the Superior Court
                                          Notary Public
                                          My Commission Expires: August 31, 2004

Exhibits:

Schedule A Description of Lenders